Exhibit 99.3

PERFECT CORP. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS AND

INDEPENDENT AUDITORS’ REPORT

DECEMBER 31, 2020 AND 2019

Company Address:	P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands

Telephone: (02)8667-1265

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PERFECT CORP.

CONSOLIDATED FINANCIAL STATEMENTS AND

INDEPENDENT AUDITORS’ REPORT

DECEMBER 31, 2020 AND 2019

TABLE OF CONTENTS

Contents			Page

1.	Cover Page		1
2.	Table of Contents		2
3.	Independent Auditors’ Report		3 ~ 7
4.	Consolidated Balance Sheets		8 ~ 9
5.	Consolidated Statements of Comprehensive Income		10
6.	Consolidated Statements of Changes in Equity		11
7.	Consolidated Statements of Cash Flows		12
8.	Notes to the Consolidated Financial Statements		13 ~ 60
	(1)	History and Organisation	13
	(2)	The Date of Authorisation for Issuance of the Financial Statements and Procedures for Authorisation	13
	(3)	Application of New Standards, Amendments and Interpretations	13 ~ 14
	(4)	Summary of Significant Accounting Policies	15 ~ 26
	(5)	Critical Accounting Judgements, Estimates and Key Sources of Assumption Uncertainty	26 ~ 27
	(6)	Details of Significant Accounts	27 ~ 47
	(7)	Related Party Transactions	47 ~ 49
	(8)	Pledged Assets	49
	(9)	Significant Contingent Liabilities and Unrecognised Contract Commitments	50
	(10)	Significant Disaster Loss	50
	(11)	Significant Events After the Balance Sheet Date	50
	(12)	Others	50 ~ 57
	(13)	Supplementary Disclosures	58
	(14)	Segment Information	58 ~ 60

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INDEPENDENT AUDITORS’ REPORT

PWCR20003176

To the Board of Directors and Shareholders of Perfect Corp.

Opinion

We have audited the accompanying consolidated balance sheets of Perfect Corp. and subsidiaries (the “Group”) as at December 31, 2020 and 2019, and the related consolidated statements of comprehensive income, of changes in equity and of cash flows for the years then ended, and notes to the consolidated financial statements, including a summary of significant accounting policies.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Group as at December 31, 2020 and 2019, and its consolidated financial performance and its consolidated cash flows for the years then ended in accordance with the Regulations Governing the Preparation of Financial Reports by Securities Issuers and the International Financial Reporting Standards, International Accounting Standards, IFRIC Interpretations, and SIC Interpretations as endorsed by the Financial Supervisory Commission.

Basis for opinion

We conducted our audits in accordance with the Regulations Governing Auditing and Attestation of Financial Statements by Certified Public Accountants and generally accepted auditing standards in the Republic of China. Our responsibilities under those standards are further described in the Auditors’ responsibilities for the audit of the consolidated financial statements section of our report. We are independent of the Group in accordance with the Norm of Professional Ethics for Certified Public Accountants of the Republic of China, and we have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Key audit matters

Key audit matters are those matters that, in our professional judgment, were of most significance in our audit of the Group’s 2020 consolidated financial statements. These matters were addressed in the context of our audit of the consolidated financial statements as a whole and, in forming our opinion thereon, we do not provide a separate opinion on these matters.

Key audit matters for the Group’s 2020 consolidated financial statements are stated as follows:

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Accuracy of operating revenue recognition timing

Description

Please refer to Note 4(24) for description of the accounting policy on operating revenue and Note 6(15) for details of operating revenue.

The Group’s main sales type is granting licences of mobile applications or platforms and relevant services. When contracts with customers include both granting licences and promised services, the Group shall identify whether it involves a single or multiple performance obligations, based on the nature of the promises, within the context of the contracts. Further, the Group recognises the revenue by determining whether it satisfies the performance obligations at a point in time or over time. Given that the revenue is recognised primarily by judgement, it leads to different cut-offs near the financial period-end. Additionally, the amounts involved would have a material effect on the consolidated financial statements. Therefore, we consider that the accuracy of revenue recognition timing from granting licences of mobile applications or platforms as one of the key audit matters for this fiscal year’s audit.

How our audit addressed the matter

We performed the following audit procedures on the above key audit matter:

1.	Obtained an understanding and tested the effectiveness of internal control adopted by management for revenue recognition timing from granting licences of mobile applications or platforms. This consisted of verifying the nature of the promises within the context of the contracts, identifying whether it involves a single or multiple performance obligations, and ensuring that the revenue has been properly recorded.

2.	Performed cut-off test on revenue from granting licences of mobile applications or platforms near the financial period-end, including verifying licensing contracts, the terms and conditions of transactions, and the transfer date or go-live date of the mobile applications or platforms, identifying whether it involves a single or multiple performance obligations, and confirming that the revenue is recorded in the proper period.

Fair value measurement of convertible preference shares

Description

Please refer to Note 4(17) for description of the accounting policy on convertible preference shares, Note 5(2) for the accounting estimates and assumption uncertainty in relation to the measurement of fair value, and Note 12(3) for details of fair value of financial liabilities.

The issuance of convertible preference shares by the Group was recognised under financial liabilities designated as at fair value through profit or loss on initial recognition due to their compound instrument feature, and any changes in the fair value of these financial liabilities are recognised in profit or loss.

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Since the abovementioned fair value estimates are subject to management’s judgement and involve many assumptions and estimates having high uncertainty. Thus, we consider that the measurement of fair value of convertible preference shares as one of the key audit matters for this fiscal year’s audit.

How our audit addressed the matter

We performed the following audit procedures on the above key audit matter:

1.	Obtained an understanding and evaluated the Group’s related policies and valuation process on the fair value measurement of convertible preference shares, including collecting internal and external data, assessing long-term and short-term business forecast and technological shifts in respective industries.

2.	Evaluated whether management adopted an adequate measurement method which was commonly adopted in the same industry and environment.

3.	Obtained the valuation report from the expert appraiser, and performed the following procedures:

(1)	Examined inputs and calculation formulas used in valuation methods, reviewed information and documents in respect of the relevance and the reliability of data source and agreed such data to their supporting documents.

(2)	Evaluated the sensitivity analysis on assumptions and inputs executed by management to ensure that management has adequately managed the impact of the estimates and assumptions uncertainty on the measurement of fair value.

Responsibilities of management and those charged with governance for the consolidated financial statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with the Regulations Governing the Preparation of Financial Reports by Securities Issuers and the International Financial Reporting Standards, International Accounting Standards, IFRIC Interpretations, and SIC Interpretations as endorsed by the Financial Supervisory Commission, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is responsible for assessing the Group’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Group or to cease operations, or has no realistic alternative but to do so.

Those charged with governance are responsible for overseeing the Group’s financial reporting process.

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Auditors’ responsibilities for the audit of the consolidated financial statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with the generally accepted auditing standards in the Republic of China will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these consolidated financial statements.

As part of an audit in accordance with the generally accepted auditing standards in the Republic of China, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

1.	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

2.	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control.

3.	Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.

4.	Conclude on the appropriateness of management’s use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Group’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditors’ report to the related disclosures in the consolidated financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditors’ report. However, future events or conditions may cause the Group to cease to continue as a going concern.

5.	Evaluate the overall presentation, structure and content of the consolidated financial statements, including the disclosures, and whether the consolidated financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

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6.	Obtain sufficient appropriate audit evidence regarding the financial information of the entities or business activities within the Group to express an opinion on the consolidated financial statements. We are responsible for the direction, supervision and performance of the group audit. We remain solely responsible for our audit opinion.

We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

We also provide those charged with governance with a statement that we have complied with relevant ethical requirements regarding independence, and to communicate with them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, related safeguards.

From the matters communicated with those charged with governance, we determine those matters that were of most significance in the audit of the consolidated financial statements of the current period and are therefore the key audit matters. We describe these matters in our auditors’ report unless law or regulation precludes public disclosure about the matter or when, in extremely rare circumstances, we determine that a matter should not be communicated in our report because the adverse consequences of doing so would reasonably be expected to outweigh the public interest benefits of such communication.

/s/ Lai, Chung-Hsi	/s/ Wang, Chao-Ming
Lai, Chung-Hsi	Wang, Chao-Ming

For and on behalf of PricewaterhouseCoopers, Taiwan

February 23, 2021

The accompanying consolidated financial statements are not intended to present the financial position and results of operations and cash flows in accordance with accounting principles generally accepted in countries and jurisdictions other than the Republic of China. The standards, procedures and practices in the Republic of China governing the audit of such financial statements may differ from those generally accepted in countries and jurisdictions other than the Republic of China. Accordingly, the accompanying consolidated financial statements and independent auditors’ report are not intended for use by those who are not informed about the accounting principles or auditing standards generally accepted in the Republic of China, and their applications in practice.

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PERFECT CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2020 AND 2019

(EXPRESSED IN THOUSANDS OF UNITED STATES DOLLARS)

			December 31, 2020		December 31, 2019
Assets		Notes	AMOUNT	%	AMOUNT	%
	Current assets
1100	Cash and cash equivalents	6(1)	$79,018	92	$28,283	64
1136	Current financial assets at amortised cost	6(1)(2) and 8	-	-	8,174	18
1170	Accounts receivable, net	6(3)	5,509	7	6,211	14
1200	Other receivables		10	-	16	-
1210	Other receivables - related parties	7	15	-	112	-
1220	Current income tax assets		87	-	5	-
130X	Inventories		88	-	96	-
1470	Other current assets		220	-	327	1
11XX	Total current assets		84,947	99	43,224	97
	Non-current assets
1600	Property, plant and equipment	6(4)	452	1	365	1
1755	Right-of-use assets	6(5) and 7	319	-	407	1
1780	Intangible assets	6(6)	113	-	66	-
1840	Deferred income tax assets	6(22)	299	-	347	1
1920	Guarantee deposits paid		106	-	55	-
15XX	Total non-current assets		1,289	1	1,240	3
1XXX	Total assets		$86,236	100	$44,464	100

(Continued)

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PERFECT CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2020 AND 2019

(EXPRESSED IN THOUSANDS OF UNITED STATES DOLLARS)

			December 31, 2020		December 31, 2019
Liabilities and Equity		Notes	AMOUNT	%	AMOUNT	%
	Current liabilities
2120	Current financial liabilities at fair value through profit or loss	6(7)	$108,427	126	$56,405	127
2130	Current contract liabilities	6(15)	2,296	2	1,480	3
2170	Accounts payable		-	-	165	-
2200	Other payables	6(8)	6,964	8	5,367	12
2220	Other payables - related parties	7	85	-	176	1
2230	Current tax liabilities		596	1	436	1
2280	Current lease liabilities	6(5) and 7	225	-	247	1
2300	Other current liabilities		139	-	97	-
21XX	Total current liabilities		118,732	137	64,373	145
	Non-current liabilities
2550	Non-current provisions	6(9)	480	1	-	-
2570	Deferred income tax liabilities	6(22)	-	-	1	-
2580	Non-current lease liabilities	6(5) and 7	115	-	179	-
2640	Net defined benefit liability, non-current	6(10)	77	-	41	-
2645	Guarantee deposits received		27	-	26	-
25XX	Total non-current liabilities		699	1	247	-
2XXX	Total liabilities		119,431	138	64,620	145
	Equity
	Capital stock	6(12)
3110	Common stock		29,840	35	31,356	71
	Capital surplus	6(13)
3200	Capital surplus		1,071	1	749	1
	Retained earnings	6(14)
3350	Accumulated deficit		(64,794)	(75)	(52,215)	(117)
	Other equity interest
3400	Other equity interest		688	1	(46)	-
3XXX	Total equity		(33,195)	(38)	(20,156)	(45)
	Significant contingent liabilities and unrecognised contract commitments	9
3X2X	Total liabilities and equity		$86,236	100	$44,464	100

The accompanying notes are an integral part of these consolidated financial statements.

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PERFECT CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

YEARS ENDED DECEMBER 31, 2020 AND 2019

(EXPRESSED IN THOUSANDS OF UNITED STATES DOLLARS, EXCEPT FOR LOSS PER SHARE)

			Year ended December 31
			2020		2019
Items		Notes	AMOUNT	%	AMOUNT	%
4000	Operating revenue	6(15) and 7	$31,282	100	$23,855	100
5000	Operating costs	6(10)(20)(21)	(1,711)	(5)	(865)	(4)
5950	Gross profit		29,571	95	22,990	96
	Operating expenses	6(5)(10)(20)(21) and 7
6100	Sales and marketing expenses		(20,358)	(65)	(14,286)	(60)
6200	General and administrative expenses		(3,078)	(10)	(3,045)	(13)
6300	Research and development expenses		(7,567)	(24)	(6,143)	(25)
6000	Total operating expenses		(31,003)	(99)	(23,474)	(98)
6900	Operating loss		(1,432)	(4)	(484)	(2)
	Non-operating income and expenses
7100	Interest income	6(16)	243	1	158	-
7010	Other income	6(17)	191	-	691	3
7020	Other gains and losses	6(7)(18)	(2,792)	(9)	(1,173)	(5)
7050	Finance costs	6(5)(19) and 7	(9)	-	(5)	-
7000	Total non-operating income and expenses		(2,367)	(8)	(329)	(2)
7900	Loss before income tax		(3,799)	(12)	(813)	(4)
7950	Income tax expense	6(22)	(385)	(1)	(247)	(1)
8200	Net loss		$(4,184)	(13)	$(1,060)	(5)
	Other comprehensive income
8311	Before tax, actuarial losses on defined benefit plans	6(10)	$(36)	-	$(25)	-
	Components of other comprehensive income that will be reclassified to profit or loss
8361	Exchange differences arising on translation of foreign operations		734	2	196	1
8300	Other comprehensive income, net		$698	2	$171	1
8500	Total comprehensive loss		$(3,486)	(11)	$(889)	(4)
	Net loss, attributable to:
8610	Shareholders of the parent		$(4,184)	(13)	$(1,060)	(5)
	Total comprehensive loss attributable to:
8710	Shareholders of the parent		$(3,486)	(11)	$(889)	(4)
	Loss per share	6(23)
9750	Basic loss per share			$(0.01)		$(0.01)
9850	Diluted loss per share			$(0.01)		$(0.01)

The accompanying notes are an integral part of these consolidated financial statements.

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PERFECT CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

YEARS ENDED DECEMBER 31, 2020 AND 2019

(EXPRESSED IN THOUSANDS OF UNITED STATES DOLLARS)

		Equity attributable to shareholders of the parent
			Capital Surplus
	Notes	Common stock	Additional paid-in capital	Employee stock options	Accumulated deficit	Exchange differences arising on translation of foreign operations	Treasury shares	Total
Year 2019
Balance at January 1, 2019		$30,000	$-	$355	$(51,130)	$(242)	$-	$(21,017)
Net loss for 2019		-	-	-	(1,060)	-	-	(1,060)
Other comprehensive income for 2019	6(10)	-	-	-	(25)	196	-	171
Total comprehensive loss		-	-	-	(1,085)	196	-	(889)
Share-based payment transactions	6(11)	-	-	394	-	-	-	394
Employee stock options exercised	6(11)	1,356	109	(109)	-	-	-	1,356
Balance at December 31, 2019		$31,356	$109	$640	$(52,215)	$(46)	$-	$(20,156)
Year 2020
Balance at January 1, 2020		$31,356	$109	$640	$(52,215)	$(46)	$-	$(20,156)
Net loss for 2020		-	-	-	(4,184)	-	-	(4,184)
Other comprehensive income for 2020	6(10)	-	-	-	(36)	734	-	698
Total comprehensive loss		-	-	-	(4,220)	734	-	(3,486)
Share-based payment transactions	6(11)	-	-	336	-	-	-	336
Employee stock options exercised	6(11)	111	30	(30)	-	-	-	111
Purchase of treasury shares	6(12)	-	-	-	-	-	(10,000)	(10,000)
Retirement of treasury share		(1,627)	(14)	-	(8,359)	-	10,000	-
Balance at December 31, 2020		$29,840	$125	$946	$(64,794)	$688	$-	$(33,195)

The accompanying notes are an integral part of these consolidated financial statements.

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PERFECT CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2020 AND 2019

(EXPRESSED IN THOUSANDS OF UNITED STATES DOLLARS)

		Year ended December 31
	Notes	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Loss before tax		$(3,799)	$(813)
Adjustments
Adjustments to reconcile profit (loss)
Depreciation expense	6(4)(5)(20)	456	328
Amortisation expense	6(6)(20)	36	66
Interest income	6(16)	(243)	(158)
Interest expense	6(19)	9	5
Net loss on financial liabilities at fair value through profit or loss	6(7)(18)	2,022	936
Employees' stock option cost	6(11)	336	394
Changes in operating assets and liabilities
Changes in operating assets
Accounts receivable		861	(3,378)
Other receivables		(8)	-
Other receivables-related parties		99	(75)
Inventories		8	(35)
Other current assets		113	(201)
Changes in operating liabilities
Current contract liabilities		756	815
Accounts payable		(167)	160
Other payables		1,336	1,045
Other payables - related parties		(96)	29
Other current liabilities		35	(339)
Non-current provisions		465	-
Net defined benefit liability, non-current		(1)	(1)
Cash inflow (outflow) generated from operations		2,218	(1,222)
Interest received		257	145
Interest paid		(9)	(5)
Income tax paid		(272)	(172)
Net cash flows from (used in) operating activities		2,194	(1,254)
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of financial assets at amortised cost		(1,517)	(8,657)
Proceeds from disposal of financial assets at amortised cost		9,696	1,140
Acquisition of property, plant and equipment	6(4)	(215)	(194)
Acquisition of intangible assets	6(6)	(77)	(42)
Increase in guarantee deposits paid		(47)	(15)
Net cash flows from (used in) investing activities		7,840	(7,768)
CASH FLOWS FROM FINANCING ACTIVITIES
Increase in financial liabilities designated at fair value through profit or loss	6(7)(24)	50,000	25,000
Repayment of principal portion of lease liabilities	6(5)(24)	(305)	(193)
Employee stock options exercised		111	1,356
Payments to acquire treasury shares	6(12)	(10,000)	-
Net cash flows from financing activities		39,806	26,163
Effects of exchange rates changes on cash and cash equivalents		895	283
Net increase in cash and cash equivalents		50,735	17,424
Cash and cash equivalents at beginning of year		28,283	10,859
Cash and cash equivalents at end of year		$79,018	$28,283

The accompanying notes are an integral part of these consolidated financial statements.

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PERFECT CORP. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2020 AND 2019

(EXPRESSED IN THOUSANDS OF UNITED STATES DOLLARS, EXCEPT AS OTHERWISE INDICATED)

1.	History and Organisation

Perfect Corp. (the “Company”) was incorporated in Cayman Islands with limited liability under the International Business Companies Act on February 13, 2015. The Company and its subsidiaries (collectively referred herein as the “Group”) are primarily engaged in the design, development and sales of mobile applications and internet social platform.

2.	The Date of Authorisation for Issuance of the Financial Statements and Procedures for Authorisation

These consolidated financial statements were authorised for issuance by the Board of Directors on February 23, 2021.

3.	Application of New Standards, Amendments and Interpretations

(1)	Effect of the adoption of new issuances of or amendments to International Financial Reporting Standards (“IFRS”) as endorsed by the Financial Supervisory Commission (“FSC”)

New standards, interpretations and amendments endorsed by the FSC effective from 2020 are as follows:

New Standards, Interpretations and Amendments	Effective date by International Accounting Standards Board
Amendments to IAS 1 and IAS 8, ‘Disclosure initiative-definition of material’	January 1, 2020
Amendments to IFRS 3, ‘Definition of a business’	January 1, 2020
Amendments to IFRS 9, IAS 39 and IFRS7 ,‘Interest rate benchmark reform’	January 1, 2020
Amendment to IFRS 16, ‘Covid-19-related rent concessions’	June 1, 2020
(Note)

Note : Earlier application from January 1, 2020 is allowed by FSC.

The above standards and interpretations have no significant impact to the Group’s financial condition and financial performance based on the Group’s assessment.

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(2)	Effect of new issuances of or amendments to IFRSs as endorsed by the FSC but not yet adopted by the Group

New standards, interpretations and amendments endorsed by the FSC effective from 2021 are as follows:

New Standards, Interpretations and Amendments	Effective date by International Accounting Standards Board
Amendments to IFRS 4, ‘Extension of the temporary exemption from applying IFRS 9’	January 1, 2021
Amendments to IFRS 9, IAS 39, IFRS 7, IFRS 4 and IFRS 16, ‘ Interest Rate Benchmark Reform— Phase 2’	January 1, 2021

The above standards and interpretations have no significant impact to the Group’s financial condition and financial performance based on the Group’s assessment.

(3)	IFRSs issued by IASB but not yet endorsed by the FSC

New standards, interpretations and amendments issued by IASB but not yet included in the IFRSs as endorsed by the FSC are as follows:

New Standards, Interpretations and Amendments	Effective date by International Accounting Standards Board
Amendments to IFRS 3, ‘Reference to the conceptual framework’	January 1, 2022
Amendments to IFRS 10 and IAS 28, ‘Sale or contribution of assets between an investor and its associate or joint venture’	To be determined by International Accounting Standards Board
IFRS 17, ‘Insurance contracts’	January 1, 2023
Amendments to IFRS 17, ‘Insurance contracts’	January 1, 2023
Amendments to IAS 1, ‘Classification of liabilities as current or non-current’	January 1, 2023
Amendments to IAS 1, ‘Disclosure of accounting policies’	January 1, 2023
Amendments to IAS 8, ‘Definition of accounting estimates’	January 1, 2023
Amendments to IAS 16, ‘Property, plant and equipment: proceeds before intended use’	January 1, 2022
Amendments to IAS 37, ‘Onerous contracts—cost of fulfilling a contract’	January 1, 2022
Annual improvements to IFRS Standards 2018–2020	January 1, 2022

The above standards and interpretations have no significant impact to the Group’s financial condition and financial performance based on the Group’s assessment.

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4.	Summary of Significant Accounting Policies

The principal accounting policies applied in the preparation of these consolidated financial statements are set out below. These policies have been consistently applied to all the periods presented, unless otherwise stated.

(1)	Compliance statement

The consolidated financial statements of the Group have been prepared in accordance with the “Regulations Governing the Preparation of Financial Reports by Securities Issuers”, International Financial Reporting Standards, International Accounting Standards, IFRIC Interpretations, and SIC Interpretations as endorsed by the FSC (collectively referred herein as the “IFRSs”).

(2)	Basis of preparation

A.	Except for the following items, the consolidated financial statements have been prepared under the historical cost convention:

(a)	Financial assets and financial liabilities (including derivative instruments) at fair value through profit or loss.

(b)	Defined benefit liabilities recognised based on the net amount of pension fund assets less present value of defined benefit obligation.

B.	The preparation of financial statements in conformity with IFRSs requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of applying the Group’s accounting policies. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the consolidated financial statements are disclosed in Note 5.

(3)	Basis of consolidation

A.	Basis for preparation of consolidated financial statements:

(a)	All subsidiaries are included in the Group’s consolidated financial statements. Subsidiaries are all entities (including structured entities) controlled by the Group. The Group controls an entity when the Group is exposed, or has rights, to variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. Consolidation of subsidiaries begins from the date the Group obtains control of the subsidiaries and ceases when the Group loses control of the subsidiaries.

(b)	Inter-company transactions, balances and unrealised gains or losses on transactions between companies within the Group are eliminated. Accounting policies of subsidiaries have been adjusted where necessary to ensure consistency with the policies adopted by the Group.

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(c)	When the Group loses control of a subsidiary, the Group remeasures any investment retained in the former subsidiary at its fair value. That fair value is regarded as the fair value on initial recognition of a financial asset or the cost on initial recognition of the associate or joint venture. Any difference between fair value and carrying amount is recognised in profit or loss. All amounts previously recognised in other comprehensive income in relation to the subsidiary are reclassified to profit or loss on the same basis as would be required if the related assets or liabilities were disposed of. That is, when the Group loses control of a subsidiary, all gains or losses previously recognised in other comprehensive income in relation to the subsidiary should be reclassified from equity to profit or loss, if such gains or losses would be reclassified to profit or loss when the related assets or liabilities are disposed of.

B.	Subsidiaries included in the consolidated financial statements:

			Ownership (%)
Name of investor	Name of subsidiary	Main business activities	December 31, 2020	December 31, 2019	Description
Perfect Corp. (Cayman)	Perfect Mobile Corp. (Taiwan)	Design, development, marketing and sales of mobile applications	100%	100%	Note
Perfect Corp. (Cayman)	Perfect Corp. (USA)	Marketing and sales of mobile applications	100%	100%
Perfect Corp. (Cayman)	Perfect Corp. (Japan)	Marketing and sales of mobile applications	100%	100%
Perfect Corp. (Cayman)	Perfect Corp. (Shanghai)	Marketing and sales of mobile applications	100%	100%
Perfect Corp. (Cayman)	Perfect Mobile Corp.(B.V.I.)	Investment activities	100%	100%

Note :	In order to meet its working capital needs, the Board of Directors of Perfect Mobile Corp. (Taiwan) during its meeting in September 2019 resolved the debt capitalisation and cash capital increase by issuing 7,000,000 new shares.

C.	Subsidiaries not included in the consolidated financial statements:

None.

D.	Adjustments for subsidiaries with different balance sheet dates:

None.

E.	Significant restrictions:

None.

F.	Subsidiaries that have non-controlling interests that are material to the Group:

None.

~16~

(4)	Foreign currency translation

Items included in the financial statements of each of the Group’s entities are measured using the currency of the primary economic environment in which the entity operates (the “functional currency”). The consolidated financial statements are presented in United States dollars, which is the Company’s functional and the Group’s presentation currency.

A.	Foreign currency transactions and balances

(a)	Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions or valuation where items are remeasured. Foreign exchange gains and losses resulting from the settlement of such transactions are recognised in profit or loss in the period in which they arise.

(b)	Monetary assets and liabilities denominated in foreign currencies at the period end are re-translated at the exchange rates prevailing at the balance sheet date. Exchange differences arising upon re-translation at the balance sheet date are recognised in profit or loss.

(c)	Non-monetary assets and liabilities denominated in foreign currencies held at fair value through profit or loss are re-translated at the exchange rates prevailing at the balance sheet date; their translation differences are recognised in profit or loss. Non-monetary assets and liabilities denominated in foreign currencies held at fair value through other comprehensive income are re-translated at the exchange rates prevailing at the balance sheet date; their translation differences are recognised in other comprehensive income. However, non-monetary assets and liabilities denominated in foreign currencies that are not measured at fair value are translated using the historical exchange rates at the dates of the initial transactions.

(d)	All foreign exchange gains and losses are presented in the statement of comprehensive income within ‘other gains and losses’.

B.	Translation of foreign operations

The operating results and financial position of all the group entities that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

(a)	Assets and liabilities for each balance sheet presented are translated at the closing exchange rate at the date of that balance sheet;

(b)	Income and expenses for each statement of comprehensive income are translated at average exchange rates of that period; and

~17~

(c)	All resulting exchange differences are recognised in other comprehensive income.

(5)	Classification of current and non-current items

A.	Assets that meet one of the following criteria are classified as current assets; otherwise they are classified as non-current assets:

(a)	Assets arising from operating activities that are expected to be realised, or are intended to be sold or consumed within the normal operating cycle;

(b)	Assets held mainly for trading purposes;

(c)	Assets that are expected to be realised within twelve months from the balance sheet date;

(d)	Cash and cash equivalents, excluding restricted cash and cash equivalents and those that are to be exchanged or used to settle liabilities more than twelve months after the balance sheet date.

B.	Liabilities that meet one of the following criteria are classified as current liabilities; otherwise they are classified as non-current liabilities:

(a)	Liabilities that are expected to be settled within the normal operating cycle;

(b)	Liabilities arising mainly from trading activities;

(c)	Liabilities that are to be settled within twelve months from the balance sheet date;

(d)	Liabilities for which the repayment date cannot be extended unconditionally to more than twelve months after the balance sheet date. Terms of a liability that could, at the option of the counterparty, result in its settlement by the issue of equity instruments do not affect its classification.

(6)	Cash equivalents

Cash equivalents refer to short-term, highly liquid investments that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value. Time deposits that meet the definition above and are held for the purpose of meeting short-term cash commitments in operations are classified as cash equivalents.

(7)	Financial assets at amortised cost

A.	Financial assets at amortised cost are those that meet all of the following criteria:

(a)	The objective of the Group’s business model is achieved by collecting contractual cash flows.

(b)	The assets’ contractual cash flows represent solely payments of principal and interest.

B.	On a regular way purchase or sale basis, financial assets at amortised cost are recognised and derecognised using trade date accounting.

~18~

C.	At initial recognition, the Group measures the financial assets at fair value plus transaction costs. Interest income from these financial assets is included in finance income using the effective interest method. A gain or loss is recognised in profit or loss when the asset is derecognised or impaired.

D.	The Group’s time deposits which do not fall under cash equivalents are those with a short maturity period and are measured at initial investment amount as the effect of discounting is immaterial.

(8)	Accounts receivable

A.	Accounts receivable entitle the Group a legal right to receive consideration in exchange for transferred goods or rendered services.

B.	The short-term accounts receivable without bearing interest are subsequently measured at initial invoice amount as the effect of discounting is immaterial.

(9)	Impairment of financial assets

For financial assets at amortised cost, at each reporting date, the Group recognises the impairment provision for 12 months expected credit losses if there has not been a significant increase in credit risk since initial recognition or recognises the impairment provision for the lifetime expected credit losses (ECLs) if such credit risk has increased since initial recognition after taking into consideration all reasonable and verifiable information that includes forecasts. On the other hand, for accounts receivable that do not contain a significant financing component, the Group recognises the impairment provision for lifetime ECLs.

(10)	Derecognition of financial assets

The Group derecognises a financial asset when the contractual rights to receive the cash flows from the financial asset expire.

(11)	Inventories

Inventories are stated at the lower of cost and net realisable value. Cost is determined using the weighted-average method. The item by item approach is used in applying the lower of cost and net realisable value. Net realisable value is the estimated selling price in the ordinary course of business, less the estimated cost of completion and applicable variable selling expenses.

(12)	Property, plant and equipment

A.	Property, plant and equipment are initially recorded at cost.

B.	Subsequent costs are included in the asset’s carrying amount or recognised as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Group and the cost of the item can be measured reliably. The carrying amount of the replaced part is derecognised. All other repairs and maintenance are charged to profit or loss during the financial period in which they are incurred.

~19~

C.	Property, plant and equipment apply cost model and are depreciated using the straight-line method, except that the accelerated depreciation method is used by the US subsidiary, to allocate their cost over their estimated useful lives. Each part of an item of property, plant, and equipment with a cost that is significant in relation to the total cost of the item must be depreciated separately.

D.	The assets’ residual values, useful lives and depreciation methods are reviewed, and adjusted if appropriate, at each financial year-end. If expectations for the assets’ residual values and useful lives differ from previous estimates or the patterns of consumption of the assets’ future economic benefits embodied in the assets have changed significantly, any change is accounted for as a change in estimate under IAS 8, ‘Accounting Policies, Changes in Accounting Estimates and Errors’, from the date of the change. The estimated useful lives of property, plant and equipment are as follows:

Leasehold improvements	5 years
Machinery	3 years
Office equipment	5 years

(13)	Leasing arrangements (lessee) – right-of-use assets/ lease liabilities

A.	Leases are recognised as a right-of-use asset and a corresponding lease liability at the date at which the leased asset is available for use by the Group. For short-term leases or leases of low-value assets, lease payments are recognised as an expense on a straight-line basis over the lease term.

B.	Lease liabilities include the net present value of the remaining lease payments at the commencement date, discounted using the incremental borrowing interest rate. Lease payments are comprised of fixed payments, less any lease incentives receivable. The Group subsequently measures the lease liability at amortised cost using the interest method and recognises interest expense over the lease term. The lease liability is remeasured and the amount of remeasurement is recognised as an adjustment to the right-of-use asset when there are changes in the lease term or lease payments and such changes do not arise from contract modifications.

C.	At the commencement date, the right-of-use asset is stated at cost comprising the amount of the initial measurement of lease liability. The right-of-use asset is measured subsequently using the cost model and is depreciated from the commencement date to the earlier of the end of the asset’s useful life or the end of the lease term. When the lease liability is remeasured, the amount of remeasurement is recognised as an adjustment to the right-of-use asset.

~20~

(14)	Intangible assets

A.	Computer software

Computer software is stated at cost and amortised on a straight-line basis over its estimated useful life of 3 years.

B.	Other intangible assets, mainly composed of royalties which paid for program source code and intellectual property rights, are amortised on a straight-line basis over their estimated useful lives of 3 years.

(15)	Impairment of non-financial assets

The Group assesses at each balance sheet date the recoverable amounts of those assets where there is an indication that they are impaired. An impairment loss is recognised for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs to sell or value in use. When the circumstances or reasons for recognising impairment loss for an asset in prior years no longer exist or diminish, the impairment loss is reversed. The increased carrying amount due to reversal should not be more than what the depreciated or amortised historical cost would have been if the impairment had not been recognised.

(16)	Accounts payable

A.	Accounts payable are liabilities for purchases of goods or services.

B.	The short-term accounts payable without bearing interest are subsequently measured at initial invoice amount as the effect of discounting is immaterial.

(17)	Financial liabilities at fair value through profit or loss

A.	The issuance of the preference shares with the conversion options by the Group was recognised under ‘financial liabilities designated as at fair value through profit or loss on initial recognition’ due to their compound instrument feature. Financial liabilities that meet one of the following criteria are designated as at fair value through profit or loss on initial recognition:

(a)	Hybrid (combined) contracts; or

(b)	They eliminate or significantly reduce a measurement or recognition inconsistency; or

(c)	They are managed and their performance is evaluated on a fair value basis, in accordance with a documented risk management policy.

B.	On initial recognition, the Group measures the financial liabilities at fair value. All related transaction costs are recognised in profit or loss. The Group subsequently measures these financial liabilities at fair value with any gain or loss recognised in profit or loss.

~21~

(18)	Derecognition of financial liabilities

A financial liability is derecognised when the obligation specified in the contract is either discharged or cancelled or expires.

(19)	Provisions

Provisions are recognised when the Group has a present legal or constructive obligation as a result of past events, and it is probable that an outflow of economic resources will be required to settle the obligation and the amount of the obligation can be reliably estimated. Provisions are measured at the present value of the expenditures expected to be required to settle the obligation on the balance sheet date, which is discounted using a pre-tax discount rate that reflects the current market assessments of the time value of money and the risks specific to the obligation. When discounting is used, the increase in the provision due to passage of time is recognised as interest expense. Provisions are not recognised for future operating losses.

(20)	Employee benefits

A.	Short-term employee benefits

Short-term employee benefits are measured at the undiscounted amount of the benefits expected to be paid in respect of service rendered by employees in a period and should be recognised as expense in that period when the employees render service.

B.	Pensions

(a)	Defined contribution plans

For defined contribution plans, the contributions are recognised as pension expense when they are due on an accrual basis. Prepaid contributions are recognised as an asset to the extent of a cash refund or a reduction in the future payments.

(b)	Defined benefit plans

i.	Net obligation under a defined benefit plan is defined as the present value of an amount of pension benefits that employees will receive on retirement for their services with the Group in current period or prior periods. The liability recognised in the balance sheet in respect of defined benefit pension plans is the present value of the defined benefit obligation at the balance sheet date less the fair value of plan assets. The net defined benefit obligation is calculated annually by independent actuaries using the projected unit credit method. The rate used to discount is determined by using interest rates of high-quality corporate bonds that are denominated in the currency in which the benefits will be paid, and that have terms to maturity approximating to the terms of the related pension liability; when there is no deep market in high-quality corporate bonds, the Group uses interest rates of government bonds (at the balance sheet date) instead.

~22~

ii.	Remeasurements arising on defined benefit plans are recognised in other comprehensive income in the period in which they arise and are recorded as retained earnings.

(21)	Employee share-based payment

For the equity-settled share-based payment arrangements, the employee services received are measured at the fair value of the equity instruments granted at the grant date, and are recognised as compensation cost over the vesting period, with a corresponding adjustment to equity. The fair value of the equity instruments granted shall reflect the impact of market vesting conditions and non-vesting conditions. Compensation cost is subject to adjustment based on the service conditions that are expected to be satisfied and the estimates of the number of equity instruments that are expected to vest under the non-market vesting conditions at each balance sheet date. Ultimately, the amount of compensation cost recognised is based on the number of equity instruments that eventually vest.

(22)	Income tax

A.	The tax expense for the period comprises current and deferred tax. Tax is recognised in profit or loss, except to the extent that it relates to items recognised in other comprehensive income or items recognised directly in equity, in which cases the tax is recognised in other comprehensive income or equity.

B.	The current income tax expense is calculated on the basis of the tax laws enacted or substantively enacted at the balance sheet date in the countries where the Company and its subsidiaries operate and generate taxable income. Management periodically evaluates positions taken in tax returns with respect to situations in accordance with applicable tax regulations. It establishes provisions where appropriate based on the amounts expected to be paid to the tax authorities. An additional tax is levied on the unappropriated retained earnings and is recorded as income tax expense in the year the stockholders resolve to retain the earnings.

C.	Deferred income tax is recognised, using the balance sheet liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the consolidated balance sheet. However, the deferred income tax is not accounted for if it arises from initial recognition of goodwill or of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit or loss. Deferred income tax is provided on temporary differences arising on investments in subsidiaries, except where the timing of the reversal of the temporary difference is controlled by the Group and it is probable that the temporary difference will not reverse in the foreseeable future. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantially enacted by the balance sheet date and are expected to apply when the related deferred income tax asset is realised or the deferred income tax liability is settled.

~23~

D.	Deferred income tax assets are recognised only to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilised. At each balance sheet date, unrecognised and recognised deferred income tax assets are reassessed.

E.	Current income tax assets and liabilities are offset and the net amount reported in the balance sheet when there is a legally enforceable right to offset the recognised amounts and there is an intention to settle on a net basis or realise the asset and settle the liability simultaneously. Deferred income tax assets and liabilities are offset on the balance sheet when the entity has the legally enforceable right to offset current tax income assets against current income tax liabilities and they are levied by the same taxation authority on either the same entity or different entities that intend to settle on a net basis or realise the asset and settle the liability simultaneously.

(23)	Share capital

A.	Ordinary shares are classified as equity. Incremental costs directly attributable to the issue of new shares or stock options are shown in equity as a deduction, net of tax, from the proceeds.

B.	Where the Company repurchases the Company’s equity share capital that has been issued, the consideration paid, including any directly attributable incremental costs (net of income taxes) is deducted from equity attributable to the Company’s equity holders.

(24)	Revenue recognition

A.	The Group’s main sales type is granting licences of mobile applications or platforms and relevant services.

B.	The Group enters into the contract with customers to grant licences of mobile applications or platforms. Some contracts with customers may include one or multiple promised services. If the promise to grant a licence is distinct from other promised services in the contract, such promise to grant a licence is a distinct performance obligation. Conversely, if a promise to grant a licence is highly interdependent or highly interrelated and not distinct from other promised services in the contract, such promise to grant a licence and those other services shall be accounted together as a performance obligation. The Group recognises the revenue by determining whether the performance obligations are satisfied at a point in time or over time.

~24~

C.	When a licence is a single performance obligation, the revenue is recognised on a straight-line basis throughout the licensing period if the nature of the Group’s promise in granting a licence is a promise to provide a right to access the Group’s intellectual property to which the customer has rights as the customer would be affected by the major activities undertaken by the Group on the mobile applications. In case the abovementioned conditions are not met, the nature of the Group’s promise in granting a licence is a promise to provide a right to use the Group’s intellectual property and therefore the revenue is recognised when transferring the licence to a customer at a point in time.

D.	When a promise to grant a licence is not distinct from other promised services, the Group satisfies the performance obligation and recognises revenue over time if the customers simultaneously receive and consume the benefits provided by the Group’s performance as the Group performs. If a performance obligation is not satisfied over time, then the Group satisfies a performance obligation and recognised revenue at a point in time.

E.	When the Group provides customised software development services to the customer, the revenue from a fixed price contract is recognised at a point in time when the services are transferred after the performance obligations stipulated in the mutually agreed contract are completed.

F.	Sales of products are recognised when control of the products has transferred, being when the products are delivered to the customer, the customer has full discretion over the channel and price to sell the products, and there is no unfulfilled obligation that could affect the customer’s acceptance of the products. Delivery occurs when the products have been shipped to the specific location, the risks of obsolescence and loss have been transferred to the customer, and either the customer has accepted the products in accordance with the sales contract, or the Group has objective evidence that all criteria for acceptance have been satisfied. The sales usually are made with a credit term of 30 days. As the time interval between the transfer of committed goods or service and the payment of customer does not exceed one year, the Group does not adjust the transaction price to reflect the time value of money.

~25~

(25)	Government grants

Government grants are recognised at their fair value only when there is reasonable assurance that the Group will comply with any conditions attached to the grants and the grants will be received. Government grants are recognised in profit or loss on a systematic basis over the periods in which the Group recognises expenses for the related costs for which the grants are intended to compensate.

(26)	Operating segments

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision maker. The Group’s chief operating decision maker, who is responsible for allocating resources and assessing performance of the operating segments, has been identified as the Board of Directors that makes strategic decisions.

5.	Critical Accounting Judgements, Estimates and Key Sources of Assumption Uncertainty

The preparation of these consolidated financial statements requires management to make critical judgements in applying the Group’s accounting policies and make critical assumptions and estimates concerning future events. Assumptions and estimates may differ from the actual results and are continually evaluated and adjusted based on historical experience and other factors. Such assumptions and estimates have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year; and the related information is addressed below:

(1)	Critical judgements in applying the Group’s accounting policies:

None.

(2)	Critical accounting estimates and assumptions:

Fair value measurement of convertible preference shares

The issuance of convertible preference shares by the Group was recognised under ‘financial liabilities designated as at fair value through profit or loss on initial recognition’ due to their compound instrument feature. The fair value of convertible preference shares is determined considering those companies’ recent funding raising activities and technical development status, fair value assessment of other companies of the same type, market conditions and other economic indicators existing on balance sheet date. Any changes in these judgements and estimates will impact the fair value measurement of these convertible preference shares. Please refer to Note 12(3) for the financial instruments fair value information.

~26~

As of December 31, 2020 and 2019, the carrying amounts of the Group’s convertible preference shares were $108,427 and $56,405, respectively.

6.	Details of Significant Accounts

(1)	Cash and cash equivalents

	December 31, 2020	December 31, 2019
Petty cash	$1	$1
Checking accounts	7,866	4,482
Demand deposits	56,315	16,279
Time deposits	14,800	7,511
Others	36	10
	$79,018	$28,283

A.	The Group transacts with a variety of financial institutions all with high credit quality to disperse credit risk, so it expects that the probability of counterparty default is remote.

B.	For a subsidy program provided by Industrial Development Bureau, Ministry of Economic Affairs, the Group applied for a letter of performance guarantee issued by the bank in September 2018, and pledged time deposits as collateral at the same time. The subsidy program was ended in June, 2020, and the Group retrieved the letter of performance guarantee, as well as redeemed the pledge of time deposits in November, 2020. As of December 31, 2020 and 2019, cash and cash equivalents amounting to $0 and $374 were pledged to others as collateral, respectively, and were classified as ‘current financial assets at amortised cost’.

(2)	Current financial assets at amortised cost

Items	December 31, 2020	December 31, 2019
Current items:
Restricted deposits	$-	$374
Time deposits with maturity over three months	-	7,800
	$-	$8 ,174

A.	Amounts recognised in profit or loss in relation to financial assets at amortised cost are listed below:

	Year ended December 31, 2020	Year ended December 31, 2019
Interest income	$117	$72

~27~

B.	As at December 31, 2020 and 2019, without taking into account other credit enhancements, the maximum exposure to credit risk in respect of the amount that best represents the financial assets at amortised cost held by the Group was $0 and $8,174, respectively.

C.	Details of the Group’s financial assets at amortised cost pledged to others as collateral are provided in Note 8.

D.	Information relating to credit risk of financial assets at amortised cost is provided in Note 12(2).

(3)	Accounts receivable

	December 31, 2020	December 31, 2019
Accounts receivable	$5,509	$6,211

A.	The ageing analysis of accounts receivable is as follows:

	December 31, 2020	December 31, 2019
Not past due	$4,980	$5,756
Up to 30 days	290	61
31 to 90 days	140	382
91 to 180 days	90	3
Over 181 days	9	9
	$5,509	$6,211

The above ageing analysis was based on days overdue.

B.	As at December 31, 2020 and 2019, accounts receivable was all from contracts with customers. And as at January 1, 2019, the balance of receivables from contracts with customers amounted to $2,811.

C.	As at December 31, 2020 and 2019, without taking into account other credit enhancements, the maximum exposure to credit risk in respect of the amount that best represents the Group’s accounts receivable was $5,509 and $6,211, respectively.

D.	Information relating to credit risk of accounts receivable is provided in Note 12(2).

~28~

(4)	Property, plant and equipment

	2020
	Leasehold Improvements	Machinery	Office Equipment	Total
At January 1
Cost	$365	$377	$20	$762
Accumulated depreciation	(228)	(159)	(10)	(397)
	$137	$218	$10	$365
Opening net book amount	$137	$218	$10	$365
Additions	86	125	4	215
Cost of disposals	-	(68)	-	(68)
Accumulated depreciation on disposals	-	68	-	68
Depreciation expense	(54)	(92)	(4)	(150)
Net exchange differences	8	13	1	22
Closing net book amount	$177	$264	$11	$452
At December 31
Cost	$473	$457	$24	$954
Accumulated depreciation	(296)	(193)	(13)	(502)
	$177	$264	$11	$452

	2019
	Leasehold Improvements	Machinery	Office Equipment	Total
At January 1
Cost	$299	$233	$17	$549
Accumulated depreciation	(170)	(95)	(6)	(271)
	$129	$138	$11	$278
Opening net book amount	$129	$138	$11	$278
Additions	56	135	3	194
Cost of disposals	-	-	(1)	(1)
Accumulated depreciation on disposals	-	-	1	1
Depreciation expense	(52)	(60)	(5)	(117)
Net exchange differences	4	5	1	10
Closing net book amount	$137	$218	$10	$365
At December 31
Cost	$365	$377	$20	$762
Accumulated depreciation	(228)	(159)	(10)	(397)
	$137	$218	$10	$365

The Group has no property, plant and equipment pledged to others.

~29~

(5)	Leasing arrangements — lessee

A.	The Group’s leased assets are offices. Rental contracts are typically made for periods of 2 to 3 years. Lease terms are negotiated on an individual basis and contain a wide range of different terms and conditions. Except that leased assets may not be used as security for borrowing purposes, leased assets may not be subleased, sold or borrowed to others or corporates in any methods.

B.	Short-term leases with a lease term of 12 months or less comprise offices located in United States, Japan and China.

C.	Information on right-of-use assets is as follow:

	2020	2019
	Buildings	Buildings
At January 1
Cost	$540	$-
Accumulated depreciation	(133)	-
	$407	$-
Opening net book amount	$407	$-
Effects of initial application	-	83
Balance at January 1 after initial application	407	83
Additions	201	523
Cost of derecognition	-	(83)
Derecognised accumulated depreciation	-	83
Depreciation expense	(306)	(211)
Net exchange differences	17	12
Closing net book amount	$319	$407
At December 31
Cost	$776	$540
Accumulated depreciation	(457)	(133)
	$319	$407

D.	Lease liabilities relating to lease contracts:

	December 31, 2020	December 31, 2019
Total lease liabilities	$340	$426
Less: current portion (shown as ‘current lease liabilities’)	(225)	(247)
	$115	$179

~30~

E.	The information on profit and loss accounts relating to lease contracts is as follows:

	Year ended December 31, 2020	Year ended December 31, 2019
Items affecting profit or loss
Interest expense on lease liabilities	$9	$5
Expense on short-term lease contracts	292	124
	$301	$129

F.	For the years ended December 31, 2020 and 2019, the Group’s total cash outflow for leases were $606 and $322, respectively, including the interest expense on lease liabilities amounting to $9 and $5, expense on short-term lease contracts amounting to $292 and $124, and repayments of principal portion of lease liabilities amounting to $305 and $193, respectively.

(6)	Intangible assets

	2020
	Software	Other intangible assets	Total
At January 1
Cost	$186	$3,177	$3,363
Accumulated amortisation	(120)	(3,177)	(3,297)
	$66	$-	$66

Opening net book amount	$66	$-	$66
Additions	-	77	77
Amortisation expense	(36)	-	(36)
Net exchange differences	3	3	6
Closing net book amount	$33	$80	$113

At December 31
Cost	$196	$3,257	$3,453
Accumulated amortisation	(163)	(3,177)	(3,340)
	$33	$80	$113

~31~

	2019
	Software	Other intangible assets	Total
At January 1
Cost	$139	$3,177	$3,316
Accumulated amortisation	(81)	(3,146)	(3,227)
	$58	$31	$89

Opening net book amount	$58	$31	$89
Additions	42	-	42
Amortisation expense	(35)	(31)	(66)
Net exchange differences	1	-	1
Closing net book amount	$66	$-	$66

At December 31
Cost	$186	$3,177	$3,363
Accumulated amortisation	(120)	(3,177)	(3,297)
	$66	$-	$66

Details of amortisation on intangible assets are as follows:

	Year ended December 31, 2020	Year ended December 31, 2019
Research and development expenses	$36	$51
Genral and administrative expenses	-	15
	$36	$66

(7)	Current financial liabilities at fair value through profit or loss

Items	December 31, 2020	December 31, 2019
Current items:
Financial liabilities designated as at fair value through profit or loss Preference share liabilities	$108,427	$56,405

A.	Amounts recognised in profit or loss in relation to financial liabilities at fair value through profit or loss are as follows:

	Year ended December 31, 2020	Year ended December 31, 2019
Financial liabilities designated as at fair value through profit or loss Preference share liabilities	$(2,022)	$(936)

~32~

B.	As of December 31, 2020, the Company has issued convertible preference shares five times in total. The details are as follows:

(a)	In the end of July 2017, the Company issued 31,427 thousand shares of convertible preference shares (Series A) which was converted from convertible bonds that the Company issued on November 9, 2016. The Company issued $10,000 of convertible bonds with an interest rate of 0% per annum. The bonds matured 0.81 years from November 9, 2016 to August 31, 2017 and would be redeemed in cash at the face value at the maturity date. The bondholders have the right to ask for conversion of the bonds into convertible preference shares of the Company. On July 7, 2017, the Board of Directors, during the meeting, resolved that if bondholders convert the bonds into the convertible preference shares before the end of July 2017, they would be granted a stock warrant (Series A warrant) to purchase a certain quantity of additional preference shares at the initial conversion price, to be fully exercised prior to the end of May, 2018. The convertible bonds were fully converted into convertible preference shares (Series A) in the end of July 2017. However, the Company reissued stock warrants with same conditions to replace the initial stock warrants, which were exercisable by November 30, 2018, as resolved at the meeting of the Board of Directors on May 31, 2018.

(b)	On October 17, 2017, the Company issued 47,140 thousand shares of convertible preference shares (Series A-1) with a total issuance amount of $15,000.

(c)	On November 19, 2018, the Company issued 15,713 thousand shares of convertible preference shares (Series A) which were wholly-acquired by the holders of stock warrants (Series A warrant) with a total issuance amount of $5,000.

(d)	On July 8, 2019, the Company issued 73,206 thousand shares of convertible preference shares (Series B) with a total issuance amount of $25,000.

(e)	On December 11, 2020, the Company issued 74,844 thousand shares of convertible preference shares (Series C-1 and C-2) with a total issuance amount of $50,000.

C.	The issuance of convertible preference shares by the Company amounting to $108,427 and $56,405 was recognised under ‘financial liabilities designated as at fair value through profit or loss on initial recognition’ on December 31, 2020 and 2019, respectively, due to their compound instrument feature.

~33~

When the Company issued the convertible preference shares (Series C-1 and C-2), some of the issuance terms were amended. The initial convertible preference shareholders (Series A, Series A-1 and Series B) can apply the issuance terms retrospectively. Highlights of the issuance terms of the convertible preference shares issued by the Company are summarised as follows:

(a)	The Company issued a total of $105,000 of convertible preference shares with no maturity. In the event of any voluntary or involuntary liquidation, dissolution, winding up of the Company or any Deemed Liquidation Event, the convertible preference shares should be repaid first at 150% of the issuing price but with the residual value as the limit. The ranking of claims are holders of convertible preference shares (Series C), holders of convertible preference shares (Series B) and holders of convertible preference shares (Series A). If a merger or reorganisation of the Company occurred, such events shall be seemed as Deemed Liquidation Event. The majority of convertible preference shareholders, voting as a single class, may elect not to apply the process of liquidation. Thus, if an uncertain event occurred in the future, the Company has a contractual obligation to deliver cash to convertible preference shareholders.

(b)	The conversion price of the convertible preference shares is the initial acquisition price, and is subject to adjustments if the condition of the anti-dilution provision occurs subsequently. The conversion price will be reset based on the pricing model specified in the terms of conversion. Accordingly, the Company has a contractual obligation to deliver a variable number of its own equity instruments to convertible preference shareholders.

(c)	In the following events, the convertible preference shareholders have the right to require the Company to redeem convertible preference shares at the initial issuance price plus 8% compound interest and dividends declared not paid yet:

i.	Before 2026 ends, if the Company does not publicly issue shares at specific price, sell at least half of the business or the first majority shareholder sells its shares, the holders of convertible preference shares (Series C) could exercise its redeemable right;

ii.	If there’s any material breach by the Company, in contravention of any applicable laws, fraud or the main holders of convertible preference shares (Series B) exercise its redeemable rights, all the holders of convertible preference shares could exercise the redemption right;

iii.	If the Company or subsidiary in Taiwan violates the PRC Investment Regulation, the main holders of the convertible preference shares (Series C) could exercise the redemption right.

(d)	The Company entered into a Business Cooperation Agreement with the main holders of convertible preference shares (Series B) under the initial preference share contract. In the event of any material breach of the Business Cooperation Agreement by the Group, the main holders of convertible preference shares (Series B) have the right to require the Company to redeem convertible preference shares at the initial issuance price plus 20% interest and dividends declared not paid yet.

~34~

(e)	The convertible preference shareholders have the right to ask for conversion of the preference shares into common shares of the Company from the issuance date. The rights and obligations of the new shares converted from the preference shares are the same as the issued and outstanding common shares.

(8)	Other payables

	December 31, 2020	December 31, 2019
Employees’ rewards	$2,859	$2,392
Payroll	1,637	1,280
Promotional fees	854	346
Professional service fees	643	351
Sales VAT payables	452	389
Post and telecommunications expenses	186	147
Commission expenses	33	91
Others	300	371
	$6,964	$5,367

(9)	Provisions

2020
Provisions
At January 1	$-
Additional	465
Net exchange differences	15
At December 31	$480

Analysis of total provisions:

December 31, 2020
Non-current	$480

The Group estimates the possible provisions based on the industry characteristics, other known events and management’s judgement and recognises such expenses within ‘operating cost’ when related services are provided. Any changes in industry circumstances might affect the provisions. Provisions shall be paid when the payment is actually claimed.

~35~

(10)	Pensions

A.(a)	The Group’s subsidiary Perfect Mobile Corp. (Taiwan) was incorporated in Taiwan, which has a defined benefit pension plan in accordance with the Labor Standards Act, covering all regular foreign employees’ service years. Under the defined benefit pension plan, two units are accrued for each year of service for the first 15 years and one unit for each additional year thereafter, subject to a maximum of 45 units. Pension benefits are based on the number of units accrued and the average monthly salaries and wages of the last 6 months prior to retirement. Perfect Mobile Corp. (Taiwan) contributes monthly an amount equal to 2% of the employees’ monthly salaries and wages to the retirement fund deposited with Bank of Taiwan, the trustee, under the name of the independent retirement fund committee. Also, Perfect Mobile Corp. (Taiwan) would assess the balance in the aforementioned labor pension reserve account by December 31, every year. If the account balance is insufficient to pay the pension calculated by the aforementioned method, to the employees expected to qualify for retirement in the following year, Perfect Mobile Corp. (Taiwan) will make contributions for the deficit by next March.

(b)	The amounts recognised in the balance sheet are as follows:

	December 31, 2020	December 31, 2019
Present value of defined benefit obligations	$(84)	$(45)
Fair value of plan assets	7	4
Net defined benefit liability	$(77)	$(41)

(c)	Movements in net defined benefit liability are as follows:

	2020
	Present value of defined benefit obligations	Fair value of plan assets	Net defined benefit liability
Balance at January 1	$(45)	$4	$(41)
Current service cost	(1)	-	(1)
	(46)	4	(42)
Remeasurements:
Change in demographic assumptions	(14)	-	(14)
Change in financial assumptions	(10)	-	(10)
Experience adjustments	(12)	-	(12)
	(36)	-	(36)
Pension fund contribution	-	2	2
Net exchange differences	(2)	1	(1)
Balance at December 31	$(84)	$7	$(77)

~36~

	2019
	Present value of defined benefit obligations	Fair value of plan assets	Net defined benefit liability
Balance at January 1	$(18)	$2	$(16)
Current service cost	(1)	-	(1)
	(19)	2	(17)
Remeasurements:
Change in demographic assumptions	(17)	-	(17)
Change in financial assumptions	(2)	-	(2)
Experience adjustments	(6)	-	(6)
	(25)	-	(25)
Pension fund contribution	-	2	2
Net exchange differences	(1)	-	(1)
Balance at December 31	$(45)	$4	$(41)

(d)	The Bank of Taiwan was commissioned to manage the Fund of Perfect Mobile Corp. (Taiwan)’s defined benefit pension plan in accordance with the Fund’s annual investment and utilisation plan and the “Regulations for Revenues, Expenditures, Safeguard and Utilisation of the Labor Retirement Fund” (Article 6: The scope of utilisation for the Fund includes deposit in domestic or foreign financial institutions, investment in domestic or foreign listed, over-the-counter, or private placement equity securities, investment in domestic or foreign real estate securitization products, etc.). With regard to the utilisation of the Fund, its minimum earnings in the annual distributions on the final financial statements shall be no less than the earnings attainable from the amounts accrued from two-year time deposits with the interest rates offered by local banks. If the earnings is less than aforementioned rates, government shall make payment for the deficit after being authorised by the Regulator. Perfect Mobile Corp. (Taiwan) has no right to participate in managing and operating that fund and hence Perfect Mobile Corp. (Taiwan) is unable to disclose the classification of plan assets fair value in, accordance with IAS 19 paragraph 142. The composition of fair value of plan assets as of December 31, 2020 and 2019 is given in the Annual Labor Retirement Fund Utilisation Report announced by the government.

(e)	The principal actuarial assumptions used were as follows:

	Year ended December 31, 2020	Year ended December 31, 2019
Discount rate	0.45%	1.00%
Future salary increases	3.00%	3.00%

~37~

Future mortality rate was estimated based on the 5th Taiwan Standard Ordinary Experience Mortality Table.

Because the main actuarial assumption changed, the present value of defined benefit obligation is affected. The analysis was as follows:

	Discount rate		Future salary increases
	Increase 0.25%	Decrease 0.25%	Increase 0.25%	Decrease 0.25%
December 31, 2020
Effect on present value of defined benefit obligation	$(5)	$6	$6	$(5)
December 31, 2019
Effect on present value of defined benefit obligation	$(3)	$3	$3	$(3)

The sensitivity analysis above is based on one assumption which changed while the other conditions remain unchanged. In practice, more than one assumption may change all at once. The method of analysing sensitivity and the method of calculating net pension liability in the balance sheet are the same.

The methods and types of assumptions used in preparing the sensitivity analysis did not change compared to the previous period.

(f)	Expected contributions to the defined benefit pension plans of Perfect Mobile Corp. (Taiwan) for the year ending December 31, 2021 amount to $5.

(g)	As of December 31, 2020, the weighted average duration of the retirement plan is 26 years. The analysis of timing of the future pension payment was as follows:

Within 1 year	$-
1-5 year(s)	-
Over 5 years	95
$95

B.(a)	Perfect Mobile Corp. (Taiwan) has established a defined contribution pension plan (the “New Plan”) under the Labor Pension Act (the “Act”), covering all regular employees with R.O.C. nationality. Under the New Plan, Perfect Mobile Corp. (Taiwan) contributes monthly an amount based on 6% of the employees’ monthly salaries and wages to the employees’ individual pension accounts at the Bureau of Labor Insurance. The benefits accrued are paid monthly or in lump sum upon termination of employment.

(b)	The pension costs under defined contribution pension plans of Perfect Mobile Corp. (Taiwan) for the years ended December 31, 2020 and 2019 were $389 and $319, respectively.

~38~

(c)	The pension costs under local government law of other foreign subsidiaries for the years ended December 31, 2020 and 2019 were $90 and $74, respectively.

(11)	Share-based payment

A.	As of December 31, 2020, the Group’s share-based payment arrangements were as follows:

Type of arrangement	Grant date	Quantity granted (units in thousands)	Contract period	Vesting conditions
Employee stock options	2016.10.1	3,229	Four years and	2 years’ service: exercise 50%
			one month	3 years’ service: exercise 75%
				4 years’ service: exercise 100%
"	2018.7.31	11,575	"	"
"	2019.1.15	1,112	"	"
"	2019.5.1	8,970	Five years	"

B.	Details of the share-based payment arrangements are as follows:

	December 31, 2020		December 31, 2019
	No. of options (units in thousands)	Weighted-average exercise price (in dollars)	No. of options (units in thousands)	Weighted-average exercise price (in dollars)
Options outstanding at January 1	24,550	$0.17	28,703	$0.10
Options granted	-	-	10,082	0.28
Options forfeited	(399)	0.17	(673)	0.14
Options exercised	(1,105)	0.10	(13,562)	0.10
Options outstanding at December 31	23,046	0.18	24,550	0.17
Options exercisable at December 31	7,881		3,024

C.	The weighted-average exercise price of stock options at exercise dates for the years ended December 31, 2020 and 2019 was both $ 0.1 (in dollars).

D.	As of December 31, 2020 and 2019, the range of exercise prices of stock options outstanding was both $ 0.1 ~ $ 0.3 (in dollars), respectively; the weighted-average remaining contractual period was 1.71 ~ 3.33 years and 2.22 ~ 4.33 years, respectively.

~39~

E.	The fair value of stock options granted on grant date is measured using the Black- Scholes option-pricing model. Relevant information is as follows:

Type of arrangement	Grant date	Stock price (in dollars)	Exercise price (in dollars)	Expected price volatility	Expected option life	Expected dividends	Risk-free interest rate	Fair value per unit (in dollars)
Employee stock options	2016.10.1	$0.1297	$0.1000	42.25%	3.42	0.00%	0.93%	$0.0530
"	2018.7.31	0.1386	0.1000	40.34%	3.42	0.00%	2.79%	0.0620
"	2019.1.15	0.1777	0.1000	39.29%	3.42	0.00%	2.52%	0.0947
"	2019.5.1	0.1777	0.3000	39.31%	3.88	0.00%	2.29%	0.0295

Note:	Expected price volatility rate was estimated by using historical volatility record of similar entities as the stock has no quoted market price.

F.	Expenses incurred on share-based payment transactions are shown below:

	Year ended December 31, 2020	Year ended December 31, 2019
Equity settled	$336	$394

(12)	Share capital

A.	As of December 31, 2020, the Company’s authorised capital was $82,000, consisting of 820,000 thousand shares of stock (including 45,000 thousand shares reserved for employee stock options), and the paid-in capital was $29,840, consisting of 298,397 thousand shares of ordinary stock with a par value of $ 0.1 (in dollars) per share. All proceeds from shares issued have been collected.

B.	Movements in the number of the Company’s shares outstanding (Units: share in thousands) are as follows:

	2020	2019
At January 1	313,562	300,000
Employee stock options exercised	1,105	13,562
Shares retired	(16,270)	-
At December 31	298,397	313,562

C.	On December 11, 2020, the Board of Directors resolved to repurchase the Company’s outstanding shares, aiming to enhance the Company’s credit rating and the stockholders’ equity. The repurchased treasury shares amounted to 16,270 thousand shares with a consideration in the amount of $10,000. The shares were retired on December 18, 2020.

~40~

(13)	Capital surplus

Except as required by the Company’s Articles of Incorporation or Cayman’s law, capital surplus shall not be used for any other purpose but covering accumulated deficit. Capital surplus should not be used to cover accumulated deficit unless the legal reserve is insufficient.

(14)	Accumulated deficits

Under the Company’s Articles of Incorporation, distribution of earnings would be based on the Company’s operating and capital needs.

(15)	Operating revenue

	Year ended December 31, 2020	Year ended December 31, 2019
Revenue from contracts with customers	$31,282	$23,855

A.	Disaggregation of revenue from contracts with customers

The Group derives revenue from the transfer of goods and services over time and at a point in time in the following geographical regions:

2020	Taiwan	United States	Japan	Others	Total
Revenue from external customer contracts	$166	$20,043	$3,084	$7,989	$31,282
Timing of revenue recognition
At a point in time	$115	$12,970	$961	$3,894	$17,940
Over time	51	7,073	2,123	4,095	13,342
	$166	$20,043	$3,084	$7,989	$31,282

2019	Taiwan	United States	Japan	Others	Total
Revenue from external customer contracts	$110	$14,211	$2,633	$6,901	$23,855
Timing of revenue recognition
At a point in time	$47	$9,558	$888	$4,143	$14,636
Over time	63	4,653	1,745	2,758	9,219
	$110	$14,211	$2,633	$6,901	$23,855

~41~

B.	Contract liabilities

(a)	The Group has recognised the following revenue-related contract liabilities:

	December 31, 2020	December 31, 2019	January 1, 2019
Contract liabilities:
Advance sales receipts	$2,296	$1,480	$648

(b)	Revenue recognised that was included in the contract liability balance at the beginning of the period

	Year ended December 31, 2020	Year ended December 31, 2019
Revenue recognised that was included in the contract liability balance at the beginning of the period
Advance sales receipts	$1,331	$648

(16)	Interest income

	Year ended December 31, 2020	Year ended December 31, 2019
Interest income from bank deposits	$126	$86
Interest income from financial assets at amortised cost	117	72
	$243	$158

(17)	Other income

	Year ended December 31, 2020	Year ended December 31, 2019
Subsidy from government	$178	$659
Others	13	32
	$191	$691

(18)	Other gains and losses

	Year ended December 31, 2020	Year ended December 31, 2019
Foreign exchange losses	$(770)	$(237)
Losses on financial liabilities at fair value through profit or loss	(2,022)	(936)
	$(2,792)	$(1,173)

~42~

(19)	Finance costs

	Year ended December 31, 2020	Year ended December 31, 2019
Interest expense - lease liabilities	$9	$5

(20)	Costs and expenses by nature

	Year ended December 31, 2020	Year ended December 31, 2019
Cost of goods sold	$11	$279
Employee benefit expenses	18,039	15,312
Promotional fees	6,511	2,539
Product selling expenses	2,548	1,352
Professional service fees	2,482	2,777
Royalty expense	780	-
Depreciation of right-of-use assets	306	211
Depreciation of property, plant and equipment	150	117
Amortisation of intangible assets	36	66
Others	1,851	1,686
Total operating costs and operating expenses	$32,714	$24,339

(21)	Employee benefit expenses

	Year ended December 31, 2020	Year ended December 31, 2019
Wages and salaries	$15,698	$12,888
Employee insurance fees	1,105	633
Pension costs	480	394
Employee stock options	336	394
Other personnel expenses	420	1,003
	$18,039	$15,312

~43~

(22)	Income tax

A.	Income tax expense

	Year ended December 31, 2020	Year ended December 31, 2019
Current tax:
Current tax expense recognised for the current period	$371	$590
Prior year income tax (over) underestimation	(50)	1
Total current tax	321	591
Deferred income tax:
Origination and reversal of temporary differences	(86)	(42)
Taxable losses	150	(302)
Total deferred income tax	64	(344)
Income tax expense	$385	$247

B.	Reconciliation between income tax expense and accounting profit

	Year ended December 31, 2020	Year ended December 31, 2019
Tax calculated based on profit (loss) before tax and statutory tax rate (Note)	$(165)	$606
Effects from items disallowed by tax regulation	208	51
Effects from non-deductible offshore income tax	193	387
Tax exempt income by tax regulation	(14)	(12)
Temporary difference not recognised as deferred income tax assets	150	(31)
Prior year income tax (over) underestimation	(50)	1
Taxable loss not recognised as deferred income tax assets	173	144
Change in assessment of realisation of deferred income tax assets	(136)	(1,016)
Effects from other states apart from where United States subsidiary registered	31	117
Effect from Japan provisional tax offsetting income tax	(5)	-
Income tax expense	$385	$247

Note:	The basis for computing the applicable tax rate are the rates applicable in the respective countries where the Group entities operate.

~44~

C.	Amounts of deferred income tax assets or liabilities as a result of temporary differences and tax losses are as follows:

	2020
	January 1	Recognised in profit or loss	Net exchange differences	December 31
Deferred income tax assets:
-Temporary differences:
Unrealised expenses	$36	$70	$4	$110
Unrealised exchange losses	-	14	-	14
Others	8	1	1	10
- Taxable losses	303	(150)	12	165
	347	(65)	17	299
Deferred income tax liabilities:
- Unrealised exchange gain	(1)	1	-	-
	$346	$(64)	$17	$299

	2019
	January 1	Recognised in profit or loss	Net exchange differences	December 31
Deferred income tax assets:
-Temporary differences:
Unrealised expenses	$-	$35	$1	$36
Others	-	8	-	8
- Taxable losses	-	302	1	303
	-	345	2	347
Deferred income tax liabilities:
- Unrealised exchange gain	-	(1)	-	(1)
	$-	$344	$2	$346

D.	Expiration dates of unused taxable losses and amounts of unrecognised deferred income tax assets are as follows:

December 31, 2020
Year incurred	Amount filed/ assessed	Unused amount	Unrecognised deferred income tax assets	Expiry year
2015	$5,417	$5,417	$5,417	2025
2016	7,794	6,142	5,901	2021~2036
2017	5,572	5,572	5,522	2022~2037
2018	7,678	7,678	7,522	2027~no expiration
2019	918	918	918	2024~2029
2020	868	868	868	2030
	$28,247	$26,595	$26,148

~45~

December 31, 2019
Year incurred	Amount filed/ assessed	Unused amount	Unrecognised deferred income tax assets	Expiry year
2015	$7,164	$5,462	$5,417	2024~2035
2016	7,794	6,846	6,230	2021~2036
2017	5,572	5,572	5,522	2022~2037
2018	7,678	7,678	7,522	2027~no expiration
2019	719	719	719	2029
	$28,927	$26,277	$25,410

E.	The amounts of deductible temporary difference that are not recognised as deferred income tax assets are as follows:

	December 31, 2020	December 31, 2019
Deductible temporary differences	$813	$(141)

(23)	Losses per share

	Year ended December 31, 2020
	Amount after tax	Weighted average number of ordinary shares outstanding (share in thousands)	Losses per share (in dollars)
Basic (diluted) losses per share
Loss attributable to ordinary shareholders of the parent	$(4,184)	313,106	$(0.01)

	Year ended December 31, 2019
	Amount after tax	Weighted average number of ordinary shares outstanding (share in thousands)	Losses per share (in dollars)
Basic (diluted) losses per share
Loss attributable to ordinary shareholders of the parent	$(1,060)	301,503	$(0.01)

~46~

(24)	Changes in liabilities from financing activities

	2020
	Financial liabilities at fair value through profit or loss	Lease liabilities (including current portion)	Liabilities from financing activities-gross
January 1	$56,405	$426	$56,831
Changes in cash flow from financing activities	50,000	(305)	49,695
Net exchange differences	-	18	18
Changes in fair value	2,022	-	2,022
Changes in other non-cash items - additions	-	201	201
December 31	$108,427	$340	$108,767

	2019
	Financial liabilities at fair value through profit or loss	Lease liabilities (including current portion)	Liabilities from financing activities-gross
January 1 (including effects of initial application)	$30,469	$83	$30,552
Changes in cash flow from financing activities	25,000	(193)	24,807
Net exchange differences	-	13	13
Changes in fair value	936	-	936
Changes in other non-cash items - additions	-	523	523
December 31	$56,405	$426	$56,831

7.	Related Party Transactions

(1)	Names of related parties and relationship

Names of related parties	Relationship with the Group
CyberLink Corp. (CyberLink)	Other related party (Significant influence over the reporting entity)
CyberLink International Technology Corp. (CyberLink-B.V.I.)	Other related party (Subsidiary of CyberLink)
CyberLink Europe B.V.	"
CyberLink Inc.	"
CyberLink. Com Corp.	"

~47~

(2)	Significant transactions and balances with related parties

A.	Operating revenue

	Year ended	Year ended
	December 31, 2020	December 31, 2019
Service revenue:
Other related parties	$27	$7

Sales of services are negotiated with related parties based on mutual agreement.

B.	Other receivables

	December 31, 2020	December 31, 2019
CyberLink	$15	$-
CyberLink-B.V.I.	-	112
	$15	$112

Other receivables are mainly from receivables that were paid and received on behalf of others.

C.	Other payables

	December 31, 2020	December 31, 2019
Other related parties	$85	$176

Other payables are mainly expenses from professional service, rental and payments on behalf of others.

D.	Operating expenses

		Year ended	Year ended
	Description	December 31, 2020	December 31, 2019
CyberLink	Management service fee	$157	$268
CyberLink Inc.	Management service fee	-	83
Other related parties	Management service fee	-	10
		$157	$361

The abovementioned management service fees are calculated based on the personnel cost of services provided by the related parties.

E.	Lease transactions — lessee/rent expense

(a)	The Group leases offices from CyberLink and CyberLink Inc. Rental contracts are typically made for periods of 1~2 years. The rents were paid to CyberLink and CyberLink Inc. at the beginning of next month and each quarter, respectively.

~48~

(b)	Rent expense

	Year ended	Year ended
	December 31, 2020	December 31, 2019
CyberLink Inc.	$91	$-

(c)	Acquisition of right-of-use assets:

	Year ended	Year ended
	December 31, 2020	December 31, 2019
CyberLink	$-	$391

(d)	Lease liabilities

i.	Outstanding balance:

	December 31, 2020	December 31, 2019
Total lease liabilities	$108	$304
Less: Current portion (shown as ‘current lease liabilities’)	(108)	(202)
	$-	$102

ii.	Interest expense

	Year ended	Year ended
	December 31, 2020	December 31, 2019
CyberLink	$4	$4

(3)	Key management compensation

	Year ended	Year ended
	December 31, 2020	December 31, 2019
Salaries and other short-term employee benefits	$2,858	$2,705
Post-employment benefits	29	31
	$2,887	$2,736

8.	Pledged Assets

The Group’s assets pledged as collateral are as follows:

	Book value
Pledged assets	December 31, 2020	December 31, 2019	Purpose
Time deposits (Shown as ‘current financial assets at amortised cost’)	$-	$374	Guarantee in the form of bank guarantee

~49~

9.	Significant Contingent Liabilities and Unrecognised Contract Commitments

(1)	Contingencies

None.

(2)	Commitments

Except for Notes 6(5), 6(7) and 7(2), there is no other significant commitments.

10.	Significant Disaster Loss

None.

11.	Significant Events After the Balance Sheet Date

None.

12.	Others

(1)	Capital management

The Group’s objectives of capital management are to ensure the Group’s sustainable operation and to maintain an optimal capital structure to reduce the cost of capital and provide returns for shareholders. In order to maintain or adjust to optimal capital structure, the Group may adjust the amount of dividends paid to shareholders, return capital to shareholders, issue new shares or sell assets to reduce debt. The Group monitors capital on the basis of the gearing ratio. This ratio is calculated as total liabilities divided by total equity.

(2)	Financial instruments

A.	Financial instruments by category

	December 31, 2020	December 31, 2019
Financial assets
Financial assets at amortised cost
Cash and cash equivalents	$79,018	$28,283
Financial assets at amortised cost	-	8,174
Accounts receivable	5,509	6,211
Other receivables (including related parties)	25	128
Guarantee deposits paid	106	55
	$84,658	$42,851

~50~

	December 31, 2020	December 31, 2019
Financial liabilities
Financial liabilities at fair value through profit or loss	$108,427	$56,405
Financial liabilities designated as at fair value through profit or loss	$-	$165
Financial liabilities at amortised cost Accounts payable
Other payables (including related parties)	7,049	5,543
Guarantee deposits received	27	26
	$7,076	$5,734
Lease liabilities	$340	$426

B.	Financial risk management policies

(a)	The Group’s activities expose it to a variety of financial risks: market risk (including foreign exchange risk), credit risk and liquidity risk. The Group’s overall risk management programme focuses on the unpredictability of financial markets and seeks to minimise potential adverse effects on the Group’s financial position and financial performance.

(b)	Risk management is carried out by a central treasury department (the Group’s finance department) under policies approved by the Board of Directors. The Group’s finance department identifies, evaluates and hedges financial risks in close co-operation with the Group’s operating units. The Board has written principles for overall risk management, as well as written policies covering specific areas and matters, such as foreign exchange risk, interest rate risk, credit risk, use of derivative and non-derivative financial instruments, and investment of excess liquidity.

C.	Significant financial risks and degrees of financial risks

(a)	Market risk

Foreign exchange risk

i.	The Group operates internationally and is exposed to exchange rate risk arising from the transactions of the Company and its subsidiaries used in various functional currency, primarily with respect to the NTD, RMB, JPY and EUR. Exchange rate risk arises from future commercial transactions and recognised assets and liabilities.

~51~

ii.	The Group’s business involves some non-functional currency operations (the Company’s and certain subsidiaries’ functional currency: USD; other certain subsidiaries’ functional currency: NTD, JPY and RMB). Significant financial assets and liabilities denominated in foreign currencies are as follows:

	December 31, 2020
					Sensitivity analysis
Financial assets	Foreign currency amount (in thousands)	Exchange rate	Functional currency	Book value (USD)	Degree of variation	Effect on profit or loss
Monetary items
USD:NTD	$10,042	28.48	$285,996	$10,042	1%	$100
HKD:NTD	541	3.67	1,985	70	1%	1
EUR:NTD	949	35.02	33,234	1,167	1%	12
RMB:NTD	3,548	4.38	15,540	546	1%	5
JPY:NTD	184,537	0.28	51,670	1,814	1%	18
Financial liabilities
Monetary items
USD:JPY	122	103.08	12,576	122	1%	1
USD:RMB	54	6.51	352	54	1%	1

	December 31, 2019
					Sensitivity analysis
Financial assets	Foreign currency amount (in thousands)	Exchange rate	Functional currency	Book value (USD)	Degree of variation	Effect on profit or loss
Monetary items
USD:NTD	$9,170	29.98	$274,917	$9,170	1%	92
EUR:NTD	392	33.59	13,167	439	1%	4
RMB:NTD	874	4.31	3,767	126	1%	1
EUR:USD	259	1.12	290	290	1%	3
Financial liabilities
Monetary items
USD:JPY	895	108.62	97,215	895	1%	9
USD:RMB	389	6.98	2,715	389	1%	4

iii.	The total exchange loss, including realised and unrealised, arising from significant foreign exchange variation on the monetary items held by the Group for the years ended December 31, 2020 and 2019, amounted to $770 and $237, respectively.

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(b)	Credit risk

i.	Credit risk refers to the risk of financial loss to the Group arising from default by the clients or counterparties of financial instruments on the contract obligations. The main factor is that counterparties could not repay in full the accounts receivable based on the agreed terms and the financial assets at amortised cost.

ii.	The Group manages their credit risk taking into consideration the entire group’s concern. For banks and financial institutions, only independently rated parties with a minimum rating of ‘A’ are accepted. According to the Group’s credit policy, each local entity in the Group is responsible for managing and analysing the credit risk for each of their new clients before standard payment and delivery terms and conditions are offered. Internal risk control assesses the credit quality of the customers, taking into account their financial position, past experience and other factors. Individual risk limits are set based on internal or external ratings in accordance with limits set by the Board of Directors. The utilisation of credit limits is regularly monitored.

iii.	The default occurs when the contract payments are past due over 180 days.

iv.	The Group adopts following assumptions under IFRS 9 to assess whether there has been a significant increase in credit risk on that instrument since initial recognition: If the contract payments were past due over 30 days based on the terms, there has been a significant increase in credit risk on that instrument since initial recognition.

v.	The Group classifies customers’ accounts receivable in accordance with geographic area and credit rating of customer. The Group applies the modified approach to estimate expected credit loss under the provision matrix basis.

vi.	The Group used the forecastability of Chung-hua Institute for Economic Research’s Taiwan economic forecast to adjust historical and timely information to assess the default possibility of accounts receivable.

vii.	The loss amounts of accounts receivable allowance using simplified method were not significant, thus, the loss was not recognised as at December 31, 2020 and 2019.

(c)	Liquidity risk

i.	Cash flow forecasting is performed in the operating entities of the Group and aggregated by the Group’s finance department. The Group’s finance department monitors rolling forecasts of the Group’s liquidity requirements to ensure it has sufficient cash to meet operational needs.

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ii.	Surplus cash held by the operating entities over and above balance required for working capital management are transferred to the Group’s finance department. The Group’s finance department invests surplus cash in interest bearing current accounts and time deposits, choosing instruments with appropriate maturities or sufficient liquidity to provide sufficient head-room as determined by the above-mentioned forecasts. As at December 31, 2020 and 2019, the Group held money market position of $71,115 and $31,590, respectively, that are expected to readily generate cash inflows for managing liquidity risk.

iii.	The table below analyses the Group’s non-derivative financial liabilities based on the remaining period at the balance sheet date to the contractual maturity date. The amounts disclosed in the table are the contractual undiscounted cash flows.

	Less than 1 year	Between 2 and 5 years	Over 5 years
Non-derivative financial liabilities:
December 31, 2020
Financial liabilities at fair value through profit or loss	$108,427	$–	$–
Other payables (including related parties)	7,049	–	–
Lease liabilities (Note)	229	116	–
Guarantee deposits received	–	27	–

	Less than 1 year	Between 2 and 5 years	Over 5 years
Non-derivative financial liabilities:
December 31, 2019
Financial liabilities at fair value through profit or loss	$56,405	$–	$–
Accounts payable	165	–	–
Other payables (including related parties)	5,543	–	–
Lease liabilities (Note)	252	181	–
Guarantee deposits received	–	26	–

Note: The amount included the interest of estimated future payments.

(3)	Fair value information

A.	The different levels that the inputs to valuation techniques are used to measure fair value of financial and non-financial instruments have been defined as follows:

Level 1:	Quoted prices (unadjusted) in active markets for identical assets or liabilities that the entity can access at the measurement date. A market is regarded as active where a market in which transactions for the asset or liability take place with sufficient frequency and volume to provide pricing information on an ongoing basis.

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Level 2:	Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3:	Unobservable inputs for the asset or liability. The fair value of the Group’s compound instrument such as convertible preference shares is included in Level 3.

B.	The carrying amounts of the Group’s financial instruments not measured at fair value (including cash and cash equivalents, current financial assets at amortised cost, accounts receivable, other receivables (including related parties), guarantee deposits paid, accounts payable, other payables (including related parties) and guarantee deposits received) are approximate to their fair values.

C.	The related information of financial instruments measured at fair value by level on the basis of the nature, characteristics and risks of the liabilities at December 31, 2020 and 2019 are as follows:

(a)	The related information of natures of the liabilities is as follows:

	Level 1	Level 2	Level 3	Total
December 31, 2020
Liabilities
Recurring fair value measurements
Financial liabilities at fair value through profit or loss
Compound instrument:
Convertible preference shares	$-	$-	$108,427	$108,427

	Level 1	Level 2	Level 3	Total
December 31, 2019
Liabilities
Recurring fair value measurements
Financial liabilities at fair value through profit or loss
Compound instrument:
Convertible preference shares	$-	$-	$56,405	$56,405

(b)	The methods and assumptions the Group used to measure fair value are as follows:

i.	The fair value of financial instruments without active markets is measured by using valuation techniques or by reference to counterparty quotes. The fair value of financial instruments measured by using valuation techniques can be referred to current fair value of instruments with similar terms and characteristics in substance, discounted cash flow method or other valuation methods, including calculated by applying model using market information available at the consolidated balance sheet date (i.e. yield curves on the Taipei Exchange, average commercial paper interest rates quoted from Reuters).

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ii.	The output of valuation model is an estimated value and the valuation technique may not be able to capture all relevant factors of the Group’s financial and non-financial instruments. Therefore, the estimated value derived using valuation model is adjusted accordingly with additional inputs, for example, model risk or liquidity risk, etc. In accordance with the Group’s management policies and relevant control procedures relating to the valuation models used for fair value measurement, management believes adjustment to valuation is necessary in order to reasonably represent the fair value of financial and non-financial instruments at the consolidated balance sheet. The inputs and pricing information used during valuation are carefully assessed and adjusted based on current market conditions.

iii.	The Group takes into account adjustments for credit risks to measure the fair value of financial and non-financial instruments to reflect credit risk of the counterparty and the Group’s credit quality.

D.	The following chart is the movement of Level 3 for the years ended December 31, 2020 and 2019:

	2020	2019
	Compound instrument: Convertible preference shares	Compound instrument: Convertible preference shares
At January 1	$56,405	$30,469
Gains and losses recognised in profit or loss
Recorded as non-operating income and expenses	2,022	936
Issued in the period	50,000	25,000
At December 31	$108,427	$56,405

E.	For the years ended December 31, 2020 and 2019, there was no transfer into or out from Level 3.

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F.	The following is the qualitative information of significant unobservable inputs and sensitivity analysis of changes in significant unobservable inputs to valuation model used in Level 3 fair value measurement:

	Fair value at December 31, 2020	Valuation technique	Significant unobservable input	Relationship of inputs to fair value
Compound instrument:
Convertible preference shares	$108,427	Market approach	Discount for lack of marketability	The higher the discount for lack of marketability, the lower the fair value

	Fair value at December 31, 2019	Valuation technique	Significant unobservable input	Relationship of inputs to fair value
Compound instrument:
Convertible preference shares	$56,405	Market approach	Discount for lack of marketability	The higher the discount for lack of marketability, the lower the fair value

G.	The Group has carefully assessed the valuation models and assumptions used to measure fair value. However, use of different valuation models or assumptions may result in different measurement. The following is the effect of profit or loss from financial liabilities categorised within Level 3 if the inputs used to valuation models have changed:

			December 31, 2020
			Recognised in profit or loss
	Input	Change	Favourable change	Unfavourable Change
Financial liabilities
Compound instrument:
Convertible preference shares	Discount for lack of marketability	±1%	$1,084	$(1,084)

			December 31, 2019
			Recognised in profit or loss
	Input	Change	Favourable change	Unfavourable change
Financial liabilities
Compound instrument:
Convertible preference shares	Discount for lack of marketability	±1%	$564	$(564)

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13.	Supplementary Disclosures

(1)	Significant transactions information

A.	Loans to others: None.

B.	Provision of endorsements and guarantees to others: None.

C.	Holding of marketable securities at the end of the period (not including subsidiaries, associates and joint ventures): None.

D.	Acquisition or sale of the same security with the accumulated cost exceeding NT$300 million or 20% of the Company’s paid-in capital: None.

E.	Acquisition of real estate reaching NT$300 million or 20% of paid-in capital or more: None.

F.	Disposal of real estate reaching NT$300 million or 20% of paid-in capital or more: None.

G.	Purchases or sales of goods from or to related parties reaching NT$100 million or 20% of paid-in capital or more: None.

H.	Receivables from related parties reaching NT$100 million or 20% of paid-in capital or more: Please refer to table 1.

I.	Trading in derivative instruments undertaken during the reporting periods: None. J. Significant inter-company transactions during the reporting periods: Please refer to table 2.

(2)	Information on investees

Names, locations and other information of investee companies (not including investees in Mainland China): Please refer to table 3.

(3)	Information on investments in Mainland China

A.	Basic information: Please refer to table 4.

B.	Significant transactions, either directly or indirectly through a third area, with investee companies in the Mainland Area: Please refer to table 2.

14.	Segment Information

(1)	General information

The Group operates business only in a single industry. The Board of Directors who allocates resources and assesses performance of the Group as a whole, has identified that the Group has only one reportable operating segment.

(2)	Measurement of segment information

A.	The accounting policies for operating segments are the same as those summarised in Note 4 of the financial statements.

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B.	The Group uses segment revenue and operating income as the basis for evaluating performance and has eliminated the impact of inter-segment transactions. The segment assets are excluded from the above performance evaluation.

(3)	Information about segment profit or loss, assets and liabilities

The segment information provided to the chief operating decision-maker for the reportable segments is as follows:

	Year ended	Year ended
	December 31, 2020	December 31, 2019
Segment Revenue	$31,282	$23,855
Segment Operating Loss	$(1,432)	$(484)
Depreciation and amortisation expense	$492	$394

(4)	Reconciliation for segment loss

A.	Sales between segments are carried out at arm’s length. The revenue from external customers reported to the chief operating decision-maker is measured in a manner consistent with that in the statement of comprehensive income.

B.	A reconciliation of reportable segment loss to the loss before tax from continuing operations for the years ended December 31, 2020 and 2019 is as follows:

	Year ended	Year ended
	December 31, 2020	December 31, 2019
Reportable segments loss	$(1,432)	$(484)
Interest income	243	158
Subsidy from government	178	659
Exchange losses	(770)	(237)
Finance costs	(9)	(5)
Loss on financial liabilities at fair value through profit or loss	(2,022)	(936)
Others	13	32
Loss before tax from continuing operations	$(3,799)	$(813)

(5)	Information on products and services

Please refer to Note 14(3).

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(6)	Geographical information

Geographical information for the years ended December 31, 2020 and 2019 is as follows:

	Year ended December 31, 2020		Year ended December 31, 2019
	Revenue	Non-current assets	Revenue	Non-current assets
Taiwan	$166	$876	$110	$832
United States	20,043	2	14,211	2
Japan	3,084	6	2,633	4
Others	7,989	-	6,901	-
	$31,282	$884	$23,855	$838

Geographical information on the revenue shows the location in which sales were generated. Non-current assets refer to property, plant and equipment, right-of-use assets and intangible assets.

(7)	Major customer information

Major customer information of the Group for the years ended December 31, 2020 and 2019 is as follows:

	Year ended December 31, 2020	Year ended December 31, 2019
	Revenue	Revenue
Client A	$5,708	$3,566
Client B	5,269	1,566
Client C	3,431	1,863
Client D	393	3,175

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PERFECT CORP. AND SUBSIDIARIES
Receivables from related parties reaching NT$100 million or 20% of paid-in capital or more
Year ended December 31, 2020

Table 1	Expressed in thousands of USD
(Except as otherwise indicated)

							Amount collected
		Relationship			Overdue receivables		subsequent to the	Allowance for
Creditor	Counterparty	with the counterparty	Balance as at December 31, 2020	Turnover rate	Amount	Action taken	balance sheet date	doubtful accounts
Perfect Mobile Corp. (Taiwan)	Perfect Corp. (USA)	Sub-subsidiary	$3,647	Note	$-	-	$-	$-

Note : Including accounts receivable and other receivables, thus, not applicable to the calculation of turnover rate.

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PERFECT CORP. AND SUBSIDIARIES
Significant inter-company transactions during the reporting periods
Year ended December 31, 2020

Table 2	Expressed in thousands of USD
(Except as otherwise indicated)

				Transaction
Number (Note 1)	Company name	Counterparty	Relationship (Note 2)	General ledger account	Amount	Transaction terms	Percentage of consolidated total operating revenues or total assets (Note 3)
1	Perfect Mobile Corp. (Taiwan)	Perfect Corp. (USA)	3	Operating revenue	$1,229	Note 5	3.9%
		Perfect Corp. (USA)	3	Accounts receivable	3,503	Note 5	4.1%
		Perfect Corp. (USA)	3	Other income	635	Note 4	2.0%
		Perfect Corp. (Japan)	3	Operating revenue	1,120	Note 5	3.6%
		Perfect Corp. (Japan)	3	Accounts receivable	1,837	Note 5	2.1%
		Perfect Corp. (Shanghai)	3	Operating revenue	634	Note 5	2.0%
		Perfect Corp. (Shanghai)	3	Accounts receivable	436	Note 5	0.5%

Note 1:	The numbers filled in for the transaction company in respect of inter-company transactions are as follows:

(1)	Parent company is ‘0’.

(2)	The subsidiaries are numbered in order starting from ‘1’.

Note 2:	Relationship between transaction company and counterparty is classified into the following three categories; fill in the number of category each case belongs to (If transactions between parent company and subsidiaries or between subsidiaries refer to the same transaction, it is not required to disclose twice. For example, if the parent company has already disclosed its transaction with a subsidiary, then the subsidiary is not required to disclose the transaction; for transactions between two subsidiaries, if one of the subsidiaries has disclosed the transaction, then the other is not required to disclose the transaction.):

(1)	Parent company to subsidiary.

(2)	Subsidiary to parent company.

(3)	Subsidiary to subsidiary.

Note 3:	Regarding percentage of transaction amount to consolidated total operating revenues or total assets, it is computed based on period-end balance of transaction to consolidated total assets for balance sheet accounts and based on accumulated transaction amountfor the period to consolidated total operating revenues for income statement accounts.

Note 4:	The above management service fees, etc. are based on the mutual agreement.

Note 5:	Sales of services are negotiated with related parties based on the mutual agreement, and the credit term is within three months after the sales.

Note 6:	Transaction amounts over NT$10,000 are disclosed; transactions are disclosed from the assets and revenue sides.

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PERFECT CORP. AND SUBSIDIARIES
Information on investees
Year ended December 31, 2020

Table 3	Expressed in thousands of USD
(Except as otherwise indicated)

									Net profit (loss)	Investment income(loss)
									of the investee for the	recognised by the Company
				Initial investment amount		Shares held as at December 31, 2020			year ended December 31,	for the year
	Investee		Main business	Balance	Balance		Ownership		2020	ended December 31, 2020
Investor	(Notes 1 and 2)	Location	activities	as at December 31, 2020	as at December 31, 2019	Number of shares	(%)	Book value	(Note 2(2))	(Note 2(3))	Footnote
Perfect Corp.	Perfect Mobile Corp. (Taiwan)	Taiwan	Design, development and marketing of mobile applications	$28,844	$28,844	28,000,000	100%	$10,976	$(3,021)	$(3,021)	Subsidiary
Perfect Corp.	Perfect Corp.(USA)	U.S.A.	Sales of mobile applications	13,800	13,800	1,380,000	100%	4,732	360	360	Subsidiary
Perfect Corp.	Perfect Corp.(Japan)	Japan	Sales of mobile applications	1,373	1,373	3,240	100%	1,203	395	395	Subsidiary
Perfect Corp.	Perfect Mobile Corp. (B.V.I.)	British Virgin Islands	Investment activities	4,000	4,000	40,000,000	100%	3,192	44	44	Subsidiary

Note 1:	If a public company is equipped with an overseas holding company and takes consolidated financial report as the main financial report according to the local law rules, it can only disclose the information of the overseas holding company about the disclosure of related overseas investee information.

Note 2:	If situation does not belong to Note 1, fill in the columns according to the following regulations:

(1)	The columns of ‘Investee’, ‘Location’, ‘Main business activities’, Initial investment amount’ and ‘Shares held as at December 31, 2020’ should fill orderly in the Company’s (public company’s) information on investees and every directly or indirectly controlled investee’s investment information, and note the relationship between the Company (public company) and its investee each (ex. direct subsidiary or indirect subsidiary) in the ‘footnote’ column.

(2)	The ‘Net profit (loss) of the investee for the year ended December 31, 2020’ column should fill in amount of net profit (loss) of the investee for this period.

(3)	The ‘Investment income (loss) recognised by the Company for the year ended December 31, 2020’ column should fill in the Company (public company) recognised investment income (loss) of its direct subsidiary and recognised investment income (loss) of its investee accounted for under the equity method for this period. When filling in recognised investment income (loss) of its direct subsidiary, the Company (public company) should confirm that direct subsidiary’s net profit (loss) for this period has included its investment income (loss) which shall be recognised by regulations.

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PERFECT CORP. AND SUBSIDIARIES
Information on investments in Mainland China
Year ended December 31, 2020

Table 4	Expressed in thousands of USD
(Except as otherwise indicated)

					Amount remitted from Taiwan							Accumulated
				Accumulated	to Mainland China/		Accumulated			Investment income		amount
				amount of	Amount remitted back		amount		Ownership	(loss) recognised		of investment
				remittance from	to Taiwan for the year		of remittance		held by	by the Company	Book value of	income
				Taiwan to	ended December 31, 2020		from Taiwan to		the	for the year	investments in	remitted back to
			Investment	Mainland China	Remitted to		Mainland China	Net income of	Company	ended December	Mainland China	Taiwan as of
Investee in	Main business		method	as of January 1,	Mainland	Remitted back	as of December 31,	investee as of	(direct or	31, 2020	as of December	December 31,
Mainland China	activities	Paid-in capital	(Note 1)	2020	China	to Taiwan	2020	December 31, 2020	indirect)	(Note 2(2)C)	31, 2020	2020	Footnote
Perfect Corp. (Shanghai)	Sales of mobile applications	$2,157	(1)	$-	$-	$-	$-	$271	100%	$271	$1,369	$-	Note 3

Company name	Accumulated amount of remittance from Taiwan to Mainland China as of December 31, 2020	Investment amount approved by the Investment Commission of the Ministry of Economic Affairs (MOEA)	Ceiling on investments in Mainland China imposed by the Investment Commission of MOEA
Not applicable to foreign issuer	$-	$-	$-

Note 1:	Investment methods are classified into the following three categories; fill in the number of category each case belongs to:

(1)	Directly invest in a company in Mainland China.

(2)	Through investing in an existing company in the third area, which then invested in the investee in Mainland China.

(3)	Others

Note 2:	In the ‘Investment income (loss) recognised by the Company for the year ended December 31, 2020’ column:

(1)	It should be indicated if the investee was still in the incorporation arrangements and had not yet any profit during this period.

(2)	Indicate the basis for investment income (loss) recognition in the number of one of the following three categories:

A.	The financial statements that are audited and attested by international accounting firm which has cooperative relationship with accounting firm in R.O.C.

B.	The financial statements that are audited and attested by R.O.C. parent company’s CPA.

C.	The financial statements that are audited and attested by parent company’s CPA.

Note 3:	The numbers in this table are expressed in United States Dollars.

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PERFECT CORP. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS AND

INDEPENDENT AUDITORS’ REPORT

DECEMBER 31, 2019 AND 2018

For the convenience of readers and for information purpose only, the auditors’ report and the accompanying financial statements have been translated into English from the original Chinese version prepared and used in the Republic of China. In the event of any discrepancy between the English version and the original Chinese version or any differences in the interpretation of the two versions, the Chinese-language auditors’ report and financial statements shall prevail.

~1~

INDEPENDENT AUDITORS' REPORT TRANSLATED FROM CHINESE

PWCR19002995

To the Board of Directors and Shareholders of Perfect Corp.

Opinion

We have audited the accompanying consolidated balance sheets of Perfect Corp. and subsidiaries (the “Group”) as at December 31, 2019 and 2018, and the related consolidated statements of comprehensive income, of changes in equity and of cash flows for the years then ended, and notes to the consolidated financial statements, including a summary of significant accounting policies.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Group as at December 31, 2019 and 2018, and its consolidated financial performance and its consolidated cash flows for the years then ended in accordance with the “Regulations Governing the Preparation of Financial Reports by Securities Issuers” and the International Financial Reporting Standards, International Accounting Standards, IFRIC Interpretations, and SIC Interpretations as endorsed by the Financial Supervisory Commission.

Basis for opinion

We conducted our audits in accordance with the “Regulations Governing Auditing and Attestation of Financial Statements by Certified Public Accountants” and generally accepted auditing standards in the Republic of China (ROC GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are independent of the Group in accordance with the Code of Professional Ethics for Certified Public Accountants in the Republic of China (the “Code”), and we have fulfilled our other ethical responsibilities in accordance with the Code. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Key audit matters

Key audit matters are those matters that, in our professional judgment, were of most significance in our audit of the consolidated financial statements of the current period. These matters were addressed in the context of our audit of the consolidated financial statements as a whole, and in forming our opinion thereon, we do not provide a separate opinion on these matters.

~2~

Key audit matters for the Group’s consolidated financial statements of the current period are stated as follows:

Accuracy of operating revenue recognition timing

Description

Please refer to Note 4(23) for description of the accounting policy on operating revenue, and Note 6(15) for details of operating revenue.

The Group’s main sales type is granting licences of mobile applications or platforms and relevant services. When contracts with customers include both granting licences and promised services, the Group shall identify whether it involves a single or multiple performance obligations, based on the nature of the promises, within the context of the contracts. Further, the Group recognises the revenue by determining whether it satisfies the performance obligations at a point in time or over time. Given that the revenue is recognised primarily by judgement, it leads to different cut-offs near the financial period-end. Additionally, the amounts involved would have a material effect on the consolidated financial statements. Therefore, we consider that the accuracy of revenue recognition timing from granting licences of mobile applications or platforms as one of the key audit matters for this fiscal year’s audit.

How our audit addressed the matter

We performed the following audit procedures on the above key audit matter:

1.	Obtained an understanding and tested the effectiveness of internal control adopted by management for revenue recognition timing from granting licences of mobile applications or platforms. This consisted of verifying the nature of the promises within the context of the contracts, identifying whether it involves a single or multiple performance obligations, and ensuring that the revenue has been properly recorded.

2.	Performed cut-off test on revenue from granting licences of mobile applications or platforms near the financial period-end, including verifying licensing contracts, the terms and conditions of transactions, and the transfer date or go-live date of the mobile applications or platforms, identifying whether it involves a single or multiple performance obligations, and confirming that the revenue is recorded in the proper period.

Fair value measurement of convertible preference shares

Description

Please refer to Note 4(18) for description of the accounting policy on convertible preference shares, Note 5(2) for the accounting estimates and assumption uncertainty in relation to the measurement of fair value, and Note 12(3) for details of fair value of financial liabilities.

~3~

The issuance of convertible preference shares by the Group was recognised under financial liabilities designated as at fair value through profit or loss on initial recognition due to their compound instrument feature, and any changes in the fair value of these financial liabilities are recognised in profit or loss.

Since the abovementioned fair value estimates are subject to management’s judgement and involve many assumptions and estimates having high uncertainty. Thus, we consider that the measurement of fair value of convertible preference shares as one of the key audit matters for this fiscal year’s audit.

How our audit addressed the matter

We performed the following audit procedures on the above key audit matter:

1.	Obtained an understanding and evaluated the Group’s related policies and valuation process on the fair value measurement of convertible preference shares, including collecting internal and external data, assessing long-term and short-term business forecast and technological shifts in respective industries.

2.	Evaluated whether management adopted an adequate measurement method which was commonly adopted in the same industry and environment.

3.	Obtained the valuation report from the expert appraiser, and performed the following procedures:

(1)	Examined inputs and calculation formulas used in valuation methods, reviewed information and documents in respect of the relevance and the reliability of data source and agreed such data to their supporting documents.

(2)	Evaluated the sensitivity analysis on assumptions and inputs executed by management to ensure that management has adequately managed the impact of the estimates and assumptions uncertainty on the measurement of fair value.

Responsibilities of management and those charged with governance for the consolidated financial statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with the “Regulations Governing the Preparation of Financial Reports by Securities Issuers” and the International Financial Reporting Standards, International Accounting Standards, IFRIC Interpretations, and SIC Interpretations as endorsed by the Financial Supervisory Commission, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is responsible for assessing the Group’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Group or to cease operations, or has no realistic alternative but to do so.

~4~

Those charged with governance, including the supervisors, are responsible for overseeing the Group’s financial reporting process.

Auditor's responsibilities for the audit of the consolidated financial statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with ROC GAAS will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these consolidated financial statements.

As part of an audit in accordance with ROC GAAS, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

1.	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

2.	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control.

3.	Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.

4.	Conclude on the appropriateness of management’s use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Group’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the consolidated financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Group to cease to continue as a going concern.

~5~

5.	Evaluate the overall presentation, structure and content of the consolidated financial statements, including the disclosures, and whether the consolidated financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

6.	Obtain sufficient appropriate audit evidence regarding the financial information of the entities or business activities within the Group to express an opinion on the consolidated financial statements. We are responsible for the direction, supervision and performance of the group audit. We remain solely responsible for our audit opinion.

We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

We also provide those charged with governance with a statement that we have complied with relevant ethical requirements regarding independence, and to communicate with them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, related safeguards.

From the matters communicated with those charged with governance, we determine those matters that were of most significance in the audit of the consolidated financial statements of the current period and are therefore the key audit matters. We describe these matters in our auditor’s report unless law or regulation precludes public disclosure about the matter or when, in extremely rare circumstances, we determine that a matter should not be communicated in our report because the adverse consequences of doing so would reasonably be expected to outweigh the public interest benefits of such communication.

Wang, Chao-Ming                     Lai, Chung-Hsi

For and on behalf of PricewaterhouseCoopers, Taiwan

Februrary 24, 2020

The accompanying consolidated financial statements are not intended to present the financial position and results of operations and cash flows in accordance with accounting principles generally accepted in countries and jurisdictions other than the Republic of China. The standards, procedures and practices in the Republic of China governing the audit of such financial statements may differ from those generally accepted in countries and jurisdictions other than the Republic of China. Accordingly, the accompanying consolidated financial statements and report of independent accountants are not intended for use by those who are not informed about the accounting principles or auditing standards generally accepted in the Republic of China, and their applications in practice.

As the financial statements are the responsibility of the management, PricewaterhouseCoopers cannot accept any liability for the use of, or reliance on, the English translation or for any errors or misunderstandings that may derive from the translation.

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PERFECT CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2019 AND 2018

(Expressed in thousands of New Taiwan dollars)

			December 31, 2019		December 31, 2018
	Assets	Notes	AMOUNT	%	AMOUNT	%
	Current assets
1100	Cash and cash equivalents	6(1)	$847,927	64	$333,587	73
1136	Current financial assets at amortised cost	6(1)(2) and 8	245,057	18	19,968	4
1150	Notes receivable, net		3	-	3	-
1170	Accounts receivable, net	6(3)	186,194	14	86,348	19
1200	Other receivables		489	-	115	-
1210	Other receivables - related parties	7	3,371	-	1,045	-
1220	Current income tax assets		159	-	25	-
130X	Inventories		2,872	-	1,887	-
1470	Other current assets		9,788	1	3,833	1
11XX	Total current assets		1,295,860	97	446,811	97
	Non-current assets
1600	Property, plant and equipment	6(4)	10,949	1	8,557	2
1755	Right-of-use assets	6(5) and 7	12,195	1	-	-
1780	Intangible assets	6(6)	1,989	-	2,734	1
1840	Deferred income tax assets	6(21)	10,397	1	-	-
1920	Guarantee deposits paid		1,642	-	1,198	-
15XX	Total non-current assets		37,172	3	12,489	3
1XXX	Total assets		$1,333,032	100	$459,300	100

(Continued)

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PERFECT CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2019 AND 2018

(Expressed in thousands of New Taiwan dollars)

			December 31, 2019		December 31, 2018
	Liabilities and Equity	Notes	AMOUNT	%	AMOUNT	%
	Current liabilities
2120	Current financial liabilities at fair value through profit or loss	6(7)	$1,691,015	127	$936,001	204
2130	Current contract liabilities	6(15)	44,383	3	19,923	5
2170	Accounts payable		4,952	-	-	-
2200	Other payables	6(8)	160,903	12	129,924	28
2220	Other payables - related parties	7	5,271	1	4,389	1
2230	Current tax liabilities		13,081	1	50	-
2280	Current lease liabilities	6(5)and 7	7,397	1	-	-
2300	Other current liabilities	6(9)	2,924	-	13,417	3
21XX	Total current liabilities		1,929,926	145	1,103,704	241
	Non-current liabilities
2570	Deferred income tax liabilities	6(21)	36	-	-	-
2580	Non-current lease liabilities	6(5)and 7	5,367	-	-	-
2640	Net defined benefit liability, non-current	6(10)	1,215	-	494	-
2645	Guarantee deposits received		776	-	776	-
25XX	Total non-current liabilities		7,394	-	1,270	-
2XXX	Total liabilities		1,937,320	145	1,104,974	241
	Equity
	Capital Stock	6(12)
3110	Common stock		957,491	72	916,152	199
	Capital surplus	6(13)
3200	Capital surplus		22,998	1	10,831	2
	Retained earnings	6(14)
3350	Accumulated deficit		(1,632,999)	(122)	(1,599,508)	(348)
	Other equity interest
3400	Other equity interest		48,222	4	26,851	6
3XXX	Total equity		(604,288)	(45)	(645,674)	(141)
	Significant contingent liabilities and unrecognised contract commitments	9
3X2X	Total liabilities and equity		$1,333,032	100	$459,300	100

The accompanying notes are an integral part of these consolidated financial statements.

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PERFECT CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
YEARS ENDED DECEMBER 31, 2019 AND 2018

(Expressed in thousands of New Taiwan dollars, except for losses per share)

			Year ended December 31
			2019		2018
	Items	Notes	AMOUNT	%	AMOUNT	%
4000	Operating revenue	6(15) and 7	$737,355	100	$351,351	100
5000	Operating costs	6 (19)(20)	(26,744)	(4)	(14,659)	(4)
5900	Gross profit		710,611	96	336,692	96
	Operating expenses	6(10)(19)(20) and 7
6100	Sales and marketing expenses		(409,337)	(55)	(361,966)	(103)
6200	General and administrative expenses		(94,107)	(13)	(40,544)	(12)
6300	Research and development expenses		(222,116)	(30)	(203,752)	(58)
6000	Total operating expenses		(725,560)	(98)	(606,262)	(173)
6900	Operating loss Non-operating income and expenses		(14,949)	(2)	(269,570)	(77)
7010	Other income	6(16)	26,225	3	12,173	3
7020	Other gains and losses	6(17)	(36,246)	(5)	(1,129)	-
7050	Finance costs	6(18) and 7	(148)	-	-	-
7000	Total non-operating income and expenses		(10,169)	(2)	11,044	3
7900	Loss before income tax		(25,118)	(4)	(258,526)	(74)
7950	Income tax expense	6(21)	(7,635)	(1)	(825)	-
8200	Net loss		$(32,753)	(5)	$(259,351)	(74)
	Other comprehensive income (loss) Components of other comprehensive income that will not be reclassified to profit or loss
8311	Losses on remeasurements of defined benefit plans	6(10)	$(738)	-	$(154)
	Components of other comprehensive income that will be reclassified to profit or loss
8361	Exchange differences arising on translation of foreign operations		21,371	3	(18,245)	(5)
8300	Other comprehensive income (loss), net		$20,633	3	$(18,399)	(5)
8500	Total comprehensive loss		$(12,120)	(2)	$(277,750)	(79)
	Net loss, attributable to:
8610	Shareholders of the parent		$(32,753)	(5)	$(259,351)	(74)
	Total comprehensive loss, attributable to:
8710	Shareholders of the parent		$(12,120)	(2)	$(277,750)	(79)

	Loss per share	6(22)
9750	Basic loss per share			$(0.11)		$(0.86)
9850	Diluted loss per share			$(0.11)		$(0.86)

The accompanying notes are an integral part of these consolidated financial statements.

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PERFECT CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
YEARS ENDED DECEMBER 31, 2019 AND 2018

(Expressed in thousands of New Taiwan dollars)

		Equity attributable to shareholders of the parent
			Capital surplus
	Notes	Common stock	Additional paid-in capital	Employee stock options	Accumulated deficit	Exchange differences arising on translation of foreign operations	Total
Year 2018
Balance at January 1, 2018		$916,152	$-	$3,183	$(1,340,003)	$45,096	$(375,572)
Net loss for 2018		-	-	-	(259,351)	-	(259,351)
Other comprehensive loss for 2018	6(10)	-	-	-	(154)	(18,245)	(18,399)
Total comprehensive loss		-	-	-	(259,505)	(18,245)	(277,750)
Share-based payment transactions	6(11)	-	-	7,648	-	-	7,648
Balance at December 31, 2018		$916,152	$-	$10,831	$(1,599,508)	$26,851	$(645,674)
Year 2019
Balance at January 1, 2019		$916,152	$-	$10,831	$(1,599,508)	$26,851	$(645,674)
Net loss for 2019		-	-	-	(32,753)	-	(32,753)
Other comprehensive loss for 2019	6(10)	-	-	-	(738)	21,371	20,633
Total comprehensive loss		-	-	-	(33,491)	21,371	(12,120)
Employee stock options exercised		41,339	3,307	(3,307)	-	-	41,339
Share-based payment transactions	6(11)	-	-	12,167	-	-	12,167
Balance at December 31, 2019		$957,491	$3,307	$19,691	$(1,632,999)	$48,222	$(604,288)

The accompanying notes are an integral part of these consolidated financial statements.

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PERFECT CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2019 AND 2018
(Expressed in thousands of New Taiwan dollars)

		Year ended December 31
	Notes	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Loss before tax		$(25,118)	$(258,526)
Adjustments
Adjustments to reconcile profit (loss)
Depreciation expense	6(4)(5)(19)	10,129	2,938
Amortisation expense	6(6)(19)	2,035	18,881
Interest income	6(16)	(4,878)	(1,028)
Interest expense	6(18)	148	-
Net loss on financial liabilities at fair value through profit or loss	6(7)(17)	28,932	2,369
Employees' stock option cost	6(11)	12,167	7,648
Changes in operating assets and liabilities
Changes in operating assets
Accounts receivable		(104,416)	(43,035)
Other receivables - related parties		(2,326)	1,077
Inventories		(985)	(1,887)
Other current assets		(6,222)	(1,258)
Changes in operating liabilities
Current contract liabilities		25,200	18,341
Accounts payable		4,952	(149)
Other payables		32,290	13,260
Other payables-related parties		890	(7,165)
Other current liabilities		(10,475)	11,905
Net defined benefit liability, non-current		(17)	(4)
Cash outflow generated from operations		(37,694)	(236,633)
Interest received		4,490	913
Interest paid		(148)	-
Income tax paid		(5,317)	(841)
Net cash flows used in operating activities		(38,669)	(236,561)
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of financial assets at amortised cost		(267,575)	(19,968)
Proceeds from disposal of financial assets at amortised cost		35,232	-
Acquisition of property, plant and equipment	6(23)	(5,992)	(3,156)
Acquisition of intangible assets	6(6)	(1,285)	(557)
(Increase) decrease in guarantee deposits paid		(456)	400
Net cash flows used in investing activities		(240,076)	(23,281)
CASH FLOWS FROM FINANCING ACTIVITIES
Increase in financial liabilities designated at fair value through profit or loss	6(7)(24)	772,750	150,750
Repayment of principal portion of lease liabilities	6(24)	(5,965)	-
Employee stock options exercised		41,339	-
Net cash flows from financing activities		808,124	150,750
Effects of exchange rates changes on cash and cash equivalents		(15,039)	8,026
Net increase (decrease) in cash and cash equivalents		514,340	(101,066)
Cash and cash equivalents at beginning of year		333,587	434,653
Cash and cash equivalents at end of year		$847,927	$333,587

The accompanying notes are an integral part of these consolidated financial statements.

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PERFECT CORP. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2019 AND 2018

(EXPRESSED IN THOUSANDS OF NEW TAIWAN DOLLARS, EXCEPT AS
OTHERWISE INDICATED)

1.	HISTORY AND ORGANISATION

Perfect Corp. (the “Company”) was incorporated in Cayman Islands with limited liability under the International Business Companies Act on February 13, 2015. The Company and its subsidiaries (collectively referred herein as the “Group”) are primarily engaged in the design, development and sales of mobile applications and internet social platform.

2.	THE DATE OF AUTHORISATION FOR ISSUANCE OF THE FINANCIAL STATEMENTS AND PROCEDURES FOR AUTHORISATION

These consolidated financial statements were authorised for issuance by the Board of Directors on February 24, 2020.

3.	APPLICATION OF NEW STANDARDS, AMENDMENTS AND INTERPRETATIONS

(1)	Effect of the adoption of new issuances of or amendments to International Financial Reporting Standards (“IFRS”) as endorsed by the Financial Supervisory Commission (“FSC”)

New standards, interpretations and amendments endorsed by the FSC effective from 2019 are as follows:

New Standards, Interpretations and Amendments	Effective date by International Accounting Standards Board
Amendments to IFRS 9, ‘Prepayment features with negative compensation’	January 1, 2019
IFRS 16, ‘Leases’	January 1, 2019
Amendments to IAS 19, ‘Plan amendment, curtailment or settlement’	January 1, 2019
Amendments to IAS 28, ‘Long-term interests in associates and joint ventures’	January 1, 2019
IFRIC 23, ‘Uncertainty over income tax treatments’	January 1, 2019
Annual improvements to IFRSs 2015-2017 cycle	January 1, 2019

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Except for the following, the above standards and interpretations have no significant impact to the Group’s financial condition and financial performance based on the Group’s assessment.

IFRS 16, ‘Leases’

A.	IFRS 16, ‘Leases’, replaces IAS 17, ‘Leases’ and related interpretations and SICs. The standard requires lessees to recognise a ‘right-of-use asset’ and a lease liability (except for those leases with terms of 12 months or less and leases of low-value assets). The accounting stays the same for lessors, which is to classify their leases as either finance leases or operating leases and account for those two types of leases differently. IFRS 16 only requires enhanced disclosures to be provided by lessors.

B.	The Group has elected to apply IFRS 16 by not restating the comparative information (referred herein as the ‘modified retrospective approach’) when applying “IFRSs” effective in 2019 as endorsed by the FSC. Accordingly, the Group increased ‘right-of-use asset’ by $2,554 and increased ‘lease liability’ by $2,554 with respect to the lease contracts of lessees on January 1, 2019.

C.	The Group has used the following practical expedients permitted by the standard at the date of initial application of IFRS 16:

(a)	Reassessment as to whether a contract is, or contains, a lease is not required, instead, the application of IFRS 16 depends on whether or not the contracts were previously identified as leases applying IAS 17 and IFRIC 4.

(b)	The use of a single discount rate to a portfolio of leases with reasonably similar characteristics.

(c)	The exclusion of initial direct costs for the measurement of ‘right-of-use asset’.

D.	The Group calculated the present value of lease liabilities by using the weighted average incremental borrowing interest rate of 1.79%.

E.	The Group recognised lease liabilities which had previously been classified as ‘operating leases’ under the principles of IAS 17, ‘Leases’. These liabilities were measured at the present value of the remaining lease payments, discounted using the lessee’s incremental borrowing rate at the date of initial application. The amount of aforementioned present values is the same as the amount of lease liabilities recognised on January 1, 2019.

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(2)	Effect of new issuances of or amendments to IFRSs as endorsed by the FSC but not yet adopted by the Group

New standards, interpretations and amendments endorsed by the FSC effective from 2020 are as follows:

Effective date by
International Accounting
New Standards, Interpretations and Amendments	Standards Board
Amendments to IAS 1 and IAS 8, ‘Disclosure Initiative-Definition of Material’	January 1, 2020
Amendments to IFRS 3, ‘Definition of a business’	January 1, 2020
Amendments to IFRS 9, IAS 39 and IFRS 7, ‘Interest rate benchmark reform’	January 1, 2020

The above standards and interpretations have no significant impact to the Group’s financial condition and financial performance based on the Group’s assessment.

(3)	IFRSs issued by IASB but not yet endorsed by the FSC

New standards, interpretations and amendments issued by IASB but not yet included in the IFRSs as endorsed by the FSC are as follows:

Effective date by
International Accounting
New Standards, Interpretations and Amendments	Standards Board
Amendments to IFRS 10 and IAS 28, ‘Sale or contribution of assets between an investor and its associate or joint venture’	To be determined by International Accounting Standards Board
IFRS 17, ‘Insurance contracts’	January 1, 2021
Amendments to IAS 1, ‘Classification of liabilities as current or non-current’	January 1, 2022

The above standards and interpretations have no significant impact to the Group’s financial condition and financial performance based on the Group’s assessment.

4.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The principal accounting policies applied in the preparation of these consolidated financial statements are set out below. These policies have been consistently applied to all the periods presented, unless otherwise stated.

(1)	Compliance statement

The consolidated financial statements of the Group have been prepared in accordance with the “Regulations Governing the Preparation of Financial Reports by Securities Issuers”, International Financial Reporting Standards, International Accounting Standards, IFRIC Interpretations, and SIC Interpretations as endorsed by the FSC (collectively referred herein as the “IFRSs”).

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(2)	Basis of preparation

A.	Except for the following items, the consolidated financial statements have been prepared under the historical cost convention:

(a)	Financial assets and financial liabilities (including derivative instruments) at fair value through profit or loss.

(b)	Defined benefit liabilities recognised based on the net amount of pension fund assets less present value of defined benefit obligation.

B.	The preparation of financial statements in conformity with IFRSs requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of applying the Group’s accounting policies. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the consolidated financial statements are disclosed in Note 5.

(3)	Basis of consolidation

A.	Basis for preparation of consolidated financial statements:

(a)	All subsidiaries are included in the Group’s consolidated financial statements. Subsidiaries are all entities (including structured entities) controlled by the Group. The Group controls an entity when the Group is exposed, or has rights, to variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. Consolidation of subsidiaries begins from the date the Group obtains control of the subsidiaries and ceases when the Group loses control of the subsidiaries.

(b)	Inter-company transactions, balances and unrealised gains or losses on transactions between companies within the Group are eliminated. Accounting policies of subsidiaries have been adjusted where necessary to ensure consistency with the policies adopted by the Group.

(c)	When the Group loses control of a subsidiary, the Group remeasures any investment retained in the former subsidiary at its fair value. That fair value is regarded as the fair value on initial recognition of a financial asset or the cost on initial recognition of the associate or joint venture. Any difference between fair value and carrying amount is recognised in profit or loss. All amounts previously recognised in other comprehensive income in relation to the subsidiary are reclassified to profit or loss on the same basis as would be required if the related assets or liabilities were disposed of. That is, when the Group loses control of a subsidiary, all gains or losses previously recognised in other comprehensive income in relation to the subsidiary should be reclassified from equity to profit or loss, if such gains or losses would be reclassified to profit or loss when the related assets or liabilities are disposed of.

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B.	Subsidiaries included in the consolidated financial statements:

			Ownership (%)
Name of		Main business	December 31,	December 31,
investor	Name of subsidiary	activities	2019	2018	Description
Perfect Corp.	Perfect Mobile Corp.	Design, development,	100%	100%	Note 1
(Cayman)	(Taiwan)	marketing and sales
		of mobile
		applications
Perfect Corp.	Perfect Corp. (USA)	Marketing and sales of	100%	100%	Note 2
(Cayman)		mobile applications
Perfect Corp.	Perfect Corp. (Japan)	Marketing and sales of	100%	100%	Note 3
(Cayman)		mobile applications
Perfect Corp.	Perfect Corp.	Marketing and sales of	100%	100%	Note 4
(Cayman)	(Shanghai)	mobile applications
Perfect Corp.	Perfect Mobile Corp.	Investment activities	100%	100%	Note 5
(Cayman)	(B.V.I.)
Perfect Mobile	Perfect Mobile Limited.	Marketing and sales of	-	-	Note 6
Corp. (B.V.I.)	(Hong Kong)	mobile applications

Note 1:  In order to meet its working capital needs, the Board of Directors of Perfect Mobile Corp. (Taiwan) during its meeting in September 2019 and October 2018 resolved the debt capitalisation and cash capital increase by issuing 7,000,000 and 6,000,000 new shares, respectively.

Note 2:  In order to meet its working capital needs, the Board of Directors of Perfect Corp. (USA) during its meeting in February 2018 and April 2018, resolved the debt capitalisation and cash capital increase by issuing 330,000 and 300,000 new shares, respectively.

Note 3:  In order to meet its working capital needs, the Board of Directors of Perfect Corp. (Japan) during its meeting in January 2018 resolved the debt capitalisation by issuing 1,340 new shares.

Note 4:  In order to meet its working capital needs, the Board of Directors of Perfect Corp. (Shanghai) during its meeting in February 2018 and June 2018 resolved the cash capital increase by issuing new shares in the amounts of US$130 thousand and US$200 thousand, respectively.

Note 5:  In order to meet its working capital needs, the Board of Directors of Perfect Mobile Corp. (B.V.I.) during its meeting in January 2018 resolved the debt capitalisation by issuing 35,000,000 new shares.

Note 6:  Perfect Mobile Limited (Hong Kong) ceased operating activities on October 30, 2018 and cancelled the company’s registration as resolved by the Board of Directors on November 16, 2018. The Company received liquidation distributions on December 28 and December 31, 2018.

C.	Subsidiaries not included in the consolidated financial statements: None.

D.	Adjustments for subsidiaries with different balance sheet dates: None.

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E.	Significant restrictions: None.

F.	Subsidiaries that have non-controlling interests that are material to the Group: None.

(4)	Foreign currency translation

Items included in the financial statements of each of the Group’s entities are measured using the currency of the primary economic environment in which the entity operates (the “functional currency”). The Company’s functional currency is United States dollars; however, the consolidated financial statements are presented in New Taiwan dollars under the regulations of the country where the consolidated financial statements are reported to the regulatory authorities as the Group is preparing to list its shares on Taiwan Stock Exchange. When translating the consolidated financial statements into New Taiwan Dollars, all assets and liabilities are translated into New Taiwan Dollars at the exchange rates prevailing at the date of the balance sheet; except for the balance of retained earnings which is carried forward from the previous period, the remaining accounts of the equity are based on historical exchange rates. Profit and loss accounts are translated at the weighted average exchange rates. The exchange differences arising from the translation are recognised in the “financial statements translation differences of foreign operations” as an adjustment item for equity.

A.	Foreign currency transactions and balances

(a)	Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions or valuation where items are remeasured. Foreign exchange gains and losses resulting from the settlement of such transactions are recognised in profit or loss in the period in which they arise.

(b)	Monetary assets and liabilities denominated in foreign currencies at the period end are re-translated at the exchange rates prevailing at the balance sheet date. Exchange differences arising upon re-translation at the balance sheet date are recognised in profit or loss.

(c)	Non-monetary assets and liabilities denominated in foreign currencies held at fair value through profit or loss are re-translated at the exchange rates prevailing at the balance sheet date; their translation differences are recognised in profit or loss. Non-monetary assets and liabilities denominated in foreign currencies held at fair value through other comprehensive income are re-translated at the exchange rates prevailing at the balance sheet date; their translation differences are recognised in other comprehensive income. However, non-monetary assets and liabilities denominated in foreign currencies that are not measured at fair value are translated using the historical exchange rates at the dates of the initial transactions.

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(d)	All foreign exchange gains and losses are presented in the statement of comprehensive income within ‘other gains and losses’.

B.	Translation of foreign operations

The operating results and financial position of all the group entities that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

(a)	Assets and liabilities for each balance sheet presented are translated at the closing exchange rate at the date of that balance sheet;

(b)	Income and expenses for each statement of comprehensive income are translated at average exchange rates of that period; and

(c)	All resulting exchange differences are recognised in other comprehensive income.

(5)	Classification of current and non-current items

A.	Assets that meet one of the following criteria are classified as current assets; otherwise they are classified as non-current assets:

(a)	Assets arising from operating activities that are expected to be realised, or are intended to be sold or consumed within the normal operating cycle;

(b)	Assets held mainly for trading purpose;

(c)	Assets that are expected to be realised within twelve months from the balance sheet date;

(d)	Cash and cash equivalents, excluding restricted cash and cash equivalents and those that are to be exchanged or used to settle liabilities more than twelve months after the balance sheet date.

B.	Liabilities that meet one of the following criteria are classified as current liabilities; otherwise they are classified as non-current liabilities:

(a)	Liabilities that are expected to be settled within the normal operating cycle;

(b)	Liabilities arising mainly from trading activities;

(c)	Liabilities that are to be settled within twelve months from the balance sheet date;

(d)	Liabilities for which the repayment date cannot be extended unconditionally to more than twelve months after the balance sheet date. Terms of a liability that could, at the option of the counterparty, result in its settlement by the issue of equity instruments do not affect its classification.

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(6)	Cash equivalents

Cash equivalents refer to short-term, highly liquid investments that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value. Time deposits that meet the definition above and are held for the purpose of meeting short-term cash commitments in operations are classified as cash equivalents.

(7)	Financial assets at amortised cost

A.	Financial assets at amortised cost are those that meet all of the following criteria:

(a)	The objective of the Group’s business model is achieved by collecting contractual cash flows.

(b)	The assets’ contractual cash flows represent solely payments of principal and interest.

B.	On a regular way purchase or sale basis, financial assets at amortised cost are recognised and derecognised using trade date accounting.

C.	At initial recognition, the Group measures the financial assets at fair value plus transaction costs. Interest income from these financial assets is included in finance income using the effective interest method. A gain or loss is recognised in profit or loss when the asset is derecognised or impaired.

D.	The Group’s time deposits which do not fall under cash equivalents are those with a short maturity period and are measured at initial investment amount as the effect of discounting is immaterial.

(8)	Accounts and notes receivable

A.	Accounts and notes receivable entitle the Group a legal right to receive consideration in exchange for transferred goods or rendered services.

B.	The short-term accounts and notes receivable without bearing interest are subsequently measured at initial invoice amount as the effect of discounting is immaterial.

(9)	Impairment of financial assets

For financial assets at amortised cost, at each reporting date, the Group recognises the impairment provision for 12 months expected credit losses if there has not been a significant increase in credit risk since initial recognition or recognises the impairment provision for the lifetime expected credit losses (ECLs) if such credit risk has increased since initial recognition after taking into consideration all reasonable and verifiable information that includes forecasts. On the other hand, for accounts receivable that do not contain a significant financing component, the Group recognises the impairment provision for lifetime ECLs.

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(10)	Derecognition of financial assets

The Group derecognises a financial asset when the contractual rights to receive the cash flows from the financial asset expire.

(11)	Inventories

Inventories are stated at the lower of cost and net realisable value. Cost is determined using the weighted-average method. The item by item approach is used in applying the lower of cost and net realisable value. Net realisable value is the estimated selling price in the ordinary course of business, less the estimated cost of completion and applicable variable selling expenses.

(12)	Property, plant and equipment

A.	Property, plant and equipment are initially recorded at cost.

B.	Subsequent costs are included in the asset’s carrying amount or recognised as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Group and the cost of the item can be measured reliably. The carrying amount of the replaced part is derecognised. All other repairs and maintenance are charged to profit or loss during the financial period in which they are incurred.

C.	Property, plant and equipment apply cost model and are depreciated using the straight-line method, except that the accelerated depreciation method is used by the US subsidiary, to allocate their cost over their estimated useful lives. Each part of an item of property, plant, and equipment with a cost that is significant in relation to the total cost of the item must be depreciated separately.

D.	The assets’ residual values, useful lives and depreciation methods are reviewed, and adjusted if appropriate, at each financial year-end. If expectations for the assets’ residual values and useful lives differ from previous estimates or the patterns of consumption of the assets’ future economic benefits embodied in the assets have changed significantly, any change is accounted for as a change in estimate under IAS 8, ‘Accounting Policies, Changes in Accounting Estimates and Errors’, from the date of the change. The estimated useful lives of property, plant and equipment are as follows:

Leasehold improvements	5 years
Machinery	3 years
Office equipment	5 years

~20~

(13)	Leasing arrangements (lessee) — right-of-use assets/ lease liabilities

Effective 2019

A.	Leases are recognised as a right-of-use asset and a corresponding lease liability at the date at which the leased asset is available for use by the Group. For short-term leases or leases of low-value assets, lease payments are recognised as an expense on a straight-line basis over the lease term.

B.	Lease liabilities include the net present value of the remaining lease payments at the commencement date, discounted using the incremental borrowing interest rate. Lease payments are comprised of fixed payments, less any lease incentives receivable. The Group subsequently measures the lease liability at amortised cost using the interest method and recognises interest expense over the lease term. The lease liability is remeasured and the amount of remeasurement is recognised as an adjustment to the right-of-use asset when there are changes in the lease term or lease payments and such changes do not arise from contract modifications.

C.	At the commencement date, the right-of-use asset is stated at cost comprising the amount of the initial measurement of lease liability. The right-of-use asset is measured subsequently using the cost model and is depreciated from the commencement date to the earlier of the end of the asset’s useful life or the end of the lease term. When the lease liability is remeasured, the amount of remeasurement is recognised as an adjustment to the right-of-use asset.

(14)	Operating leases (lessee)

Prior to 2019

Payments made under an operating lease (net of any incentives received from the lessor) are recognised in profit or loss on a straight-line basis over the lease term.

(15)	Intangible assets

A.	Computer software

Computer software is stated at cost and amortised on a straight-line basis over its estimated useful life of 3 years.

B.	Other intangible assets, mainly Program Source Code, Intellectual Property Rights and Patents, are amortised on a straight-line basis over their estimated useful lives of 3 years.

(16)	Impairment of non-financial assets

The Group assesses at each balance sheet date the recoverable amounts of those assets where there is an indication that they are impaired. An impairment loss is recognised for the amount by which the asset’s carrying amount exceeds its recoverable amount.

~21~

The recoverable amount is the higher of an asset’s fair value less costs to sell or value in use. When the circumstances or reasons for recognising impairment loss for an asset in prior years no longer exist or diminish, the impairment loss is reversed. The increased carrying amount due to reversal should not be more than what the depreciated or amortised historical cost would have been if the impairment had not been recognised.

(17)	Accounts payable

A.	Accounts payable are liabilities for purchases of goods or services.

B.	The short-term accounts payable without bearing interest are subsequently measured at initial invoice amount as the effect of discounting is immaterial.

(18)	Financial liabilities at fair value through profit or loss

A.	The issuance of the preference shares with the conversion options by the Group was recognised under ‘financial liabilities designated as at fair value through profit or loss on initial recognition’ due to their compound instrument feature. Financial liabilities that meet one of the following criteria are designated as at fair value through profit or loss on initial recognition:

(a)	Hybrid (combined) contracts; or

(b)	They eliminate or significantly reduce a measurement or recognition inconsistency; or

(c)	They are managed and their performance is evaluated on a fair value basis, in accordance with a documented risk management policy.

B.	On initial recognition, the Group measures the financial liabilities at fair value. All related transaction costs are recognised in profit or loss. The Group subsequently measures these financial liabilities at fair value with any gain or loss recognised in profit or loss.

(19)	Derecognition of financial liabilities

A financial liability is derecognised when the obligation specified in the contract is either discharged or cancelled or expires.

(20)	Employee benefits

A.	Short-term employee benefits

Short-term employee benefits are measured at the undiscounted amount of the benefits expected to be paid in respect of service rendered by employees in a period and should be recognised as expense in that period when the employees render service.

~22~

B.	Pensions

(a)	Defined contribution plans

For defined contribution plans, the contributions are recognised as pension expense when they are due on an accrual basis. Prepaid contributions are recognised as an asset to the extent of a cash refund or a reduction in the future payments.

(b)	Defined benefit plans

i.	Net obligation under a defined benefit plan is defined as the present value of an amount of pension benefits that employees will receive on retirement for their services with the Group in current period or prior periods. The liability recognised in the balance sheet in respect of defined benefit pension plans is the present value of the defined benefit obligation at the balance sheet date less the fair value of plan assets. The net defined benefit obligation is calculated annually by independent actuaries using the projected unit credit method. The rate used to discount is determined by using interest rates of high-quality corporate bonds that are denominated in the currency in which the benefits will be paid, and that have terms to maturity approximating to the terms of the related pension liability; when there is no deep market in high-quality corporate bonds, the Group uses interest rates of government bonds (at the balance sheet date) instead.

ii.	Remeasurements arising on defined benefit plans are recognised in other comprehensive income in the period in which they arise and are recorded as retained earnings.

(21)	Employee share-based payment

For the equity-settled share-based payment arrangements, the employee services received are measured at the fair value of the equity instruments granted at the grant date, and are recognised as compensation cost over the vesting period, with a corresponding adjustment to equity. The fair value of the equity instruments granted shall reflect the impact of market vesting conditions and non-vesting conditions. Compensation cost is subject to adjustment based on the service conditions that are expected to be satisfied and the estimates of the number of equity instruments that are expected to vest under the non-market vesting conditions at each balance sheet date. Ultimately, the amount of compensation cost recognised is based on the number of equity instruments that eventually vest.

~23~

(22)	Income tax

A.	The tax expense for the period comprises current and deferred tax. Tax is recognised in profit or loss, except to the extent that it relates to items recognised in other comprehensive income or items recognised directly in equity, in which cases the tax is recognised in other comprehensive income or equity.

B.	The current income tax expense is calculated on the basis of the tax laws enacted or substantively enacted at the balance sheet date in the countries where the Company and its subsidiaries operate and generate taxable income. Management periodically evaluates positions taken in tax returns with respect to situations in accordance with applicable tax regulations. It establishes provisions where appropriate based on the amounts expected to be paid to the tax authorities. An additional tax is levied on the unappropriated retained earnings and is recorded as income tax expense in the year the stockholders resolve to retain the earnings.

C.	Deferred income tax is recognised, using the balance sheet liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the consolidated balance sheet. However, the deferred income tax is not accounted for if it arises from initial recognition of goodwill or of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit or loss. Deferred income tax is provided on temporary differences arising on investments in subsidiaries, except where the timing of the reversal of the temporary difference is controlled by the Group and it is probable that the temporary difference will not reverse in the foreseeable future. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantially enacted by the balance sheet date and are expected to apply when the related deferred income tax asset is realised or the deferred income tax liability is settled.

D.	Deferred income tax assets are recognised only to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilised. At each balance sheet date, unrecognised and recognised deferred income tax assets are reassessed.

E.	Current income tax assets and liabilities are offset and the net amount reported in the balance sheet when there is a legally enforceable right to offset the recognised amounts and there is an intention to settle on a net basis or realise the asset and settle the liability simultaneously. Deferred income tax assets and liabilities are offset on the balance sheet when the entity has the legally enforceable right to offset current tax income assets against current income tax liabilities and they are levied by the same taxation authority on either the same entity or different entities that intend to settle on a net basis or realise the asset and settle the liability simultaneously.

~24~

(23)	Revenue recognition

A.	The Group’s main sales type is granting licences of mobile applications or platforms and relevant services.

B.	The Group enters into the contract with customers to grant licences of mobile applications or platforms. Some contracts with customers may include one or multiple promised services. If the promise to grant a licence is distinct from other promised services in the contract, such promise to grant a licence is a distinct performance obligation. Conversely, if a promise to grant a licence is highly interdependent or highly interrelated and not distinct from other promised services in the contract, such promise to grant a licence and those other services shall be accounted together as a performance obligation. The Group recognises the revenue by determining whether the performance obligations are satisfied at a point in time or over time.

C.	When a licence is a single performance obligation, the revenue is recognised on a straight-line basis throughout the licensing period if the nature of the Group’s promise in granting a licence is a promise to provide a right to access the Group’s intellectual property to which the customer has rights as the customer would be affected by the major activities undertaken by the Group on the mobile applications. In case the abovementioned conditions are not met, the nature of the Group’s promise in granting a licence is a promise to provide a right to use the Group’s intellectual property and therefore the revenue is recognised when transferring the licence to a customer at a point in time.

D.	When a promise to grant a licence is not distinct from other promised services, the Group satisfies the performance obligation and recognises revenue over time if the customers simultaneously receive and consume the benefits provided by the Group’s performance as the Group performs. If a performance obligation is not satisfied over time, then the Group satisfies a performance obligation and recognised revenue at a point in time.

E.	When the Group provides customised software development services to the customer, the revenue from a fixed price contract is recognised at a point in time when the services are transferred after the performance obligations stipulated in the mutually agreed contract are completed.

F.	Sales of products are recognised when control of the products has transferred, being when the products are delivered to the customer, the customer has full discretion over the channel and price to sell the products, and there is no unfulfilled obligation that could affect the customer’s acceptance of the products. Delivery occurs when the products have been shipped to the specific location, the risks of obsolescence and loss have been transferred to the customer, and either the customer has accepted the products in accordance with the sales contract, or the Group has objective evidence that all criteria for acceptance have been satisfied. The sales usually are made with a credit term of 30 days. As the time interval between the transfer of committed goods or service and the payment of customer does not exceed one year, the Group does not adjust the transaction price to reflect the time value of money.

~25~

(24)	Government grants

Government grants are recognised at their fair value only when there is reasonable assurance that the Group will comply with any conditions attached to the grants and the grants will be received. Government grants are recognised in profit or loss on a systematic basis over the periods in which the Group recognises expenses for the related costs for which the grants are intended to compensate.

(25)	Operating segments

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision maker. The Group’s chief operating decision maker, who is responsible for allocating resources and assessing performance of the operating segments, has been identified as the Board of Directors that makes strategic decisions.

5.	CRITICAL ACCOUNTING JUDGEMENTS, ESTIMATES AND KEY SOURCES OF ASSUMPTION UNCERTAINTY

The preparation of these consolidated financial statements requires management to make critical judgements in applying the Group’s accounting policies and make critical assumptions and estimates concerning future events. Assumptions and estimates may differ from the actual results and are continually evaluated and adjusted based on historical experience and other factors. Such assumptions and estimates have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year; and the related information is addressed below:

(1)	Critical judgements in applying the Group’s accounting policies:

None.

~26~

(2)	Critical accounting estimates and assumptions:

Fair value measurement of convertible preference shares

The issuance of convertible preference shares by the Group was recognised under ‘financial liabilities designated as at fair value through profit or loss on initial recognition’ due to their compound instrument feature. The fair value of convertible preference shares is determined considering those companies’ recent funding raising activities and technical development status, fair value assessment of other companies of the same type, market conditions and other economic indicators existing on balance sheet date. Any changes in these judgements and estimates will impact the fair value measurement of these convertible preference shares. Please refer to Note 12(3) for the financial instruments fair value information.

As of December 31, 2019 and 2018, the carrying amounts of the Group’s convertible preference shares were $1,691,015 and $936,001, respectively.

6.	DETAILS OF SIGNIFICANT ACCOUNTS

(1)	Cash and cash equivalents

	December 31, 2019	December 31, 2018
Petty cash	$20	$20
Checking accounts	246	-
Demand deposits	622,174	333,399
Time deposits	225,193	-
Others	294	168
	$847,927	$333,587

A.	The Group transacts with a variety of financial institutions all with high credit quality to disperse credit risk, so it expects that the probability of counterparty default is remote.

B.	For a subsidy program provided by Industrial Development Bureau, Ministry of Economic Affairs, the Group applied for a letter of performance guarantee issued by the bank in September 2018, and pledged USD time deposits as collateral at the same time. As of December 31, 2019 and 2018, cash and cash equivalents amounting to $11,213 and $19,968 were pledged to others as collateral, respectively, and were classified as ‘current financial assets at amortised cost’.

(2)	Current financial assets at amortised cost

Items	December 31, 2019	December 31, 2018
Current items:
Restricted deposits	$11,213	$19,968
Time deposits with maturity over three months	233,844	-
	$245,057	$19,968

~27~

A.	Amounts recognised in profit or loss in relation to financial assets at amortised cost are listed below:

	Year ended	Year ended
	December 31, 2019	December 31, 2018
Interest income	$2,219	$115

B.	As at December 31, 2019 and 2018, without taking into account other credit enhancements, the maximum exposure to credit risk in respect of the amount that best represents the financial assets at amortised cost held by the Group was $245,057 and $19,968, respectively.

C.	Details of the Group’s financial assets at amortised cost pledged to others as collateral are provided in Note 8.

D.	Information relating to credit risk of financial assets at amortised cost is provided in Note 12(2).

(3)	Accounts receivable

	December 31, 2019	December 31, 2018
Accounts receivable	$186,194	$86,348

A.	The ageing analysis of accounts receivable is as follows:

	December 31, 2019	December 31, 2018
Not past due	$172,545	$68,996
Up to 30 days	1,834	7,757
31 to 90 days	11,469	7,168
91 to 180 days	78	1,352
Over 181 days	268	1,075
	$186,194	$86,348

The above ageing analysis was based on days overdue.

B.	As at December 31, 2019 and 2018, accounts receivable was all from contracts with customers. And as at January 1, 2018, the balance of receivables from contracts with customers amounted to $41,756.

C.	As at December 31, 2019 and 2018, without taking into account other credit enhancements, the maximum exposure to credit risk in respect of the amount that best represents the Group’s accounts receivable was $186,194 and $86,348, respectively.

D.	Information relating to credit risk of accounts receivable is provided in Note 12(2).

~28~

(4)	Property, plant and equipment

	2019
	Leasehold Improvements	Machinery	Office Equipment	Total
At January 1
Cost	$9,196	$7,150	$544	$16,890
Accumulated depreciation	(5,231)	(2,925)	(177)	(8,333)
	$3,965	$4,225	$367	$8,557

Opening net book amount	$3,965	$4,225	$367	$8,557
Additions	1,740	4,164	88	5,992
Cost of disposals	-	-	(33)	(33)
Accumulated depreciation on disposals	-	-	33	33
Depreciation expense	(1,600)	(1,854)	(141)	(3,595)
Net exchange differences	-	(2)	(3)	(5)
Closing net book amount	$4,105	$6,533	$311	$10,949

At December 31
Cost	$10,936	$11,309	$594	$22,839
Accumulated depreciation	(6,831)	(4,776)	(283)	(11,890)
	$4,105	$6,533	$311	$10,949

	2018
	Leasehold Improvements	Machinery	Office Equipment	Total
At January 1
Cost	$9,196	$4,351	$282	$13,829
Accumulated depreciation	(3,698)	(1,592)	(99)	(5,389)
	$5,498	$2,759	$183	$8,440

Opening net book amount	$5,498	$2,759	$183	$8,440
Additions	-	2,791	256	3,047
Depreciation expense	(1,533)	(1,328)	(77)	(2,938)
Net exchange differences	-	3	5	8
Closing net book amount	$3,965	$4,225	$367	$8,557

At December 31
Cost	$9,196	$7,150	$544	$16,890
Accumulated depreciation	(5,231)	(2,925)	(177)	(8,333)
	$3,965	$4,225	$367	$8,557

The Group has no property, plant and equipment pledged to others.

~29~

(5)	Leasing arrangements – lessee

Effective 2019

A.	The Group’s leased assets are offices. Rental contracts are typically made for periods of 2 to 3 years. Lease terms are negotiated on an individual basis and contain a wide range of different terms and conditions. Except that leased assets may not be used as security for borrowing purposes, leased assets may not be subleased, sold or borrowed to others or corporates in any methods.

B.	Short-term leases with a lease term of 12 months or less comprise offices located in United States and China.

C.	Information on right-of-use assets is as follow:

2019
Buildings
At January 1	$-
Effects of initial application	2,554
Balance at January 1 after initial application	2,554
Additions	16,175
Depreciation expense	(6,534)
$12,195
At December 31
Cost	$18,729
Accumulated depreciation	(6,534)
$12,195

D.	Lease liabilities relating to lease contracts:

December 31, 2019
Total lease liabilities	$12,764
Less: current portion (shown as ‘current lease liabilities’)	(7,397)
$5,367

E.	The information on profit and loss accounts relating to lease contracts is as follows:

Year ended December 31, 2019
Items affecting profit or loss
Interest expense on lease liabilities	$148
Expense on short-term lease contracts	3,831
$3,979

F.	For the year ended December 31, 2019, the Group’s total cash outflow for leases was $9,944.

~30~

(6)	Intangible assets

	2019
	Software	Others	Total
At January 1
Cost	$4,289	$97,590	$101,879
Accumulated amortisation	(2,511)	(96,634)	(99,145)
	$1,778	$956	$2,734

Opening net book amount	$1,778	$956	$2,734
Additions	1,285	-	1,285
Amortisation expense	(1,074)	(961)	(2,035)
Net exchange differences	-	5	5
Closing net book amount	$1,989	$-	$1,989

At December 31
Cost	$5,574	$95,239	$100,813
Accumulated amortisation	(3,585)	(95,239)	(98,824)
	$1,989	$-	$1,989

	2018
	Software	Others	Total
At January 1
Cost	$5,110	$94,540	$99,650
Accumulated amortisation	(2,147)	(76,697)	(78,844)
	$2,963	$17,843	$20,806

Opening net book amount	$2,963	$17,843	$20,806
Additions	557	-	557
Cost of disposals	(1,378)	-	(1,378)
Accumulated amortisation on disposals	1,378	-	1,378
Amortisation expense	(1,742)	(17,139)	(18,881)
Net exchange differences	-	252	252
Closing net book amount	$1,778	$956	$2,734

At December 31
Cost	$4,289	$97,590	$101,879
Accumulated amortisation	(2,511)	(96,634)	(99,145)
	$1,778	$956	$2,734

~31~

Details of amortisation on intangible assets are as follows:

	Year ended December 31, 2019	Year ended December 31, 2018
Genral and administrative expenses	$476	$1,742
Research and development expenses	1,559	17,139
	$2,035	$18,881

(7)	Current financial liabilities at fair value through profit or loss

Items	December 31, 2019	December 31, 2018
Current items:
Financial liabilities designated as at fair value through profit or loss Preference share liabilities	$1,691,015	$936,001

A.	Amounts recognised in profit or loss in relation to financial liabilities at fair value through profit or loss are as follows:

	Year ended December 31, 2019	Year ended December 31, 2018
Net gains (losses) recognised in profit
Financial liabilities held for trading Warrants	$-	$(2,369)
Financial liabilities designated as at fair value through profit or loss Preference share liabilities	(28,932)	-
	$(28,932)	$(2,369)

B.	As of December 31, 2019, the Company has issued convertible preference shares for four times in total. The details are as follows:

(a)	In the end of July 2017, the Company issued 31,427 thousand shares of convertible preference shares (Series A) which was converted from convertible bonds that the Company issued on November 9, 2016. The Company issued US$10,000 thousand (approximately NT$314,300 thousand) of convertible bonds with an interest rate of 0% per annum. The bonds matured 0.81 years from November 9, 2016 to August 31, 2017 and would be redeemed in cash at the face value at the maturity date. The bondholders have the right to ask for conversion of the bonds into convertible preference shares of the Company. On July 7, 2017, the Board of Directors, during the meeting, resolved that if bondholders convert the bonds into the convertible preference shares before the end of July 2017, they would be granted a stock warrant (Series A warrant) to purchase a certain quantity of additional preference shares at the initial conversion price, to be fully exercised prior to the end of May, 2018. The convertible bonds were fully converted into convertible preference shares (Series A) in the end of July 2017. However, the Company reissued stock warrants with same conditions to replace the initial stock warrants, which were exercisable by November 30, 2018, as resolved at the meeting of the Board of Directors on May 31, 2018.

~32~

(b)	On October 17, 2017, the Company issued 47,140 thousand shares of convertible preference shares (Series A-1) with a total issuance amount of US$15,000 thousand (approximately NT$456,450 thousand).

(c)	On November 19, 2018, the Company issued 15,713 thousand shares of convertible preference shares (Series A) which were wholly-acquired by the holders of stock warrants (Series A warrant) with a total issuance amount of US$5,000 thousand (approximately NT$150,750 thousand).

(d)	On July 8, 2019, the Company issued 73,206 thousand shares of convertible preference shares (Series B) with a total issuance amount of US$25,000 thousand (approximately NT$772,750 thousand).

C.	The issuance of convertible preference shares by the Company amounting to $1,691,015 and $936,001 was recognised under ‘financial liabilities designated as at fair value through profit or loss on initial recognition’ on December 31, 2019 and 2018, respectively, due to their compound instrument feature.

When the Company issued the convertible preference shares (Series B), some of the issuance terms were amended. The initial convertible preference shareholders (Series A and Series A-1) can apply the issuance terms retrospectively. Highlights of the issuance terms of the convertible preference shares issued by the Company are summarised as follows:

(a)	The Company issued total US$55,000 thousand (approximately NT$1,691,015 thousand) of convertible preference shares with no maturity. In the event of any voluntary or involuntary liquidation, dissolution, winding up of the Company or any Deemed Liquidation Event, the convertible preference shares should be repaid first at 150% of the issuing price but with the residual value as the limit. If a merger or reorganisation of the Company occurred, such events shall be seemed as Deemed Liquidation Event. The majority of convertible preference shareholders, voting as a single class, may elect not to apply the process of liquidation. Thus, if an uncertain event occurred in the future, the Company has a contractual obligation to deliver cash to convertible preference shareholders. Due to the aforementioned factors, the Company recognised the convertible preference shares in current financial liabilities at fair value through profit or loss.

~33~

(b)	The conversion price of the convertible preference shares is the initial acquisition price, and is subject to adjustments if the condition of the anti-dilution provision occurs subsequently. The conversion price will be reset based on the pricing model specified in the terms of conversion. Accordingly, the Company has a contractual obligation to deliver a variable number of its own equity instruments to convertible preference shareholders.

(c)	In the event of any material breach by the Company or in contravention of any applicable laws, the convertible preference shareholders have the right to require the Company to redeem convertible preference shares at the initial issuance price plus 4% interest and dividends declared not paid yet.

(d)	The Company entered into a Business Cooperation Agreement with the main holders of convertible preference shares (Series B) under the initial preference share contract. In the event of any material breach of the Business Cooperation Agreement by the Group, the main holders of convertible preference shares (Series B) have the right to require the Company to redeem convertible preference shares at the initial issuance price plus 20% interest and dividends declared not paid yet.

(e)	The convertible preference shareholders have the right to ask for conversion of the preference shares into common shares of the Company from the issuance date. The rights and obligations of the new shares converted from the preference shares are the same as the issued and outstanding common shares.

(8)	Other payables

	December 31, 2019	December 31, 2018
Employees’ rewards	$71,698	$69,123
Payroll	38,368	31,339
Sales VAT payables	11,660	5,507
Professional service fees	10,509	5,196
Promotional fees	10,374	9,815
Facilities payables	4,773	2,149
Commission expenses	2,743	42
Others	10,778	6,753
	$160,903	$129,924

~34~

(9)	Other current liabilities

	December 31, 2019	December 31, 2018
Unearned government subsidy	$-	$11,314
Others	2,924	2,103
	$2,924	$13,417

(10)	Pensions

A.	(a)	The Group’s subsidiary Perfect Mobile Corp. (Taiwan) was incorporated in Taiwan, which has a defined benefit pension plan in accordance with the Labor Standards Act, covering all regular foreign employees’ service years. Under the defined benefit pension plan, two units are accrued for each year of service for the first 15 years and one unit for each additional year thereafter, subject to a maximum of 45 units. Pension benefits are based on the number of units accrued and the average monthly salaries and wages of the last 6 months prior to retirement. Perfect Mobile Corp. (Taiwan) contributes monthly an amount equal to 2% of the employees’ monthly salaries and wages to the retirement fund deposited with Bank of Taiwan, the trustee, under the name of the independent retirement fund committee. Also, Perfect Mobile Corp. (Taiwan) would assess the balance in the aforementioned labor pension reserve account by December 31, every year. If the account balance is insufficient to pay the pension calculated by the aforementioned method, to the employees expected to qualify for retirement in the following year, Perfect Mobile Corp. (Taiwan) will make contributions for the deficit by next March.

(b)	The amounts recognised in the balance sheet are as follows:

	December 31, 2019	December 31, 2018
Present value of defined benefit obligations	$(1,343)	$(560)
Fair value of plan assets	128	66
Net defined benefit liability	$(1,215)	$(494)

~35~

(c)	Movements in net defined benefit liability are as follows:

	2019
	Present value of defined benefit obligations	Fair value of plan assets	Net defined benefit liability
Balance at January 1	$(560)	$66	$(494)
Current service cost	(37)	-	(37)
Interest (expense) income	(7)	1	(6)
	(604)	67	(537)
Remeasurements:
Return on plan assets
(excluding amounts included in interest income or expense)	-	1	1
Change in demographic assumptions	(503)	-	(503)
Change in financial assumptions	(55)	-	(55)
Experience adjustments	(181)	-	(181)
	(739)	1	(738)
Pension fund contribution	-	60	60
Balance at December 31	$(1,343)	$128	$(1,215)

	2018
	Present value of defined benefit obligations	Fair value of plan assets	Net defined benefit liability
Balance at January 1	$(344)	$-	$(344)
Current service cost	(57)	-	(57)
Interest expense	(5)	-	(5)
	(406)	-	(406)
Remeasurements:
Change in demographic assumptions	(159)	-	(159)
Change in financial assumptions	90	-	90
Experience adjustments	(85)	-	(85)
	(154)	-	(154)
Pension fund contribution	-	66	66
Balance at December 31	$(560)	$66	$(494)

~36~

(d)	The Bank of Taiwan was commissioned to manage the Fund of Perfect Mobile Corp. (Taiwan)’s defined benefit pension plan in accordance with the Fund’s annual investment and utilisation plan and the “Regulations for Revenues, Expenditures, Safeguard and Utilisation of the Labor Retirement Fund” (Article 6: The scope of utilisation for the Fund includes deposit in domestic or foreign financial institutions, investment in domestic or foreign listed, over-the-counter, or private placement equity securities, investment in domestic or foreign real estate securitization products, etc.). With regard to the utilisation of the Fund, its minimum earnings in the annual distributions on the final financial statements shall be no less than the earnings attainable from the amounts accrued from two-year time deposits with the interest rates offered by local banks. If the earnings is less than aforementioned rates, government shall make payment for the deficit after being authorised by the Regulator. Perfect Mobile Corp. (Taiwan) has no right to participate in managing and operating that fund and hence Perfect Mobile Corp. (Taiwan) is unable to disclose the classification of plan assets fair value in, accordance with IAS 19 paragraph 142. The composition of fair value of plan assets as of December 31, 2019 and 2018 is given in the Annual Labor Retirement Fund Utilisation Report announced by the government.

(e)	The principal actuarial assumptions used were as follows:

	Year ended December 31, 2019	Year ended December 31, 2018
Discount rate	1.00%	1.25%
Future salary increases	3.00%	3.00%

Future mortality rate was estimated based on the 5th Taiwan Standard Ordinary Experience Mortality Table.

Because the main actuarial assumption changed, the present value of defined benefit obligation is affected. The analysis was as follows:

	Discount rate		Future salary increases
	Increase 0.25%	Decrease 0.25%	Increase 0.25%	Decrease 0.25%
December 31, 2019
Effect on present value of defined benefit obligation	$(88)	$94	$92	$(86)
December 31, 2018
Effect on present value of defined benefit obligation	$(37)	$40	$40	$(37)

The sensitivity analysis above is based on one assumption which changed while the other conditions remain unchanged. In practice, more than one assumption may change all at once. The method of analysing sensitivity and the method of calculating net pension liability in the balance sheet are the same.

~37~

The methods and types of assumptions used in preparing the sensitivity analysis did not change compared to the previous period.

(f)	Expected contributions to the defined benefit pension plans of Perfect Mobile Corp. (Taiwan) for the year ending December 31, 2020 amounts to $121.

(g)	As of December 31, 2019, the weighted average duration of the retirement plan is 27 years. The analysis of timing of the future pension payment was as follows:

Within 1 year	$-
1-5 year(s)	-
Over 5 years	1,767
$1,767

B.	(a)	Perfect Mobile Corp. (Taiwan) has established a defined contribution pension plan (the “New Plan”) under the Labor Pension Act (the “Act”), covering all regular employees with R.O.C. nationality. Under the New Plan, Perfect Mobile Corp. (Taiwan) contributes monthly an amount based on 6% of the employees’ monthly salaries and wages to the employees’ individual pension accounts at the Bureau of Labor Insurance. The benefits accrued are paid monthly or in lump sum upon termination of employment.

(b)	The pension costs under defined contribution pension plans of Perfect Mobile Corp. (Taiwan) for the years ended December 31, 2019 and 2018 were $9,870 and $8,751, respectively.

(c)	The pension costs under local government law of other foreign subsidiaries for the years ended December 31, 2019 and 2018 were $2,273 and $2,103, respectively.

(11)	Share-based payment

A.	As of December 31, 2019, the Group’s share-based payment arrangements were as follows:

Type of arrangement	Grant date	Quantity granted (units in thousands)	Contract period	Vesting conditions
Employee stock options	2015.9.1	15,540	Four years and one month	2 years’ service: exercise 50%
				3 years’ service: exercise 75%
				4 years’ service: exercise 100%
"	2016.10.1	3,229	"	"
"	2018.7.31	11,575	"	"
"	2019.1.15	1,112	"	"
"	2019.5.1	8,970	Five years	"

~38~

B.	Details of the share-based payment arrangements are as follows:

	December 31, 2019		December 31, 2018
	No. of options (units in thousands)	Weighted-average exercise price (in USD)	No. of options (units in thousands)	Weighted-average exercise price (in USD)
Options outstanding at January 1	28,703	$0.10	18,769	$0.10
Options granted	10,082	0.28	11,575	0.10
Options forfeited	(673)	0.14	(1,641)	0.10
Options exercised	(13,562)	0.10	-	-
Options outstanding at December 31	24,550	0.17	28,703	0.10
Options exercisable at December 31	3,024		12,365

C.	The weighted-average exercise price of stock options at exercise dates for the years ended December 31, 2019 and 2018 was both US$ 0.1 (in dollars).

D.	As of December 31, 2019 and 2018, the range of exercise prices of stock options outstanding was US$ 0.1~US$ 0.3 and US$ 0.1 (in dollars), respectively; the weighted-average remaining contractual period was 2.22~4.33 years and 2.02 years, respectively.

E.	The fair value of stock options granted on grant date is measured using the Black- Scholes option-pricing model. Relevant information is as follows:

Type of Arrangement	Grant date	Stock price (in USD)	Exercise price (in USD)	Expected price volatility	Expected option life	Expected dividends	Risk-free interest rate	Fair value per unit (in USD)
Employee stock options	2015.9.1	$0.0564	0.1000	42.03%	3.42	0.00%	1.11%	$0.0080
"	2016.10.1	0.1297	0.1000	42.25%	3.42	0.00%	0.93%	0.0530
"	2018.7.31	0.1386	0.1000	40.34%	3.42	0.00%	2.79%	0.0620
"	2019.1.15	0.1777	0.1000	39.29%	3.42	0.00%	2.52%	0.0947
"	2019.5.1	0.1777	0.3000	39.31%	3.88	0.00%	2.29%	0.0295

Note:	Expected price volatility rate was estimated by using historical volatility record of similar entities as the stock has no quoted market price.

F.	Expenses incurred on share-based payment transactions are shown below:

	Year ended December 31, 2019	Year ended December 31, 2018
Equity settled	$12,167	$7,648

~39~

(12)	Share capital

A.	As of December 31, 2019, the Company’s authorised capital was US$ 75,000 thousand, consisting of 750,000 thousand shares of stock (including 45,000 thousand shares reserved for employee stock options), and the paid-in capital was US$ 31,356 thousand (approximately NT$ 957,491 thousand) consisting of 313,562 thousand shares of ordinary stock with a par value of US$ 0.1 (in dollars) per share. All proceeds from shares issued have been collected.

B.	Movements in the number of the Company’s shares outstanding (Units: share in thousands) are as follows:

	2019	2018
At January 1	300,000	300,000
Employee stock options exercised	13,562	-
At December 31	313,562	300,000

(13)	Capital surplus

Except as required by the Company’s Articles of Incorporation or Cayman’s law, capital surplus shall not be used for any other purpose but covering accumulated deficit. Capital surplus should not be used to cover accumulated deficit unless the legal reserve is insufficient.

(14)	Accumulated deficits

Under the Company’s Articles of Incorporation, distribution of earnings would be based on the Company’s operating and capital needs.

(15)	Operating revenue

	Year ended December 31, 2019	Year ended December 31, 2018
Revenue from contracts with customers	$737,355	$351,351

A.	Disaggregation of revenue from contracts with customers

The Group derives revenue from the transfer of goods and services over time and at a point in time in the following geographical regions:

2019	Taiwan	United States	France	China	Japan	Others	Total
Revenue from external customer contracts	$3,400	$439,247	$68,354	$59,759	$81,383	$85,212	$737,355
Timing of revenue recognition
At a point in time	$1,449	$295,440	$18,760	$59,144	$27,448	$50,168	$452,409
Over time	1,951	143,807	49,594	615	53,935	35,044	284,946
	$3,400	$439,247	$68,354	$59,759	$81,383	$85,212	$737,355

~40~

2018	Taiwan	United States	France	China	Japan	Others	Total
Revenue from external customer contracts	$26,158	$154,453	$42,806	$32,005	$29,784	$66,145	$351,351
Timing of revenue recognition
At a point in time	$9,649	$100,644	$20,893	$28,566	$18,925	$36,942	$215,619
Over time	16,509	53,809	21,913	3,439	10,859	29,203	135,732
	$26,158	$154,453	$42,806	$32,005	$29,784	$66,145	$351,351

B.	Contract liabilities

(a)	The Group has recognised the following revenue-related contract liabilities:

	December 31, 2019	December 31, 2018	January 1, 2018
Contract liabilities:
Advance sales receipts	$44,383	$19,923	$1,393

(b)	Revenue recognised that was included in the contract liability balance at the beginning of the period

	Year ended December 31, 2019	Year ended December 31, 2018
Revenue recognised that was included in the contract liability balance at the beginning of the period
Advance sales receipts	$19,923	$1,393

(16)	Other income

	Year ended December 31, 2019	Year ended December 31, 2018
Interest income:
Interest income from bank deposits	$2,647	$902
Interest income from financial assets at amortised cost	2,219	115
Imputed interest on guarantee deposits paid	12	11
subtotal	4,878	1,028
Subsidy from government	20,363	10,115
Others	984	1,030
	$26,225	$12,173

~41~

(17)	Other gains and losses

	Year ended December 31, 2019	Year ended December 31, 2018
Foreign exchange (losses) gains	$(7,314)	$1,240
Losses on financial liabilities at fair value through profit or loss	(28,932)	(2,369)
	$(36,246)	$(1,129)

(18)	Finance costs

	Year ended December 31, 2019	Year ended December 31, 2018
Interest expense - lease liabilities	$148	$-

(19)	Costs and expenses by nature

	Year ended December 31, 2019	Year ended December 31, 2018
Cost of goods sold	$8,623	$1,461
Employee benefit expenses	473,276	372,098
Professional service fees	85,842	32,879
Promotional fees	78,472	131,561
Product selling expenses	41,794	15,720
Depreciation of right-of-use assets	6,534	-
Depreciation of property, plant and equipment	3,595	2,938
Amortisation of intangible assets	2,035	18,881
Others	52,133	45,383
Total operating costs and operating expenses	$752,304	$620,921

(20)	Employee benefit expenses

	Year ended December 31, 2019	Year ended December 31, 2018
Wages and salaries	$398,364	$314,210
Employee insurance fees	19,556	16,185
Pension costs	12,186	10,916
Employee stock options	12,167	7,648
Other personnel expenses	31,003	23,139
	$473,276	$372,098

~42~

(21)	Income tax

A.	Income tax expense

	Year ended December 31, 2019	Year ended December 31, 2018
Current tax:
Current tax expense recognised for the current period	$18,237	$735
Prior year income tax underestimation	48	90
Total current tax	18,285	825
Deferred income tax:
Origination and reversal of temporary differences	(1,305)	-
Taxable losses	(9,345)	-
Total deferred income tax	(10,650)	-
Income tax expense	$7,635	$825

B.	Reconciliation between income tax expense and accounting profit

	Year ended December 31, 2019	Year ended December 31, 2018
Tax calculated based on profit (loss) before tax and statutory tax rate (Note)	$18,740	$(53,573)
Effects from items disallowed by tax regulation	1,587	1
Effects from non-deductible offshore income tax	11,963	685
Tax exempt income by tax regulation	(385)	-
Temporary difference not recognised as deferred income tax assets	(316)	1,035
Prior year income tax underestimation	48	90
Taxable loss not recognised as deferred income tax assets	4,447	55,529
Change in assessment of realisation of deferred income tax assets	(32,065)	(2,992)
Effects from other states apart from where United States subsidiary registered	3,616	-
Effect from Alternative Minimum Tax	-	50
Income tax expense	$7,635	$825

Note:	The basis for computing the applicable tax rate are the rates applicable in the respective countries where the Group entities operate.

~43~

C.	Amounts of deferred income tax assets or liabilities as a result of temporary differences and tax losses are as follows:

	2019
	January 1	Recognised in profit or loss	Net exchange differences	December 31
Deferred income tax assets:
-Temporary differences:
Unrealised expenses	$-	$1,081	$(29)	$1,052
Others	-	260	(7)	253
- Taxable losses	-	9,345	(253)	9,092
	-	10,686	(289)	10,397
Deferred income tax liabilities:
- Unrealised exchange gain	-	(36)	-	(36)
	$-	$10,650	$(289)	$10,361

D.	Expiration dates of unused taxable losses and amounts of unrecognised deferred income tax assets are as follows:

December 31, 2019
Year incurred	Amount filed/ assessed	Unused amount	Unrecognised deferred income tax assets	Expiry year
2015	$227,389	$173,368	$171,925	2024~2035
2016	251,447	220,841	200,970	2021~2036
2017	169,568	169,568	168,033	2022~2037
2018	231,484	231,484	226,792	2027~no expiration
2019	22,236	22,236	22,236	2029
	$902,124	$817,497	$789,956

December 31, 2018
Year incurred	Amount filed/ assessed	Unused amount	Unrecognised deferred income tax assets	Expiry year
2015	$227,389	$221,894	$221,894	2020~2035
2016	251,447	238,865	238,865	2021~2036
2017	169,568	169,568	169,568	2022~2037
2018	246,466	246,466	246,466	2027~no expiration
	$894,870	$876,793	$876,793

E.	The amounts of deductible temporary difference that are not recognised as deferred income tax assets are as follows:

	December 31, 2019	December 31, 2018
Deductible temporary differences	$(1,139)	$4,662

~44~

F.	Under the amendments to the Income Tax Act which was promulgated by the President of the Republic of China on February 7, 2018, Perfect Mobile Corp. (Taiwan) ’s applicable income tax rate was raised from 17% to 20% effective from January 1, 2018. The subsidiary has assessed the impact of the change in income tax rate.

(22)	Losses per share

	Year ended December 31, 2019
	Amount after tax	Weighted average number of ordinary shares outstanding (share in thousands)	Losses per share (in dollars)
Basic (diluted) losses per share
Loss attributable to ordinary shareholders of the parent	$(32,753)	301,503	$(0.11)

	Year ended December 31, 2018
	Amount after tax	Weighted average number of ordinary shares outstanding (share in thousands)	Losses per share (in dollars)
Basic (diluted) losses per share
Loss attributable to ordinary shareholders of the parent	$(259,351)	300,000	$(0.86)

(23)	Supplemental cash flow information

Investing activities with partial cash payments

	Year ended December 31, 2019	Year ended December 31, 2018
Purchase of property, plant and equipment	$5,992	$3,047
Add: Opening balance of payable on equipment	-	109
Cash paid during the year	$5,992	$3,156

~45~

(24)	Changes in liabilities from financing activities

	2019
	Financial liabilities at fair value through profit or loss	Lease liabilities (including current portion)	Liabilities from financing activities-gross
January 1 (including effects of initial application)	$936,001	$2,554	$938,555
Changes in cash flow from financing activities	772,750	(5,965)	766,785
Net exchange differences	(46,668)	-	(46,668)
Changes in fair value	28,932	-	28,932
Changes in other non-cash items - additions	-	16,175	16,175
December 31	$1,691,015	$12,764	$1,703,779

2018
Financial liabilities at fair value through profit or loss
January 1	$755,613
Changes in cash flow from financing activities	150,750
Net exchange differences	27,269
Changes in fair value	2,369
December 31	$936,001

7.	RELATED PARTY TRANSACTIONS

(1)	Names of related parties and relationship

Names of related parties	Relationship with the Group
CyberLink Corp. (CyberLink)	Other related party (Significant influence over the reporting entity)
CyberLink International Technology Corp. (CyberLink-B.V.I.)	Other related party (Subsidiary of CyberLink)
CyberLink Europe B.V.	"
CyberLink Inc.	"
CyberLink. Com Corp.	"

(2)	Significant transactions and balances with related parties

A.	Operating revenue

	Year ended December 31, 2019	Year ended December 31, 2018
Service revenue:
Other related parties	$216	$-

Sales of services are negotiated with related parties based on mutual agreement.

~46~

B.	Other receivables

	December 31, 2019	December 31, 2018
CyberLink-B.V.I.	$3,371	$416
CyberLink	-	629
	$3,371	$1,045

Other receivables are mainly from receivables that were paid and received on behalf of others.

C.	Other payables

	December 31, 2019	December 31, 2018
Other related parties	$5,271	$4,389

Other payables are mainly expenses from professional service, rental and payments on behalf of others.

D.	Operating expenses

	Description	Year ended December 31, 2019	Year ended December 31, 2018
CyberLink	Management service fee	$8,280	$-
CyberLink Inc.	Management service fee	2,563	-
Other related parties	Management service fee	297	-
CyberLink	Rent expense	-	6,169
		$11,140	$6,169

The abovementioned management service fee are calculated based on the personnel cost of services provided by the related parties.

E.	Lease transactions – lessee/rent expense

Effective 2019

(a)	The Group leases offices from CyberLink. Rental contracts are typically made for periods of 2 years. Rents are paid at the end of month.

(b)	Acquisition of right-of-use assets:

Year ended December 31, 2019
CyberLink	$12,090

On January 1, 2019 (the date of initial application of IFRS 16), the Group increased right-of-use assets by $2,554.

~47~

(c)	Lease liabilities

i.	Outstanding balance:

December 31, 2019
Total lease liabilities	$9,121
Less: Current portion (shown as ‘current lease liabilities’)	(6,054)
$3,067

ii.	Interest expense

Year ended December 31, 2019
CyberLink	$122

Effective 2018

The Group leases offices under non-cancellable operating lease agreements. The leasing periods are from June 1, 2017 to May 31, 2019 and June 1, 2015 to May 31, 2017 and the rental expense is charged monthly based on the agreement agreed upon by both parties. As of December 31, 2018, the future aggregate minimum lease payments under non-cancellable operating leases are as follows:

December 31, 2018
Not later than one year	$2,566

(3)	Key management compensation

	Year ended December 31, 2019	Year ended December 31, 2018
Salaries and other short-term employee benefits	$83,607	$56,009
Post-employment benefits	967	540
	$84,574	$56,549

8.	PLEDGED ASSETS

The Group’s assets pledged as collateral are as follows:

	Book value
Pledged assets	December 31, 2019	December 31, 2018	Purpose
Time deposits
(Shown as ‘current financial assets at amortised cost’)	$11,213	$19,968	Guarantee in the form of bank guarantee

9.	SIGNIFICANT CONTINGENT LIABILITIES AND UNRECOGNISED CONTRACT COMMITMENTS

(1)	Contingencies

None.

~48~

(2)	Commitments

Except for Notes 6(5), 6(7) and 7(2), the other significant commitments are detailed below:

The Group applied for a subsidy program provided by Industrial Development Bureau, Ministry of Economic Affairs in September 2018. The verification and the redemption of pledge for the first stage subsidy amounting to $18,174 were completed. For the second stage, the Group provided a letter of performance guarantee issued by a domestic bank registered in the Ministry of Finance, R.O.C. to Industrial Development Bureau, Ministry of Economic Affairs for performance guarantee amounting to $13,326, and the the letter of performance guarantee is effective from July 2019 to December 2020.

10.	SIGNIFICANT DISASTER LOSS

None.

11.	SIGNIFICANT EVENTS AFTER THE BALANCE SHEET DATE

None.

12.	OTHERS

(1)	Capital management

The Group’s objectives of capital management are to ensure the Group’s sustainable operation and to maintain an optimal capital structure to reduce the cost of capital and provide returns for shareholders. In order to maintain or adjust to optimal capital structure, the Group may adjust the amount of dividends paid to shareholders, return capital to shareholders, issue new shares or sell assets to reduce debt. The Group monitors capital on the basis of the gearing ratio. This ratio is calculated as total liabilities divided by total equity.

(2)	Financial instruments

A.	Financial instruments by category

	December 31, 2019	December 31, 2018
Financial assets
Financial assets at amortised cost
Cash and cash equivalents	$847,927	$333,587
Financial assets at amortised cost	245,057	19,968
Notes receivable	3	3
Accounts receivable	186,194	86,348
Other receivables (including related parties)	3,860	1,160
Guarantee deposits paid	1,642	1,198
	$1,284,683	$442,264

~49~

	December 31, 2019	December 31, 2018
Financial liabilities
Financial liabilities at fair value through profit or loss
Financial liabilities designated as at fair value through profit or loss	$1,691,015	$936,001
Financial liabilities at amortised cost
Accounts payable	$4,952	$-
Other payables (including related parties)	166,174	134,313
Guarantee deposits received	776	776
	$171,902	$135,089
Lease liabilities	$12,764	$-

B.	Financial risk management policies

(a)	The Group’s activities expose it to a variety of financial risks: market risk (including foreign exchange risk), credit risk and liquidity risk. The Group’s overall risk management programme focuses on the unpredictability of financial markets and seeks to minimise potential adverse effects on the Group’s financial position and financial performance.

(b)	Risk management is carried out by a central treasury department (the Group’s finance department) under policies approved by the Board of Directors. The Group’s finance department identifies, evaluates and hedges financial risks in close co-operation with the Group’s operating units. The Board has written principles for overall risk management, as well as written policies covering specific areas and matters, such as foreign exchange risk, interest rate risk, credit risk, use of derivative and non-derivative financial instruments, and investment of excess liquidity.

C.	Significant financial risks and degrees of financial risks

(a)	Market risk

Foreign exchange risk

i.	The Group operates internationally and is exposed to exchange rate risk arising from the transactions of the Company and its subsidiaries used in various functional currency, primarily with respect to the USD, RMB, JPY and EUR. Exchange rate risk arises from future commercial transactions and recognised assets and liabilities.

~50~

ii.	The Group’s business involves some non-functional currency operations (the Company’s and certain subsidiaries’ functional currency: USD; other certain subsidiaries’ functional currency: NTD, JPY and RMB). Significant financial assets and liabilities denominated in foreign currencies are as follows:

	December 31, 2019
				Sensitivity analysis
Financial assets	Foreign currency amount (in thousands)	Exchange rate	Book value (in NTD)	Degree of variation	Effect on profit or loss
Monetary items
USD:NTD	$9,170	29.98	$274,917	1%	$2,749
HKD:NTD	358	3.85	1,378	1%	14
EUR:NTD	392	33.59	13,167	1%	132
RMB:NTD	874	4.31	3,767	1%	38
EUR:USD	259	1.12	8,700	1%	87
Financial liabilities
Monetary items
USD:NTD	39	29.98	1,169	1%	12
USD:JPY	895	108.62	26,832	1%	268
EUR:NTD	37	33.59	1,243	1%	12
USD:RMB	389	6.98	11,662	1%	117

	December 31, 2018
				Sensitivity analysis
Financial assets	Foreign currency amount (in thousands)	Exchange rate	Book value (in NTD)	Degree of variation	Effect on profit or loss
Monetary items
USD:NTD	$4,437	30.72	$136,305	1%	$1,363
HKD:NTD	357	3.92	1,399	1%	14
EUR:NTD	334	35.20	11,757	1%	118
RMB:NTD	910	4.47	4,068	1%	41
EUR:USD	259	1.15	9,117	1%	91
Financial liabilities
Monetary items
USD:NTD	2,070	30.72	63,590	1%	636
USD:JPY	201	110.42	6,175	1%	62

iii.	The total exchange gain or loss, including realised and unrealised, arising from significant foreign exchange variation on the monetary items held by the Group for the years ended December 31, 2019 and 2018, amounted to loss of $7,314 and gain of $1,240, respectively.

~51~

(b)	Credit risk

i.	Credit risk refers to the risk of financial loss to the Group arising from default by the clients or counterparties of financial instruments on the contract obligations. The main factor is that counterparties could not repay in full the accounts receivable based on the agreed terms and the financial assets at amortised cost.

ii.	The Group manages their credit risk taking into consideration the entire group’s concern. For banks and financial institutions, only independently rated parties with a minimum rating of ‘A’ are accepted. According to the Group’s credit policy, each local entity in the Group is responsible for managing and analysing the credit risk for each of their new clients before standard payment and delivery terms and conditions are offered. Internal risk control assesses the credit quality of the customers, taking into account their financial position, past experience and other factors. Individual risk limits are set based on internal or external ratings in accordance with limits set by the Board of Directors. The utilisation of credit limits is regularly monitored.

iii.	The default occurs when the contract payments are past due over 180 days.

iv.	The Group adopts following assumptions under IFRS 9 to assess whether there has been a significant increase in credit risk on that instrument since initial recognition:

If the contract payments were past due over 30 days based on the terms, there has been a significant increase in credit risk on that instrument since initial recognition.

v.	The Group classifies customers’ accounts receivable in accordance with geographic area and credit rating of customer. The Group applies the modified approach to estimate expected credit loss under the provision matrix basis.

vi.	The Group used the forecastability of Chung-hua Institute for Economic Research’s Taiwan economic forecast to adjust historical and timely information to assess the default possibility of accounts receivable. The expected credit loss of accounts receivable that were not past due and past due was not significant on December 31, 2019 and 2018.

(c)	Liquidity risk

i.	Cash flow forecasting is performed in the operating entities of the Group and aggregated by the Group’s finance department. The Group’s finance department monitors rolling forecasts of the Group’s liquidity requirements to ensure it has sufficient cash to meet operational needs.

~52~

ii.	Surplus cash held by the operating entities over and above balance required for working capital management are transferred to the Group’s finance department. The Group’s finance department invests surplus cash in interest bearing current accounts and time deposits, choosing instruments with appropriate maturities or sufficient liquidity to provide sufficient head-room as determined by the above-mentioned forecasts. As at December 31, 2019 and 2018, the Group held money market position of $1,081,211 and $333,399, respectively, that are expected to readily generate cash inflows for managing liquidity risk.

iii.	The table below analyses the Group’s non-derivative financial liabilities and net-settled or gross-settled derivative financial liabilities into relevant maturity groupings based on the remaining period at the balance sheet date to the contractual maturity date for non-derivative financial liabilities. The amounts disclosed in the table are the contractual undiscounted cash flows.

	Less than	Between 2
	1 year	and 5 years	Over 5 years
Non-derivative financial liabilities:
December 31, 2019
Financial liabilities at fair value through profit or loss	$1,691,015	$-	$-
Accounts payable	4,952	-	-
Other payables (including related parties)	166,174	-	-
Lease liabilities (Note)	7,562	5,419	-
Guarantee deposits received	-	776	-

Note: The amount included the interest of estimated future payments.

	Less than	Between 2
	1 year	and 5 years	Over 5 years
Non-derivative financial liabilities:
December 31, 2018
Financial liabilities at fair value through profit or loss	$936,001	$-	$-
Other payables (including related parties)	134,313	-	-
Guarantee deposits received	-	776	-

(3)	Fair value information

A.	The different levels that the inputs to valuation techniques are used to measure fair value of financial and non-financial instruments have been defined as follows:

Level 1:	Quoted prices (unadjusted) in active markets for identical assets or liabilities that the entity can access at the measurement date. A market is regarded as active where a market in which transactions for the asset or liability take place with sufficient frequency and volume to provide pricing information on an ongoing basis.

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Level 2:	Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3:	Unobservable inputs for the asset or liability. The fair value of the Group’s compound instrument such as convertible preference shares is included in Level 3.

B.	The carrying amounts of the Group’s financial instruments not measured at fair value (including cash and cash equivalents, current financial assets at amortised cost, notes receivable, accounts receivable, other receivables (including related parties), guarantee deposits paid, accounts payable, other payables (including related parties) and guarantee deposits received) are approximate to their fair values.

C.	The related information of financial instruments measured at fair value by level on the basis of the nature, characteristics and risks of the liabilities at December 31, 2019 and 2018 are as follows:

(a)	The related information of natures of the liabilities is as follows:

	Level 1	Level 2	Level 3	Total
December 31, 2019
Liabilities
Recurring fair value measurements
Financial liabilities at fair value through profit or loss
Compound instrument:
Convertible preference shares	$-	$-	$1,691,015	$1,691,015

	Level 1	Level 2	Level 3	Total
December 31, 2018
Liabilities
Recurring fair value measurements
Financial liabilities at fair value through profit or loss
Compound instrument:
Convertible preference shares	$-	$-	$936,001	$936,001

(b)	The methods and assumptions the Group used to measure fair value are as follows:

i.	The fair value of financial instruments without active markets is measured by using valuation techniques or by reference to counterparty quotes. The fair value of financial instruments measured by using valuation techniques can be referred to current fair value of instruments with similar terms and characteristics in substance, discounted cash flow method or other valuation methods, including calculated by applying model using market information available at the consolidated balance sheet date (i.e. yield curves on the Taipei Exchange, average commercial paper interest rates quoted from Reuters).

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ii.	The output of valuation model is an estimated value and the valuation technique may not be able to capture all relevant factors of the Group’s financial and non-financial instruments. Therefore, the estimated value derived using valuation model is adjusted accordingly with additional inputs, for example, model risk or liquidity risk and etc. In accordance with the Group’s management policies and relevant control procedures relating to the valuation models used for fair value measurement, management believes adjustment to valuation is necessary in order to reasonably represent the fair value of financial and non-financial instruments at the consolidated balance sheet. The inputs and pricing information used during valuation are carefully assessed and adjusted based on current market conditions.

iii.	The Group takes into account adjustments for credit risks to measure the fair value of financial and non-financial instruments to reflect credit risk of the counterparty and the Group’s credit quality.

D.	The following chart is the movement of Level 3 for the years ended December 31, 2019 and 2018:

	2019
	Compound instrument: Convertible preference shares	Non-hedging derivative instrument	Total
At January 1	$936,001	$-	$936,001
Gains and losses recognised in profit or loss
Recorded as non-operating income and expenses	28,932	-	28,932
Issued in the period	772,750	-	772,750
Net exchange differences	(46,668)	-	(46,668)
At December 31	$1,691,015	$-	$1,691,015

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	2018
	Compound instrument: Convertible preference shares	Non-hedging derivative instrument	Total
At January 1	$751,498	$4,115	$755,613
Gains and losses recognised in profit or loss
Recorded as non-operating income and expenses	-	2,369	2,369
Issued in the period	150,750	-	150,750
Exercised in the period	6,538	(6,538)	-
Net exchange differences	27,215	54	27,269
At December 31	$936,001	$-	$936,001

E.	For the years ended December 31, 2019 and 2018, there was no transfer into or out from Level 3.

F.	The following is the qualitative information of significant unobservable inputs and sensitivity analysis of changes in significant unobservable inputs to valuation model used in Level 3 fair value measurement:

	Fair value at December 31, 2019	Valuation technique	Significant unobservable input	Relationship of inputs to fair value
Compound instrument:
Convertible preference shares	$1,691,015	Market approach	Discount for lack of marketability, discount for lack of control	The higher the discount for lack of marketability, the lower the fair value; the higher the discount for lack of control, the lower the fair value

	Fair value at December 31, 2018	Valuation technique	Significant unobservable input	Relationship of inputs to fair value
Compound instrument:
Convertible preference shares	$936,001	Discounted cash flow method	Long-term revenue growth rate, weighted average cost of capital, long-term pre-tax operating margin, discount for lack of marketability, discount for lack of control	The higher the discount for lack of marketability, the lower the fair value; the higher the weighted average cost of capital and discount for lack of control, the lower the fair value; the higher the long-term revenue growth rate and long-term pre-tax operating margin, the higher the fair value

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G.	The Group has carefully assessed the valuation models and assumptions used to measure fair value. However, use of different valuation models or assumptions may result in different measurement. The following is the effect of profit or loss from financial liabilities categorised within Level 3 if the inputs used to valuation models have changed:

			December 31, 2019
			Recognised in profit or loss
	Input	Change	Favourable change	Unfavourable change
Financial liabilities
Compound instrument: Convertible preference shares	Discount for lack of marketability and discount for lack of control	±1%	$16,910	$(16,910)

			December 31, 2018
			Recognised in profit or loss
	Input	Change	Favourable change	Unfavourable change
Financial liabilities
Compound instrument: Convertible preference shares	Discount for lack of marketability and discount for lack of control	±1%	$9,360	$(9,360)

13.	SUPPLEMENTARY DISCLOSURES

(1)	Significant transactions information

A.	Loans to others: Please refer to table 1.

B.	Provision of endorsements and guarantees to others: None.

C.	Holding of marketable securities at the end of the period (not including subsidiaries, associates and joint ventures): None.

D.	Acquisition or sale of the same security with the accumulated cost exceeding NT$300 million or 20% of the Company’s paid-in capital: Please refer to table 2.

E.	Acquisition of real estate reaching NT$300 million or 20% of paid-in capital or more: None.

F.	Disposal of real estate reaching NT$300 million or 20% of paid-in capital or more: None.

G.	Purchases or sales of goods from or to related parties reaching NT$100 million or 20% of paid-in capital or more: Please refer to table 3.

H.	Receivables from related parties reaching NT$100 million or 20% of paid-in capital or more: None.

I.	Trading in derivative instruments undertaken during the reporting periods: None.

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J.	Significant inter-company transactions during the reporting periods: Please refer to table 4.

(2)	Information on investees

Names, locations and other information of investee companies (not including investees in Mainland China): Please refer to table 5.

(3)	Information on investments in Mainland China

A.	Basic information: Please refer to table 6.

B.	Significant transactions, either directly or indirectly through a third area, with investee companies in the Mainland Area: Please refer to table 4.

14.	SEGMENT INFORMATION

(1)	General information

The Group operates business only in a single industry. The Board of Directors who allocates resources and assesses performance of the Group as a whole, has identified that the Group has only one reportable operating segment.

(2)	Measurement of segment information

A.	The accounting policies for operating segments are the same as those summarised in Note 4 of the financial statements.

B.	The Group uses segment revenue and operating income as the basis for evaluating performance and has eliminated the impact of inter-segment transactions. The segment assets are excluded from the above performance evaluation.

(3)	Information about segment profit or loss, assets and liabilities

The segment information provided to the chief operating decision-maker for the reportable segments is as follows:

	Year ended December 31, 2019	Year ended December 31, 2018
Segment Revenue	$737,355	$351,351
Segment Operating Loss	$(14,949)	$(269,570)
Depreciation and amortisation	$12,164	$21,819

The adoption of IFRS 16, ‘Leases’, had the following impact on the segment information in 2019.

Year ended December 31, 2019
Depreciation expense increased	$6,534

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(4)	Reconciliation for segment loss

A.	Sales between segments are carried out at arm’s length. The revenue from external customers reported to the chief operating decision-maker is measured in a manner consistent with that in the statement of comprehensive income.

B.	A reconciliation of reportable segment loss to the loss before tax from continuing operations for the years ended December 31, 2019 and 2018 is as follows:

	Year ended December 31, 2019	Year ended December 31, 2018
Reportable segments loss	$(14,949)	$(269,570)
Interest income	4,878	1,028
Exchange (losses) gains	(7,314)	1,240
Finance costs	(148)	-
Subsidy from government	20,363	10,115
Loss on financial liabilities at fair value through profit or loss	(28,932)	(2,369)
Others	984	1,030
Loss before tax from continuing operations	$(25,118)	$(258,526)

(5)	Information on products and services

Please refer to Note 14(3).

(6)	Geographical information

Geographical information for the years ended December 31, 2019 and 2018 is as follows:

	Year ended December 31, 2019		Year ended December 31, 2018
	Revenue	Non-current assets	Revenue	Non-current assets
Taiwan	$3,400	$24,938	$26,158	$10,126
United States	439,247	81	154,453	171
France	68,354	-	42,806	-
China	59,759	-	32,005	-
Japan	81,383	114	29,784	38
Others	85,212	-	66,145	956
	$737,355	$25,133	$351,351	$11,291

Geographical information on the revenue shows the location in which sales were generated. Non-current assets refer to property, plant and equipment, right-of-use assets and intangible assets.

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(7)	Major customer information

Major customer information of the Group for the years ended December 31, 2019 and 2018 is as follows:

	Year ended December 31, 2019	Year ended December 31, 2018
	Revenue	Revenue
Client A	$109,840	$36,408
Client B	98,108	1,975
Client C	58,210	46,139

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PERFECT CORP. AND SUBSIDIARIES

Loans to others

Year ended December 31, 2019

Table 1	Expressed in thousands of NTD

(Except as otherwise indicated)

No. (Note 1)	Creditor	Borrower	General ledger account (Note 2)	Is a related party	Maximum outstanding balance during the year ended December 31, 2019 (Note 3)	Balance at December 31, 2019	Actual amount drawn down	Interest rate	Nature of loan (Note 4)	Amount of transactions with the borrower (Note 5)	Reason for short-term financing (Note 6)	Allowance for uncollectible accounts			Limit on loans granted to a single party (Note 7)	Ceiling on total loans granted (Note 7)	Footnote

Collateral
													Item	Value
0	Perfect Corp.	Perfect Mobile Corp. (Taiwan)	Other receivables	Y	$ 136,939	$-	$-	-	Short-term financing	$-	Operational needs	$-	-	$-	Note 8	Note 8
0	Perfect Corp.	Perfect Mobile Corp. (B.V.I.)	Other receivables	Y	7,693	-	-	-	Short-term financing	-	Operational needs	-	-	-	Note 9	Note 9

Note 1:	The numbers filled in for the loans provided by the Company or subsidiaries are as follows:

(1)	The Company is ‘0’.

(2)	The subsidiaries are numbered in order starting from ‘1’.

Note 2:	Fill in the name of account in which the loans are recognised, such as receivables–related parties, current account with stockholders, prepayments, temporary payments, etc.

Note 3: Fill in the maximum outstanding balance of loans to others during the year ended December 31, 2019.

Note 4: The column of ‘Nature of loan’ shall fill in ‘Business transaction or ‘Short-term financing’.

Note 5:	Fill in the amount of business transactions when nature of the loan is related to business transactions, which is the amount of business transactions occurred between the creditor and borrower in the current year.
Note 6:	Fill in purpose of loan when nature of loan is for short-term financing, for example, repayment of loan, acquisition of equipment, working capital, etc.

Note 7:	(1)	The total amount of loans made by the Company shall not exceed 40% of the net assets based on the latest audited or reviewed financial statements of the Company, and the amount of loans made by the Company for any single entity shall not exceed 30% of the net assets based on the latest audited or reviewed financial statements of the Company.

(2)	For loans granted to or between the foreign subsidiaries direct and indirect wholly-owned by the Company, the total amount of loans made by the Company shall not exceed the net assets based on the latest audited or reviewed financial statements of the Company, and the amount of loans made by the Company for any single entity shall not exceed 70% of the net assets based on the latest audited or reviewed financial statements of the Company.

Note 8:	The Company’s net assets were negative, which exceeded the limitations set out in the policy. However, the Board of Directors of the subsidiary - Perfect Mobile Corp. (Taiwan) during its meeting on September 16, 2019 resolved the debt capitalisation and cash capital increase. The registration is still in process.

Note 9:	The Company’s net assets were negative, which exceeded the limitations set out in the policy. However, the subsidiary - Perfect Mobile Corp.(B.V.I.) repaid the loans in February 2019.

PERFECT CORP. AND SUBSIDIARIES

Acquisition or sale of the same security with the accumulated cost exceeding $300 million or 20% of the Company's paid-in capital

Year ended December 31, 2019

Table 2	Expressed in thousands of NTD

(Except as otherwise indicated)

				Relationship	Balance as at		Addition		Disposal
	Marketable	General		with	January 1, 2019		(Note 3)		(Note 3)				Balance as at December 31, 2019
	securities	ledger	Counterparty	the investor	Number of		Number of		Number of			Gain (loss) on	Number of
Investor	(Note 1)	account	(Note 2)	(Note 2)	shares	Amount	shares	Amount	shares	Selling price	Book value	disposal	shares	Amount
Perfect Corp.	Stocks of Perfect	Investments accounted	Perfect Mobile Corp.	Subsidiary	21,000,000	$1,336	7,000,000	$425,727	-	$-	$(32,906)	$-	28,000,000	$394,157
	Mobile Corp. (Taiwan)	for using equity method	(Taiwan)					(Note 5)			(Note 6)		(Note 7)

Note 1:	Marketable securities in the table refer to stocks, bonds, beneficiary certificates and other related derivative securities.
Note 2:	Fill in the columns the counterparty and relationship if securities are accounted for under the equity method; otherwise leave the columns blank.
Note 3:	Aggregate purchases and sales amounts should be calculated separately at their market values to verify whether they individually reach NT$300 million or 20% of paid-in capital or more.
Note 4:	Paid-in capital referred to herein is the paid-in capital of parent company. In the case that shares were issued with no par value or a par value other than NT$10 per share, the 20 % of paid-in capital shall be replaced by 10% of equity attributable to owners of the parent in the calculation.
Note 5:	The amount includes the loans granted to others of $141,187 (shown as other receivables) transferred to share capital.
Note 6:	The amount refers to investment losses, actuarial gain or loss, capital surplus and currency translation differences.
Note 7:	The Board of Directors of the subsidiary - Perfect Mobile Corp. (Taiwan) during its meeting on September 16, 2019 resolved the debt capitalisation and cash capital increase. The registration is still in process.

PERFECT CORP. AND SUBSIDIARIES

Purchases or sales of goods from or to related parties reaching NT$100 million or 20% of paid-in capital or more

Year ended December 31, 2019

Table 3	Expressed in thousands of NTD

(Except as otherwise indicated)

Differences in transaction terms
compared to third party
			Transaction				transactions		Notes/accounts receivable (payable)
					Percentage of					Percentage of
		Relationship with the	Purchases		total purchases					total notes/accounts
Purchaser/seller	Counterparty	counterparty	(sales)	Amount	(sales)	Credit term	Unit price	Credit term	Balance	receivable (payable)	Footnote
Perfect Mobile Corp. (Taiwan)	Perfect Corp. (USA)	Sub-subsidiary	Sales	$109,296	28.5%	90 days	Note	-	$91,202	57.6%

Note: Goods are sold based on the price lists in force and terms that would be available to third parties. Sales of services are negotiated with related parties based on the mutual agreement.

PERFECT CORP. AND SUBSIDIARIES

Significant inter-company transactions during the reporting periods

Year ended December 31, 2019

Table 4	Expressed in thousands of NTD

(Except as otherwise indicated)

				Transaction
Number (Note 1)	Company name	Counterparty	Relationship (Note 2)	General ledger account	Amount	Transaction terms	Percentage of consolidated total operating revenues or total assets (Note 3)
1	Perfect Mobile Corp. (Taiwan)	Perfect Corp. (USA)	3	Sales revenue	$109,296	Note 5	14.8%
		Perfect Corp. (USA)	3	Accounts receivable	91,202	Note 5	6.8%
		Perfect Corp. (USA)	3	Other income	11,958	Note 4	1.6%
		Perfect Corp. (Japan)	3	Sales revenue	34,447	Note 5	4.7%
		Perfect Corp. (Japan)	3	Accounts receivable	26,271	Note 5	2.0%
		Perfect Corp. (Shanghai)	3	Sales revenue	21,640	Note 5	2.9%
		Perfect Corp. (Shanghai)	3	Accounts receivable	10,279	Note 5	0.8%

Note 1:	The numbers filled in for the transaction company in respect of inter-company transactions are as follows:

(1) Parent company is ‘0’.

(2) The subsidiaries are numbered in order starting from ‘1’.

Note 2:	Relationship between transaction company and counterparty is classified into the following three categories; fill in the number of category each case belongs to (If transactions between parent company and subsidiaries or between subsidiaries refer to the same transaction, it is not required to disclose twice. For example, if the parent company has already disclosed its transaction with a subsidiary, then the subsidiary is not required to disclose the transaction; for transactions between two subsidiaries, if one of the subsidiaries has disclosed the transaction, then the other is not required to disclose the transaction.):

(1) Parent company to subsidiary.

(2) Subsidiary to parent company.

(3) Subsidiary to subsidiary.

Note 3:	Regarding percentage of transaction amount to consolidated total operating revenues or total assets, it is computed based on period-end balance of transaction to consolidated total assets for balance sheet accounts and based on accumulated transaction amountfor the period to consolidated total operating revenues for income statement accounts.

Note 4:	The above management service fees, etc. are based on the mutual agreement.

Note 5:	Goods are sold based on the price lists in force and terms that would be available to third parties. Sales of services are negotiated with related parties based on the mutual agreement, and the credit term is within three months after the sales.
Note 6:	Transaction amounts over NT$10,000 are disclosed; transactions are disclosed from the assets and revenue sides.

PERFECT CORP. AND SUBSIDIARIES

Information on investees

Year ended December 31, 2019

Table 5	Expressed in thousands of NTD

(Except as otherwise indicated)

									Net profit (loss)	Investment income(loss)
									of the investee for the	recognised by the Company
				Initial investment amount		Shares held as at December 31, 2019			year ended December 31,	for the year
	Investee		Main business	Balance	Balance		Ownership		2019	ended December 31, 2019
Investor	(Notes 1 and 2)	Location	activities	as at December 31, 2019	as at December 31, 2018	Number of shares	(%)	Book value	(Note 2(2))	(Note 2(3) )	Footnote
Perfect Corp.	Perfect Mobile Corp.	Taiwan	Design, development and	$864,743	$462,981	28,000,000	100%	$394,157	$(37,166)	$(37,166)	Subsidiary
	(Taiwan)		marketing of mobile	(USD 28,844 thousand)	(USD 15,071 thousand)	(Note 3)
			applications
Perfect Corp.	Perfect Corp.(USA)	U.S.A.	Sales of mobile applications	413,724	423,936	1,380,000	100%	130,171	51,282	51,282	Subsidiary
				(USD 13,800 thousand)	(USD 13,800 thousand)
Perfect Corp.	Perfect Corp.(Japan)	Japan	Sales of mobile applications	41,163	42,179	3,240	100%	22,188	24,456	24,456	Subsidiary
				(USD 1,373 thousand)	(USD 1,373 thousand)
Perfect Corp.	Perfect Mobile Corp.	British Virgin	Investment activities	119,920	122,880	40,000,000	100%	94,382	232	232	Subsidiary
	(B.V.I.)	Islands		(USD 4,000 thousand)	(USD 4,000 thousand)

Note 1:	If a public company is equipped with an overseas holding company and takes consolidated financial report as the main financial report according to the local law rules, it can only disclose the information of the overseas holding company about the disclosure of related overseas investee information.

Note 2:	If situation does not belong to Note 1, fill in the columns according to the following regulations:

(1)	The columns of ‘Investee’, ‘Location’, ‘Main business activities’, Initial investment amount’ and ‘Shares held as at December 31, 2019’ should fill orderly in the Company’s (public company’s) information on investees and every directly or indirectly controlled investee’s investment information, and note the relationship between the Company (public company) and its investee each (ex. direct subsidiary or indirect subsidiary) in the ‘footnote’ column.

(2)	The ‘Net profit (loss) of the investee for the year ended December 31, 2019’ column should fill in amount of net profit (loss) of the investee for this period.

(3)	The ‘Investment income (loss) recognised by the Company for the year ended December 31, 2019’ column should fill in the Company (public company) recognised investment income (loss) of its direct subsidiary and recognised investment income (loss) of its investee accounted for under the equity method for this period.

When filling in recognised investment income (loss) of its direct subsidiary, the Company (public company) should confirm that direct subsidiary’s net profit (loss) for this period has included its investment income (loss) which shall be recognised by regulations.

Note 3:	The Board of Directors of the subsidiary - Perfect Mobile Corp. (Taiwan) during its meeting on September 16, 2019 resolved the debt capitalisation and cash capital increase. The registration is in process.

PERFECT CORP. AND SUBSIDIARIES

Information on investments in Mainland China

Year ended December 31, 2019

Table 6	Expressed in thousands of NTD

(Except as otherwise indicated)

					Amount remitted from Taiwan							Accumulated
				Accumulated	to Mainland China/		Accumulated			Investment income		amount
				amount of	Amount remitted back		amount		Ownership	(loss) recognised		of investment
				remittance from	to Taiwan for the year		of remittance		held by	by the Company	Book value of	income
				Taiwan to	ended December 31, 2019		from Taiwan to		the	for the year	investments in	remitted back to
			Investment	Mainland China	Remitted to		Mainland China	Net income of	Company	ended December 31,	Mainland China	Taiwan as of
Investee in	Main business		method	as of January 1,	Mainland	Remitted back	as of December 31,	investee as of	(direct or	2019	as of December 31,	December 31,
Mainland China	activities	Paid-in capital	(Note 1)	2019	China	to Taiwan	2019	December 31, 2019	indirect)	(Note 2(2)C)	2019	2019	Footnote
Perfect Corp. (Shanghai)	Sales of mobile applications	$64,667	(1)	$-	$-	$-	$-	$5,343	100%	$5,343	$30,208	$-	Note 3
		(USD 2,157 thousand)

	Accumulated	Investment
	amount of	amount approved	Ceiling on
	remittance	by the	investments in
	from Taiwan	Investment	Mainland China
	to Mainland	Commission of	imposed by the
	China	the Ministry of	Investment
	as of December 31,	Economic	Commission of
Company name	2019	Affairs (MOEA)	MOEA
Not applicable to foreign issuer	$-	$-	$-

Note 1:	Investment methods are classified into the following three categories; fill in the number of category each case belongs to:

(1)	Directly invest in a company in Mainland China.

(2)	Through investing in an existing company in the third area, which then invested in the investee in Mainland China.

(3)	Others

Note 2:	In the ‘Investment income (loss) recognised by the Company for the year ended December 31, 2019’ column:

(1)	It should be indicated if the investee was still in the incorporation arrangements and had not yet any profit during this period.

(2)	Indicate the basis for investment income (loss) recognition in the number of one of the following three categories:

A.	The financial statements that are audited and attested by international accounting firm which has cooperative relationship with accounting firm in R.O.C.

B.	The financial statements that are audited and attested by R.O.C. parent company’s CPA.

C.	The financial statements that are audited and attested by parent company’s CPA.
Note 3:	The numbers in this table are expressed in New Taiwan Dollars.